Exhibit 99.1

Statement	Company Response
Date: 2022-12-07 - Ashley On - Health & Fitness - “Podcast focused on good things: Health & Wellness, Spirituality and All Things New!” “the major benefits and support for brain health that come from lion’s mane or reishi and cordyceps and other mushrooms”	We have not conducted any research supporting statements that lion’s mane, reishi, cordyceps, or other functional mushrooms support brain health or provide other major benefits. This statement should not be relied on. We do not intend to market lion’s mane, reishi or cordyceps for medical use or claim that they can improve brain health.
“[The company name First Person] ties into our interest and our belief that psychedelics, particularly psychedelic mushrooms, play a very important role in the future of brain health and one of the most important components that could actually improve your brain over time, because there’s a theory that in history and evolution that these mushrooms potentially played.”	There is no evidence or proof of psychedelic mushrooms having a positive role in human history and evolution. We have not conducted any research supporting claims that psychedelic mushrooms could improve brain health over time, and we do not intend to market any products for medical use.
“psychedelics are known now to grow new neurons, new brain cells, neuroplasticity”	We have not conducted any research supporting claims that psychedelics are “known now” to grow new neurons, brain cells, neuroplasticity. These claims should not be given any credence.
“how did you get to mushrooms for Alzheimer’s prevention”	Mushrooms do not prevent Alzheimer’s. There is no scientific, medical or other basis of which we are aware to support the host’s statement implying that mushrooms may prevent Alzheimer’s disease.
“Lion’s mane has been shown in studies - numerous studies - to increase . . . a growth hormone . . . that helps new neural outgrowth, [and] the myelination of your current neurons as well. . . . spurring neural outreach and outgrowth and myelination of your neurons is kind of the fundamental basis of neuronal health, taking care of the neurons themselves . . . lion’s mane does that[.] Cordyceps does some amazing things as far as survivability, you know, from lack of oxygen and stuff, from stroke. It’s things like that. It has the potential to help people from like concussions or TBIs from sports injuries . . . And same thing with psychedelics, that new neural outgrowth potential and that neuroplasticity”	We do not know which “numerous studies” the speaker is referring to. We have not conducted any research that shows lion’s mane, cordyceps, or any other varieties of functional mushrooms or psychedelic mushrooms increase myelin production, decrease the symptoms of strokes or brain injuries, or otherwise have a potential positive effect on brain health. The speaker’s claims should not be believed.
“Lion’s mane is amazing. . . . [G]et on a regiment of a really high quality lion’s mane extract, you feel, your brain feels amazing and it just can’t be denied. Particularly if you go for about a week or two and then you get off of it and you’re like, wow, that stuff really, really works. And everybody that we’ve turned onto it says the same thing. This is amazing. I’ve got friends that’ve been on Adderall. They’re saying this lion’s mane extract you guys created is as good as my Adderall.”	This statement is a subjective conclusion that lacks scientific or medical support. There is no evidence that lion’s mane is comparable to Adderall. These unsubstantiated anecdotal hearsay statements should be disregarded.
“one or two doses of mushrooms - just amazing what that does for depression”	We have not conducted any research supporting the host’s statement that mushrooms---whether functional or psychedelic----have the ability to treat depression.
“these are some of the most safe compounds available compared to things that are completely legal and actually sold to us on a daily”	Mushrooms are not among the safest compounds available on the market. The FDA has evaluated prescription and over-the-counter drugs for safety, but has not evaluated the safety of our mushrooms or other products.
“[Psychedelic mushroom] is for therapeutic. It’s controlled, it’s for PTSD and anxiety and depression. But at the same time, it is for general wellness . . .”	Psychedelic mushrooms have not been approved for treatment of any disease or condition, including post-traumatic stress disorder (PTSD), anxiety, or depression. We do not recommend using illegal substances. Psychedelic mushrooms contain psilocybin, a “controlled substance,” which is illegal under U.S. federal law and the laws of almost all states, and which the United Nations classifies as a drug with a high potential for abuse or no recognized medical uses.

1

Statement	Company Response
“We grow our own [mushrooms], actually. So we really couldn’t find what we wanted as far as a North American, organic, fully extracted, no grain or fillers, mushroom product available on the market. So we created it, basically. We’ve got a farm in the Pacific Northwest, where right now we’re cranking out some lion’s mane, and we’re following that up with cordyceps and reishi. And we developed our own extraction technique . . . it’s a multi-step extraction technique that fully releases the compounds, the medicinal compounds from the cell walls of the mushrooms to make it bioavailable for us as humans.”	We are not able to substantiate claims that (i) the extraction process we developed fully releases the compounds from the cell walls of mushrooms, (ii) those compounds have any medicinal value or (iii) when introduced to the body, those compounds would enter the circulation and have any active or beneficial effect (i.e., bioavailable).
“These first [formulations] were created with microdosing in mind. [W]hen we were conceiving them, they were essentially stacks to go with a microdosing protocol.”	We have not conducted any research and development involving microdosing of psychedelic mushrooms.
“The Sunbeam product, we’ve tried our best to target the dopamine system. And then you could complement that with a microdosing protocol, which targets the serotonin system. So then you combine your serotonin and your dopamine - for me, is a really good combination for getting a lot of stuff done in the day.”	We have not conducted research to support statements that ingredients in its Sunbeam supplement product can stimulate the production of dopamine, can effectively target the serotonin or dopamine systems, or can boost energy or increase productivity.
“The Golden Hour was really for a mood, for a relaxed focus, . . . [to] just take a little bit of the edge off of something, go into a meditation practice with and help you get into the zone. Something that you could grab when the day goes off the rail just to help bring you back to center. And then after we created [Sunbeam and Golden Hour], we figured out from feedback of other people, when you combine them, it’s an amazing combination. And now we call that the Golden Sun. [It] almost feels like you’re microdosing. It’s a happy, relaxed alert, get your feet tapping, makes you feel good. And that’s something we didn’t even expect . . .”	We have not conducted research (and are not aware of any research by others) supporting statements implying that our Golden Hour supplement product promotes relaxation or improves mood, or that Golden Hour combined with Sunbeam may have the effect of a happy, relaxed, and alert feeling.

2

Statement	Company Response
“The Moonlight was formulated for a sleep formula with brain health in mind. So a lot of sleep formulas are to make you go to sleep. That’s not what this is. This is to keep you in deep cycle sleep[,] where your brain actually clears the waste out and enables you to start fresh the next day. So we formulated this with that in mind. It works amazing.”	This statement has no scientific or medical support and its claims of how our Moonlight product can improve brain health or sleep quality or result in a fresh start the next day are untested and unproven.
Host: “I think you, you’ve got GABA in that product, right?”

Company Rep: “ Yeah. . . . [E]verything in the formulations are to optimize your levels of those neurotransmitters, so we’re not artificially stimulating by dumping a bunch of hormones or anything in there. . . . [The Moonlight product] is to support GABA production in your brain. . . . and then the other two support dopamine [and] oxytocin[, respectively.]”	No research has been conducted to show that our Moonlight product supports production of Gamma-Aminobutyric acid (GABA), dopamine or oxytocin, or that it can improve levels of neurotransmitters.
Host: “So how do you measure the amount of mushrooms that you have in each capsule? . . .”

Company Rep: “We’ve had a couple of parameters. One: 2-capsule dose size, no more than that. And two: Everything had to be at the efficacious dose with studies to back it up. That limits us on how many total different individual ingredients we could put in there. So it made quite complex to get it right. But everything is at an efficacious dose to fit into two, those two capsules.”	We did not conduct studies to determine efficacious dosing. Rather, we rely on our expert advisors for such information. These statements should not be relied on as an indication of the efficacy of the ingredients. Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator.
“We’re working behind the scenes right now. We’ve been working hard to build the company and get it to launch state and get products out on market . . .”	The Company was formed on January 21, 2021. While at the time this statement was made, we had not yet launched any products, we subsequently launched a line of cognitive supplements on March 1, 2022.

Date: 2022-07-06 -
The Bliss Project - Education - “We decided to start this podcast to share topics and information we are passionate about, and our intention is to share a positive message as we dive into wellness, spirituality, self-love, alignment and how life evolves along the way... And while having fun, of course.”

“. . . [we] found out, hey, [psychedelic mushrooms are] actually a medicine and potentially the Holy Grail of medicine for brain health.”

This is an unsupported and vast overstatement of the potential of psychedelic mushrooms for brain health. Psilocybin mushrooms are not “medicine” or recommended for medical use and we do not intend to market any products for medical use. We are not aware of any research supporting assertions that psychedelic mushrooms have a positive impact on brain health. Although many may express shown interest in the potential for psychedelic mushrooms to improve brain health, we believe the statement that psychedelic mushrooms are “potentially the Holy Grail” of medicine for brain health is unsupported and a vast overstatement.

“I tried to go to bed after taking a bunch of lion’s mane. . . . I laid in bed and there was a light show going off in my head, and I’m like, I didn’t know that lion’s mane was psychedelic.”	Lion’s mane is not psychedelic. Ingesting high doses of lion’s mane will not cause hallucinations and we strongly warn against consuming more than the recommended dose.

3

Statement	Company Response
“I was in fitness and working out, and I wanted something that would give me a kick. [I tried cordyceps, and] I could do a longer run. . . . It just was like, oh, this is helping me work out harder. . . . Lion’s mane, I think that’s one specifically where you can really feel how much it turns on your brain. . . . [T]he beauty of mushrooms is you really can feel them right away. It doesn’t take a stacking period or a long period of time getting it in your body. You can take it that day and actually start to feel the effects of it.”	We have not conducted research indicating that cordyceps may improve energy or endurance, or that lion’s mane may have a positive impact on brain performance or brain health, or that functional mushrooms may have a rapid effect on the human body. There are no FDA-approved medical uses for cordyceps, lion’s mane, or other functional mushrooms. We do not intend to market any of its products for medical use.
“And like you said, this is a medicine. But it’s a medicine that you’re not taking.”	No, this is not a medicine. Neither our nutraceutical products nor psilocybin mushrooms are “medicine” or recommended for medical use. We do not intend to market any products for medical use.
“We started a mushroom farm as part of our company as well because we wanted the best lion’s mane that you could possibly grow, not adulterated with any other fillers, or we wanted to know where they came from.”	Our lion’s mane mushrooms are not the best that can possibly be grown. There have been no studies supporting such statements, nor do we believe that any such statements could be supported if such a study were conducted.
“They’re amazing formulations. . . . It’s not just mushrooms - there’s a synergy of numerous compounds that really work together.”	There have been no studies of how our numerous compounds work together. To characterize the formulations as “amazing” is unsubstantiated puffery.
“We wanted to have stacks that would complement a microdosing protocol. . . . [W]hen you really break down the science, you get into the neurotransmitters. And so psilocybin affects the serotonin receptors. And if you are taking supplements that are boosting serotonin and potentially flooding the serotonin receptors, it will inhibit the psychedelics from being able to attach to those receptors and do their job. . . . [W]e started with Sunbeam[,] saying, okay, let’s boost the levels of dopamine - because if you have deficient dopamine in your system, it affects you in a lot of ways. It really affects your ability to concentrate on a task. . . . So we wanted to boost the dopamine level so that you could intently take this Sunbeam product, potentially even with a psychedelic if you’re doing a microdosing protocol, and get down and buckle down and get some stuff done . . . . So that was that was our first formulation. . . . [I]t’s not only mushrooms - there’s other things in there that are intimately boosting dopamine in your system and enhancing your body’s ability to produce its own dopamine.”	We have done no research to support claims that psilocybin may affect serotonin receptors, the effects of boosting dopamine levels, whether any supplements inhibit the effects of psychedelics, or whether our products enhance the production of any neurotransmitters.

4

Statement	Company Response
“[The] second one that we set out to do was oxytocin with our Golden Hour product. . . . And so what we wanted to do is really support and boost oxytocin . . . [The] social connectivity theory behind this was really, hey, everybody needs to wind down, kind of bring it down, but not like go to sleep or just veg out, but really just kind of have a relaxed awareness . . . [T]ime to do meditation, yoga, be out with your kids, go surfing and just have a good time with your friends without adding alcohol potentially. Maybe you don’t need to have a couple drinks, maybe you don’t need to smoke a joint. Maybe you could do something that was still healthy for your brain. Like psychedelics and Golden Hour together or Golden Hour by itself. And to be honest with you, I didn’t know if we could get it done in nutraceutical format, but when we got the first tests back, it was mind blowing. It really did feel give you that really strong connection. And a lot of the customer feedback is, hey, wow, how did you guys do this? I really feel this product. It feels like there’s psilocybin in it and of course there’s not. There is no psilocybin in that. It’s just a really great formulation.”	We are not aware of any research conducted on our Golden Hour product supporting statements that it supports or boosts oxytocin, or that any boost in oxytocin that may be provided by Golden Hour helps to bring about a feeling of relaxed awareness or any other effect on mood or health. The tests of Golden Hour referred to in this statement were not medically-recognized placebo-controlled tests, so their results should not be relied on.
“Oh, that’s, that’s one thing that we noticed right away too [with complementing microdosing with the First Person supplements], is the afterglow on the days off [from microdosing]. . . . [T]he next day, it’s like, oh my gosh, I feel like I’m on a microdose again today, just like yesterday. . . . So my protocol after years of microdosing is really more once every once in a while and maybe a little bit stronger of a dose every once in a while. And then I use our First Person products in between. And I just don’t feel like it’s necessary to do it until I feel like I’m ready again. So it was an unexpected result because I was religious[ly] microdosing . . . for years now. And now I’ve really started to spread it out, as I don’t feel like it’s as necessary. And all this stuff is cumulative. So, you know, not only the psilocybin, but all of our products, the more you take them, the healthier your brain, the healthier you’re going to be. And it has an effect over time that builds up and that enables that.”	There is no proof that our supplement products complement microdosing or can simulate the effects of microdosing or reduce the frequency of microdosing. Nor is there any proof that any of our supplements lead to improved brain health or overall health.
“Moonlight targets GABA production and support for restful sleep. And it’s about restful restorative sleep. . . . In addition to the mushrooms[, there are other ingredients] in the Moonlight formulation as well. So they’re very synergistic with the reishi mushrooms and the adaptogenic properties of reishi.”	No research has been conducted to show that our Moonlight product improves production of GABA or improves sleep. There is no evidence that other ingredients in our Moonlight formulation are synergistic with reishi mushrooms. There are no FDA-approved medical uses for reishi or other functional mushrooms.

5

Statement	Company Response
“[Moonlight] took my deep cycle sleep from like 40 to 50 minutes to an hour and 40. . . . Now, I’m getting so much more time of deep, restful, restorative sleep . . . and I get up and I’m like charging. I’m not getting up and dragging my butt out of bed.”	This is an anecdotal statement of just one person and lacks scientific support. We have not conducted research (and are not aware of any other research) showing that our Moonlight product can improve sleep quality.
Host: “And I’d like to, if we can, go in a little bit more about microdosing and why it’s so helpful on the brain, like psilocybin and just whatever other components of that specific mushroom that is now being talked about so much because it can make such a significant change.” Company Rep: “It really can. . . . Why [high dose psilocybin] is so good for people with trauma is . . . it allows you to associate that memory without the trauma, without the pain. You still remember what happened, but it’s no longer directly connected [to the trauma or pain] because you have a new neural network that’s being connected in the brain. . . . Neurons that . . . fire together, wire together. . . . [That] becomes like a habitual brain path, a wiring. . . . [P]sychedelics can allow these neurons to kind of create a new path working its way around that pain. So now . . . it doesn’t immediately drop cortisol into your body and cause all this, you know, this anxiety and fear response that happens from that memory.”	The Company representative has no scientific or medical basis for these statements. We have not researched the effects of psilocybin or psychedelics on people with trauma, nor on their ability to generate a new neural network.
“From a microdosing perspective, . . . it really is triggering neurogenesis by increasing [unintelligible], which helps build new neurons. So this is the Holy Grail of it. So it’s building new neurons. It’s also building the dendrite spines that connect those neurons together and making them stronger. So really, it’s like the first time that we are recognizing that through your life, instead of hitting a plateau of your ability for your brain to function and then start to tail off as you age, . . . you’re able [to] actually add new neurons and build your brain stronger throughout your whole life so that when you’re 80, you’re actually operating at a way higher level than when you were when you’re 40 . . . , which is amazing. . . . So that’s the exciting part, that it is actually building new brain cells through neurogenesis.”	The speaker has stated a bold, but unsupported conclusion, that a brain can be stronger at age 80 than at age 40. We have not conducted research supporting statements implying that psilocybin or psychedelics can grow new neural networks, improve brain performance or health, or prevent cognitive decline.
Host: “And it’s treating the whole brain. So much of the pharmaceuticals that are out there only work in one specific part of the brain[,] from what I understand. The psilocybin and even the lion’s mane, these kind of things go in and treat the whole brain. They’re firing up the whole brain so it actually can start to heal itself.” Company Rep: “And anti-inflammatory, as well . . . [I]t does as well as a very strong anti-inflammatory agent in the brain . . .”	We have not conducted any research supporting statements that psychedelic mushrooms or lion’s mane can treat or promote healing of the brain or act as a strong anti-inflammatory agent. They have not been approved for treatment of any disease or condition.

6

Statement	Company Response
“Psychedelics have - for PTSD, anxiety and depression - such amazing potential. But . . . let’s not just pull people out of the river; let’s see why they’re jumping in in the first place. And I think that’s really the power of microdosing and therapeutic dosing of psychedelics - [it] is that it gives you that self-awareness and maybe prevents some of these problems from happening in the first place. And that’s from a company standpoint, that’s really [how] we’re approaching it . . . And even from a legalization standpoint, of course we want it to be medicinal, but we also want it to be for responsible adult consumption for that intent to let’s not let it get broken in the first place. And I think that’s a true power of psychedelics.”	Psychedelic mushrooms have not been approved for the prevention or treatment of any disease or condition, including PTSD, anxiety, or depression. Nor are they for general wellness. Psilocybin is a Schedule I controlled substance, which classification is for drugs that the U.S. Drug Enforcement Administration (DEA) considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. We do not intend to market any products for medical use.

“So dad was . . . nearing the end of his journey[, . . .] 13 years of diagnosed Alzheimer’s dementia. So he was pretty far gone at this stage. . . . . I gave him a stronger dose of about two and a half grams of mushroom powder in his coffee, and after about 45 minutes, he got up and started walking around the room and like picking stuff up and like looking in the vase and, like, instead of just kind of staring off into space, he was really fidgeting around. . . . He comes up behind [mom] and wraps his arms around her and says, ‘Honey, thank you for taking such good care of me.’ . . . He hadn’t said anything like that, . . . or really been that communicative in quite some time. So it was it was like a brief moment of lucidity. . . . She’s just like, What did you give him? Like mushrooms that we experiment with . . . And we just think it really helped him connect and us connect to him. And it was not a cure-all[;] it didn’t bring him back from dementia. But he talked. He would laugh, he would tell stories that were just wild and a mash-up of movies and his life.”	This is an anecdote of one person’s observations. We are not aware of any research that indicates psychedelic mushrooms can reduce symptoms or improve the lucidity of persons with dementia or Alzheimer’s.

7

Statement	Company Response
“We are really interested in exploring the components of the psychedelic mushrooms. So we have an operation in Jamaica where it’s fully legal, where we’re doing R&D and exploring the breakdown of the different tryptamines that are in the mushrooms because it’s beyond just psilocybin. . . . Anybody who’s taken mushrooms will tell you that different mushrooms give you different experiences. Well, why is that? Well, there’s other things in there, and it’s the combination and percentage of the different tryptamines that are possibly causing different things. . . . So we want to really explore why [that is;] there’s discoveries yet to be made . . . We’re going to find new things and new combinations that potentially do other things . . . for the brain or for the body - that’s going to be exciting for us. And we’re diving into that science in Jamaica[,] standardizing and analyzing and producing a standard product for microdosing and for the microdosing world. . . . Doing that research and standardizing the dosing[,] actually having a science running HPLC analysis of everything . . . and knowing what we’re producing down there and innovating products you know as well. And again, not just having capsules for people to take - [we’re] doing exciting and new things down there as well.”	We have not commenced operations in Jamaica. We have not conducted research and development involving psilocybin in Jamaica or anywhere else, including research to standardize dosing or involving HPLC analysis. We do not intend to produce any consumer products involving psilocybin, including products for microdosing, and have not produced any products in Jamaica.
“So everything we look at [in terms of] future product development is ‘is it good for the brain?’ . . . . So we’ve got some exciting developments coming up that we’re working on. You know, one of the things that we want to do and to complement what we already have going on with our first product offering is to enter into the functional drink world. . . . So . . . something that still gives that good feeling [one experiences from alcohol intake], similar to our Golden Hour. But let’s have that in a format that we’re used to: drinking a drink that we can share and have a personalization to it, because I like mine with a lime or a lemon and a slice of orange. And so we’re working on that. That’s an exciting product that we’re working on now that we’re going to release next year. And then in the psychedelic space in Jamaica, similar things along the line of exploring how it would be a consumer product and how it be integrated into our daily lives in a safe and responsible manner.”	There are no FDA-approved medical uses for lion’s mane, reishi, cordyceps, or other functional mushrooms. We do not intend to market any of our products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We are currently developing a functional beverage product and intend to commence sales of such product by the first quarter of 2024; however, we may encounter disruptions or delays, including supply chain issues, that cause us to postpone such launch date, or we may elect not to launch such product if we determine that doing so is not profitable or is otherwise not in our best interests. We have not conducted research and development involving psilocybin in Jamaica or anywhere else. We do not intend to produce psychedelic consumer products.

8

Statement	Company Response
“[I attended] a scientific conference about metabolic health, and I would say that 80% of the people that I talked to there were in favor of participating or prescribing to their patients microdosing and psychedelics. . .. I was blown away at how many people were already doing it for cancer, for mental health, for general well-being.”	The persons who were in favor of participating or prescribing microdosing and psychedelics to their patients were naturopathic doctors in the United States who were suggesting directing their patients to foreign jurisdictions where psilocybin and psychedelics are legal. Psychedelic mushrooms have not been approved for treatment of any disease or condition, including cancer or mental health conditions, nor are they for general wellness, and we have not conducted any research to support statements implying that large numbers of people are ingesting psychedelics to treat any diseases or conditions or to improve general well-being. We have not conducted research (and are not aware of any third-party research) supporting statements implying that psychedelics may prevent or cure cancer, and we do not intend to market any of our products for medical use.
“So I think what the mushrooms can do and the psychedelics can do is for you to really get to know yourself. . . . And at least from my experience with the mushrooms, . . . it feels as if it opens a portal of intelligence that gets transferred to you to allow you to really examine your being and your person, right? And to start to recognize your strengths, to recognize where you need improvement, and really be able to then deliver a better view to the world.”	We have not conducted research (and are not aware of any third-party research) supporting statements implying that psychedelics increase intelligence. This is a subjective statement of one person’s perceptions, which are not supported by scientific evidence and should not be relied on.
Date: 2022-09-09 - Elevate Your Brand - Business - “[T]he Elevate Your Brand podcast marries marketing, branding and entrepreneurship for a ménage à trois of insights. With charisma and curiosity, Laurel talks each entrepreneur through their insightful and inspiring stories to get to the heart of their personal and professional brand. Tune in each week to explore some of the most exciting new and growing brands in Los Angeles and the U.S. at large.” “I took my Sunbeam this morning, getting ready to have some really great firing activities in my brain today. . . . I get a lot and a lot of products. I am very skeptical. I come to this very kind of eyes wide open. But from day one, you could really feel the difference.”	We have not conducted research on our Sunbeam product or its ingredients indicating that those ingredients can increase brain activity or improve alertness or other effects that this speaker may claim to have experienced. Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator and we will not be submitting our products for FDA review or approval.
“So that’s that dopamine receptor system that we’re hitting with Sunbeam and it’s that motivation feeling.”	We have not conducted research supporting statements that Sunbeam or its ingredients increase motivation or affect dopamine receptors.
“[Sunbeam] feels like you’ve taken an extra cup of coffee - I take it and then I’m on my computer answering all my emails in like an hour or two. I was on friggin’ fire.”	We have not conducted research (and are not aware of any third-party research) supporting statements that Sunbeam or our other products increase productivity, alertness, or energy, or that they can produce the same effects as consuming coffee.

9

Statement	Company Response
“The Moonlight product is really targeting GABA and it’s a restful restorative sleep, not trying to knock you out with some melatonin or anything else. There’s no sedatives in there. Everything in there is to help you get into a deep restorative sleep by producing GABA, which really helps you get you into that really deep sleep. . . . The glial cells swell and you actually get the flushing out of your metabolic waste from the day. So if you don’t get that sleep that, you know, that’s the beginnings of problems in the brain, right, is when you’re not getting that flush-out. “	There are no FDA-approved medical uses for ingredients in our Moonlight product, including lion’s mane, reishi and cordyceps, or other functional mushrooms. No research has been done to show that our Moonlight product supports production of GABA or can result in deep restorative sleep.
“The evening one [(i.e., the Moonlight)] - I had the wildest dreams, like I was clearly in such deep REM sleep because that’s when your dream state happens. And I had the most insane, amazing dreams when I when I [took] that product.”	We are not aware of any research supporting claims that our Moonlight product or its ingredients improve sleep quality or affect dreams.
“My favorite go-to stack is the Sunbeam and the Golden Hour. And that combination, it’s been anecdotally reported back through users that when they take that stack, it feels like they’ve had a microdose. . . . It is very motivating. It’s very centering. It is a great stack for [socializing]. I can take it if I’ve got a night out, and it’s at a conference and I’ve got to be on point and talk to people and then have the dinner and then continue on. You know, it’s a great stack for that.”	Neither functional mushrooms nor any of our products are psychedelic. Ingesting Sunbeam and Golden Hour or any of our other products will not cause hallucinations or other effects specific to psychedelics or microdosing.
Host: “[Your products] are selling out left and right. I went on to buy some for a friend and you guys are sold out. Everyone’s so excited about the product. When are you restocking?” Company Rep: “Real soon. Hopefully, here by this week, if not the next week coming up, they should be back in stock. The response was beyond our expectations, which is great. Which also reflects on the fact that brain health and wellness is starting to become more of a forefront, just like physical fitness is.”	Our products were not “sold out” as suggested by the podcast host. Rather, because of an inventory shortage, the decision was made to limit orders for a period of time to our customers who were subscribers, and not supply stores with as many products, in order to ensure we would not be in a position of being unable to fill the orders of our regular customers.
“[The products] start to build up in your system. These nutraceuticals do really give you a profound effect over time. And as far as functional mushrooms, you can really feel that over time - like the lion’s mane that’s in Sunbeam, the more you take that lion’s mane, the more you start to feel sharp and then you’ll really notice it if you run out.”	There are no FDA-approved medical uses for lion’s mane or other functional mushrooms. We do not intend to market any products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We are not aware of any research supporting claims that lion’s mane or other functional mushrooms increase focus or sharpness of mind.

10

Statement	Company Response
“The nutraceutical category . . . covers a huge gamut of ingredients, everything from just vitamins and minerals on through to functional ingredients like mushrooms and then herbs all the way through to CBD. That whole arena is kind of the nutraceutical world and it encompasses functional foods as well as just plain supplements. So . . . that market is gigantic. We go to Expo West in Anaheim, California and it’s mind blowing how many brands are out there in this space, how big the industry actually is. It’s very, very massive. . . . And the functional mushrooms space is exploding in the Western world.”	There is no guarantee that the size of the functional market will increase in the future, or that such market will continue to exist at all. We expect to continue to face increasing and severe competition from other sellers in the market for functional mushrooms and products that may be perceived as having similar effects. Many of these sellers may have far greater resources than we have and we may not be able to attain or maintain sufficient market share.
“So we built our own mushroom farm in Olympia, Washington, where we’re growing our own lion’s mane, reishi and cordyceps to provide our customers the best, purest possible extracts available. We take our ingredients very seriously. So as the Director of Ingredients, that’s a big part of what I do[,] the innovation . . . from growing to extraction. And then this, of course, really helps us innovate using those in our formulations. And there is a huge base. I mean, this market is . . . growing by leaps. And what is it estimated to be at by 2025, 500 billion or something?”	We have not studied or compared the quality of the functional mushrooms grown at our farm in Olympia, Washington to support any claim of superior quality or purity. We have not seen data from reliable sources estimating that the functional mushroom market will be $500 billion by 2025. Regardless of the size of the functional market and its rate of growth, we may not be able to achieve or maintain meaningful market share.
“It seems like every week there are new studies coming out about the benefits of psychedelics and psychedelic mushrooms, from PTSD to anxiety, depression and things like that. . . . [W]e believe in the power for all of that, but we also believe in the power of psychedelic mushrooms for just general well-being and improving yourself as a person and improving your brain health. . . . [I]t’s like the Holy Grail of brain health, [due to its] neurogenesis and synaptic genesis and neuroplasticity [properties] . . . , which is growing new brain cells and growing new connections and making you see the world in a little different light and be more aware of yourself . . .”

Psychedelic mushrooms have not been approved for treatment of any disease or condition, including PTSD, anxiety, or depression. Nor are they for general wellness. We do not intend to market any products for medical use or for the treatment of specific conditions. We have not conducted research finding that psychedelics can grow new neural networks, increase neuroplasticity, or improve brain health.

“And we’re working in Jamaica right now to do R&D on psychedelics for future as legal products, both in the clinical and medicinal world, but also in the future of where there’s consumer access to these products, which we really believe is coming on strong.”	This statement is wrong. We are not currently conducting research and development involving psychedelics or psychedelic mushrooms in Jamaica or elsewhere, and we have no plans to do so in connection with clinical or medicinal uses.
“I believe that psychedelics, MDMA and psilocybin will be federally legal relatively soon because of the powerful effect it has on PTSD. And so I think that’s driving it from a federal legalization standpoint . . . [T]here’s lots of PTSD from different things that this stuff is showing to help tremendously.”	None of psychedelics, MDMA (which is 3,4-methylenedioxy-methamphetamine, commonly called “Ecstasy” or “Molly”) or psilocybin have been approved for treatment of any disease or condition, including PTSD, and we do not intend to market any of its products for medical use. There is no guarantee that any legislation legalizing or decriminalizing psychedelics, MDMA, or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics, MDMA, and psilocybin.

11

Statement	Company Response
“Coming down the pipe is a couple of things. As a little teaser, we have some similar products to what we have now and the capsules that are going to be geared more towards performance, and I’ll just leave it at that. Now, everything’s still brain health, so everything that we do kind of touches around what Joe and I have come up with as the seven pillars of brain health: mindfulness, exercise, diet and nutrition, sleep, social connection and mental performance. And the seventh one is really functional psychedelic mushrooms, which touch all the other six. So everything that we do is centered around somehow touching those pillars of brain health. The next one will be performance. And then we’ve got some interesting things. What we created, what Joe and a team created up in Olympia, Washington, is really an outstanding lion’s mane extract. And I’ve tried every lion’s mane product that I can get my hands on - nothing compares to this. It is very powerful. You feel it really nice. It dissolves really wonderfully into a hot beverage. I put the powder into my coffee every morning for an extra BD and boost for my brain . . . We want to share that as well. So we’re looking at developing into a really nice powder that you could add to a coffee without overpowering it with a bunch of stuff that just really sets your brain on fire for the day.”	There are no FDA-approved medical uses for lion’s mane or other functional mushrooms. We have not done any studies on the effects on brain health of psychedelic mushrooms or our current or planned products, nor on the power and effects of our lion’s mane extract. We are currently developing a functional beverage product and intend to commence sales of such product by the first quarter of 2024; however, we may encounter disruptions or delays, including supply chain issues, that cause us to postpone such launch date, or we may elect not to launch such product if we determine that doing so is not profitable or is otherwise not in our best interests. We do not intend to produce psychedelic consumer products.
Date: 2021-07-13 - Finding Genius Podcast by Finding Genius Foundation (non-profit) - Health & Fitness - “Podcast interviews with genius-level (top .1%) practitioners, scientists, researchers, clinicians and professionals in Cancer, 3D Bio Printing, CRISPR-CAS9, Ketogenic Diets, the Microbiome, Extracellular Vesicles, and more.” “My father and my grandfather both passed from Alzheimer’s Disease and I watched them go down a terrible path at the end of their life and really wanted to solve it [and related] issues around health and brain health, and that led us to functional mushrooms such as lion’s mane and eventually led us even into psilocybin mushrooms and what they can do for neurogenesis and building new brain cells. And it really made us want to help the process of getting this reintroduced to the world. It’s an ancient medicine that was taken away from us through making it illegal.”

We have not conducted research supporting claims that functional mushrooms or psilocybin mushrooms or psychedelics can help to grow new brain cells or neural networks, improve brain performance or health, or prevent or stop the progression of Alzheimer’s disease or dementia. Neither psychedelics nor psilocybin have been approved for treatment of any disease or condition, including Alzheimer’s disease, and we do not intend to market any of our products for medical use.

“. . . and then wanting to get more into the nutraceutical side of things, seeing the benefits of those nootropic functional mushrooms and what they’re doing for our immune system and such.”	There are no FDA-approved medical uses for lion’s mane, reishi, cordyceps, or other functional mushrooms and we have not conducted research confirming their benefits for the immune system. We do not intend to market any products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.

12

Statement	Company Response
“We are looking forward to the legalization of psychedelic and psilocybin mushrooms. And in the meantime, we have a fully operational farm there in Olympia, Washington for functional mushrooms such as lion’s mane, cordyceps, reishi. And we will be producing a line of nutraceuticals that are around brain health that are targeting the neurotransmitters of the brain for specific purposes, and that will come out later this year, first of next year. [The products contain] not only functional mushrooms, but also other bioactive botanicals. And it was designed to work on its own and as a stack for psilocybin. So, our product that is designed to help boost your awareness and your energy, that’s targeting the dopamine pathways and staying away from the serotonin pathways because the serotonin is where the psilocybin works, and in conjunction they will work together to really provide the brain energy and nutrients and expand its awareness and consciousness and creativity and focus together.”

We cannot reliability predict when, or if, any legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted in any state. Moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin. While at the time this statement was made, we had not yet launched any products, we subsequently launched a line of cognitive supplements on March 1, 2022. The initial launch of our cognitive supplements was delayed due to supply chain issues, and future launches of anticipated products may be similarly delayed by supply chain issues or other unanticipated disruptions or delays. We have not conducted research to support statements that functional mushrooms or any other ingredients in our line of nutraceuticals or other products can increase brain energy or nutrients or expand awareness, consciousness, or creativity and focus, whether alone or with psilocybin. We do not intend to market any products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.

“There’s not a lot of transparency in the nutraceutical world, and sometimes with mushroom supplements, you might be getting a lot of grain or filler that’s included with the mycelium. You won’t if you get that product from us. We are actually introducing one of the only pure spectrum products, so that it has the mycelium and the fruiting body and a primordial without any grain in the finished product. So no filler, no contaminants at all.”	The statement is incorrect. “Full” spectrum mushroom extracts (the statement incorrectly uses the term “pure” instead of “full”) contain complete fungal material consisting of all the biologically active components, including the mycelium, primordia, and fruiting bodies. We do not have mycelium or primordial in our extracts, only the fruiting body. Therefore, our product cannot be classified as a full spectrum product. We do not know how many other companies produce full spectrum products.

13

Statement	Company Response
“So there’s some argument out there: Where [in the mushroom] is the medicine actually coming from? Is it most powerful from the mushroom itself, or is it from the mycelium? . . . There’s a lot of scientific research happening out there . . . that actually is proving that there’s both a lot of healthy compounds in the mycelium and in the fruit body of the mushroom. And so we want to incorporate both of those sites to the medicinal products that we produce. So that we’re, we’re getting good cellular activity, immune boosting functions from the mycelium as well as from the fruit body. But right now it’s really hard to analyze that. So it’s really difficult for companies to pinpoint exactly what’s in their product because of the lack of analysis, basically.”	The statement regarding “the medicinal products that we produce” is wrong. We not currently, and do intend to, produce or market any products for medical use. Our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We have not conducted research (and are not aware of any other research) supporting statements our products increase cellular activity or immune boosting functions.
“We’re wanting to be a little more sensitive around people’s allergies and really amplifying and concentrating the healthy constituents that are in the mycelium and in the fruit body, and combine those together so that you’re not getting unwanted fillers like Chris was saying.”	The reference to mycelium is wrong. We do not have any mycelium in our extracts, only the fruiting body. Although our products are vegan, gluten-free, soy-free, and corn-free, they may contain other allergens.
“So there’s a lot of important things that are happening with the mycelium as it grows, as well as very powerful medicine that’s being forced out through this expansion of the mushroom itself. So we’re saying that both mycelium and fruit bodies ha[ve] a place in the medicinal world. They just carry different levels of different constituents. So we want to incorporate all that together because we see the bigger picture of needing the mycelium with those exudates and those enzymes as well as the fruit body with all the beta glucans and polysaccharides that are present. . . . If you grow a given mushroom . . . on different substrates, how different is the composition of the fruiting body? How different are the effects? This is something that we want to experiment with as well. . . . We definitely want to research the hyper-accumulation of the food source that [the mushrooms] are feeding off of, and we could potentially accelerate maybe the tryptamines in psychedelic mushrooms as well, and also improve the nutritional components in the nootropic functional mushrooms with whatever they’re eating. So there’s some research out there. It’s fresh and new for the most part, but there’s a lot to learn. We want to be on the forefront of actually discovering some of that within the functional mushroom and the psychedelic mushroom and defining some of the compounds that are in those mushrooms, and . . . what is being fed to them and what results does that give us in the fruiting body, and what does that translate to?”	We have not conducted any research supporting, and cannot substantiate, statements that “very powerful medicine” is “forced out through the expansion of the mushroom itself.” Although the speaker references incorporating the medicine from the mycelium, our mushroom extracts only contain the fruiting body, not mycelium, and we do not intend to market any of our products for medical use. There are no FDA-approved medical uses for lion’s mane, reishi, cordyceps, or other functional mushrooms. Psychedelic mushrooms have not been approved for treatment of any disease or condition. Nor are they for general wellness. Our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We intend to use a portion of the net proceeds we receive from this offering to expand innovation and research and development and establish TruMed’s innovation and research and development operations in Jamaica; however, we are not currently conducting, and may never conduct, research regarding the hyper-accumulation of the food sources in mushrooms or methods for accelerating the production of tryptamines in mushrooms or improving the nutritional components of mushrooms.

14

Statement	Company Response
“As far as medicine for human consumption, a lot of this is discovery that still has to take place, and particularly in psilocybin because it has only been recently released for study and we currently are going through the DEA to obtain a license to grow and research psilocybin mushrooms even further. And that’s just one of our missions . . .[,] to help lead the way in defining medicinal aspects of these mushrooms.”

The statement that “we currently are going through the DEA to obtain a license” is not true. We have not yet applied for a DEA license to grow and research psilocybin mushrooms and do not expect to apply until, and unless, we obtain approval from the State of Washington Department of Health (WDOH) to conduct psilocybin research at our Olympia, Washington facility. We filed an application with the WDOH on July 12, 2021, but our application has not yet been acted on. If the WDOH approves our application, then we intend to utilize such registration to apply for licensure with the DEA to make our facility in Olympia, Washington a licensed psilocybin facility. The approval process with the DEA is expected to take two to three months from when we initially submit an application with the DEA. The WDOH and the DEA may deny applications in their sole discretion. Our current business plan is to conduct limited research involving psilocybin only in Jamaica and only through our Jamaican subsidiary, TruMed. Such activities are not expected to occur outside of Jamaica, until the legal channels in the United States for psilocybin growth and research have been further developed. We cannot reliably predict when, if ever, we will be legally permitted to conduct such activities in the United States. While we have not conducted any research and development involving psilocybin or psychedelic mushrooms, neither psilocybin nor psychedelic mushrooms are “medicine,” and we do not intend to market any products as “medicinal” or for medical use.

15

Statement	Company Response
“What they’re finding at places like Johns Hopkins is that - it’s suggesting that psilocybin can boost the growth of new neurons in the brain. So this is exciting for us as humans because instead of the traditional route of growing older and your brain declining, we have the possibility of, in conjunction with the mushrooms, to actually build the brain and continually get stronger as we age and get better and have a stronger brain at 80 than we did at 40. And there’s a possibility that this is showing us that this is the way, through psilocybin mushrooms. There’s some other studies coming out now for psilocybin [suggesting] that it potentially regresses Alzheimer’s disease . . . [N]ot only on those big therapeutic doses of psilocybin, we’re also focused on microdosing psilocybin, and that’s part of our mission. And that taking a small amount in a routine, say every other day, and it just helps people be better humans. It increases empathy, it increases your awareness. increases your creativity, improves mood, and improves your ability to focus, your ability to interact with other people in a kind way. . . . And it’s much needed right now coming out of the pandemic and all of the mental trauma that is going to follow that. And we hope to be on the forefront of the legalization of this medicine.”	The referenced studies do not actually state the findings or conclusions that the speaker “suggests” they do regarding the ability or potential of psilocybin to boost neuron growth in the brain or regress Alzheimer’s Disease. Therefore the speaker’s statements should be ignored. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including Alzheimer’s disease or mental trauma. Nor are they for general wellness. We do not intend to produce psychedelic consumer products or market any products for medical use. Our products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We have not conducted research supporting statements implying that psychedelics increase empathy, awareness, or creativity or improve mood or focus. We cannot reliably predict when, if ever, various states may legalize or decriminalize psychedelics or psilocybin, but even if states do legalize it, this would not remove or alter the current federal constraints on psychedelics and psilocybin.
Host: “What is the legalization pathway look like? . . . How far along is it and how long do you project until it may be approved for medical use.” Company Rep (Chris): “No one knows right now. It seems to be on a fast track. There’s a lot of studies going on currently right now in North America. Upwards of 70 studies going on for psilocybin, for everything from PTSD to phantom limb pain to anxiety and depression. . . . It looks like it’s going to be led by the states and hopefully followed up through the DEA and FDA federally, but no one knows the timing of it well.”	The statement made in July 2021 that legalization seems to be on a “fast track” has not been realized as of the date of this prospectus. Currently, only Oregon and Colorado have legalized the use of psychedelic mushrooms (in Oregon, such use is limited to therapeutic use in supervised environments, whereas Colorado more broadly decriminalized possession and use by adults in addition to laying the groundwork for a mental health framework). However, such legislation does not remove or alter the current federal constraints on psilocybin, which remains a Schedule I controlled substance under the U.S. Controlled Substances Act of 1970. We cannot reliably predict when, if ever, any state or federal legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including PTSD, phantom limb pain, anxiety, and depression. We do not intend to market any of our products for medical use. We do not know how many studies involving psilocybin are being conducted, nor are we are aware of the findings of any of the studies that the speaker referred to.

16

Statement	Company Response
Company Rep (Chris): “[Psychedelic mushrooms] are not addictive, essentially . . . Most people [that have used them] report that, whoa, that was a strong experience.” Host: “They don’t seem to get addicted to them and use them chronically, is what you’re saying?” Company Rep (Chris): “Yeah. It’s got a built-in mechanism [where] you build up tolerance really quickly and they won’t have the same effect on you. So they’re really hard to abuse and . . . . it’s the safest substance that’s currently controlled out there.” Host: “Would you agree with that, Christian?” Company Rep (Christian): “Oh yeah, definitely. I think if some of these measures were just strictly trying to legalize or decriminalize mushrooms by themselves and not the other psychedelic compounds, these measures would be pushed through a lot quicker because of how gentle and how approachable mushrooms are in this realm.”	We are unaware of any medical studies substantiating the claims that psychedelic mushrooms are not addictive, are hard to abuse, and users build up tolerance quickly. Nor have we conducted any research on these issues. The speakers have no medical or scientific proof that psychedelic mushrooms are the safest controlled substance or that they are “gentle and approachable.” The DEA believes to the contrary and classifies psilocybin as a Schedule I controlled substance. Schedule I is for drugs or other substances that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the U.S., and lack of accepted safety for use under medical supervision. We cannot predict when, if ever, mushrooms or other psychedelic compounds will be decriminalized by states or the federal government.
“Over the years[,] I’ve taken . . . a tiny little mushroom at a time, and I find that they help me with depression basically - I have a tendency to get a little low from time to time. And they increase just my overall creativity as well - I’m an artist and so . . . when I’m in a writer’s block or I need a little bit of creative boost, . . . the microdose seems to help me with that. . . Over time, you’ll be more aware of that feeling of having psilocybin in your system potentially, depending on how aware you are. But really this is below threshold doses, so you’re not really feeling it, but you’re over time, over days of taking it - it’s kind of a slow medicine - feeling the benefits either through anxiety and depression release or creativity. So yeah, I’ve been microdosing for quite some time and feel no harsh side effects. It’s very gentle and nice, and it’s super approachable for most people that just want a little bit of relief in their life.”	Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including depression and anxiety. Nor are they for general wellness. We do not intend to produce psychedelic consumer products or market any products for medical use. Our products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We have not conducted research supporting claims that psychedelics increase creativity or focus, reduce depression or anxiety, or that ingesting psychedelics is “gentle” or “nice” and produces no harsh side effects.
“I too have been microdosing for some time and it’s really been life-changing for me. . . . I got into it [for] the brain health and the neurogenesis and neuroplasticity aspects of microdosing that I’d heard about; also for the creativity and focus. . . . It definitely fulfilled those promises, but just it’s [also] given me a new sense of awareness and empathy and just appreciation for life. . . . [A]nd I really feel like my brain is at peak performance and getting better by the day. And I really contribute that to health and lifestyle changes and the microdosing regime that I’ve been on.”	Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition. Nor are they for general wellness. We do not intend to produce psychedelic consumer products or market any of our products for medical use. Our products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We have not conducted research supporting statements implying that psychedelics increase creativity, focus, awareness, or empathy.

17

Statement	Company Response
“We intend to be the voice of leading that charge, that microdosing needs a place at the table of legalization that adult human beings should have the option of this medicine and to be able to take it at their own discretion. We do see the need for therapeutic doses and to have that being done in a setting that is appropriate. But at this sub-threshold level and the benefits that it gives and the studies are showing that the growing of new brain cells is actually happening in microdosing over time, not in a therapeutic dose one time. So if it can only take place in this form, then this form also needs to be a part of discussion of legalization. . . . Just a side note to all this - as much as I want this to be accessible to everybody, I don’t think necessarily it is for everyone. . . . Everyone’s different in their brain. Everyone’s different in their gut. Our gut is really our primary brain, the way that we digest these compounds and then they react in our body and in our brain. So there’s people that are bipolar out there or schizophrenic or have serious mental health issues that would definitely want to come into this through their doctors potentially. [On] the medical side I think is really important to take baby steps into this realm. Because there is some sensitivity among people out there with these compounds, and we should take it very seriously and delicately in these initial first steps as legalization happens.”	Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, nor are they for general wellness. Neither psychedelic mushrooms nor psilocybin is “medicine,” whether in microdoses, therapeutic doses, or otherwise, and regardless of the time period over which it is taken. We do not intend to produce psychedelic consumer products or market any products for medical use. Our products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We have not conducted research supporting statements implying that psychedelics increase brain cell growth.
Host: “What is [the Company]’s portfolio going to look like? . . . The medicinal mushrooms, oyster, whatever they may be - is that happening now? What’s your roadmap look like for like the end of the year and next year?” Company Rep (Chris): “Yes, it’s happening and we’re excited about what we’re expanding there at the farm in Olympia and increasing our capacity of the functional mushrooms. And we have some really outstanding formulations, which we will be excitingly announcing to the world later this year. We also will be undergoing a name change; that will happen over the course of the next month or two. So look for that. I can’t announce it yet, but we’re also very excited about that. We’ve been working with a branding agency, Red Antler, and it’s going to be a tremendous impact whenever we are announced to the world, but those products would be available end of the year, first of 2022. And in addition to that, we are also going to be supplying some other kind of hand-selected brands within North America to provide them with the functional mushrooms that we’re creating, this pure, full, whole mushroom mycelium, fruiting body without any filler that can be available to their products as well. So right now we’re in negotiation with some very key players and we look forward to being able to supply some of our favorite products . . . with our functional mushrooms in them.”	At the time these statements were made in July 2021, we were constructing greenhouses at our farm in Olympia, Washington. we have completed construction of three functional mushroom greenhouses, totaling 12,000 square feet. LEIIO Wellness Ltd., our predecessor before name change, was incorporated in Alberta, Canada on January 21, 2021. On December 15, 2021, LEIIO Wellness Ltd. amended its articles of incorporation to change its name to “First Person Ltd.” On March 1, 2022, we launched a line of cognitive supplement products. Contrary to the speaker’s expectations, we have not entered into any long-term contracts to supply functional mushrooms to customers within North America. The statement about “pure, full, whole mushroom mycelium is incorrect. We do not have mycelium in our extracts, only the fruiting body.

18

Statement	Company Response
“There is going to be three products to start. One of them is going to . . . help improve focus and energy, something that you would take in the morning at work in order to really boost your dopamine levels and . . . really get after it and get stuff done. A second product is more for oxytocin and really for reducing cortisol. And you would take this maybe before meditation, before yoga or just to kind of bring a little bit of relaxation for the family dinner. . . Mushrooms included in that . . . would be like a reishi mushroom. The first product . . . would be more cordyceps and lion’s mane mushroom. And then we’ve developed a sleep formula that we’re excited about. A lot of the sleep formulas that are out there are really just designed to just knock you out and make you go to sleep . . . , but . . . those products don’t take [you] into a deep, restful sleep where . . . the glial cells in your brain are cleaning it out and getting you ready to go again on the next day. So what we wanted to create is something that would gently take you down into a deep restful sleep, where your brain could be refreshed and cleaned and ready to go, and then when you wake up in the morning, you’re not groggy. . . . So our formulation take you [into a] deep sleep and then you’re up and ready to go again. Our energy [product] is . . . hitting the dopamine pathways. And then . . . our calm focus is meditation, yoga, family dinner, at the park with the kids type of thing. . . . [These products] are going to be in capsules. The first products will be in capsules. . . . It’s a two-capsule dose - that was important to us. Efficacy is very important to us. So we worked with expert formulators to say, okay, this much of this compound needs to be in here for it to actually work. And you take it and it will work, and you take it over time, it will work even better, consistently getting those nutrients into your body.”	We have not done any studies to verify that the products do improve focus and energy, reduce cortisol, or improve sleep quality, or have the other effects claimed by the speaker. Nor are we aware of any research that supports such claims. There are no FDA-approved medical uses for lion’s mane, reishi, cordyceps, or other functional mushrooms and we do not intend to market these or any other products for medical use.
“In Chinese medicine, they collect the reishi spores specifically and then they put that into their product. So there is some medicinal benefits of the actual spore itself . . .”	We have not researched and are not aware of any studies confirming the medicinal benefits of reishi spores. There are no FDA-approved medical uses for reishi or other functional mushrooms, or spores thereof. We do not intend to market any products containing reishi for medical use.
“There’s a lot of room to grow in this industry, for sure.”	There is no guarantee that that size of the functional market will increase in the future, or that such market will continue to exist at all. Even if the industry grows, we may not attain or maintain a meaningful share of the market, especially if larger companies with greater financial resources decide to enter the market and compete against us.

19

Statement	Company Response
“[From consuming mushrooms as food,] we can also take the next step and get into the supplements and increase whatever compounds and nutritional benefits that we want to add into our diet from there. . . . [Not every]body can get their hands on medicinal mushrooms to eat in the quantity that they would need on a daily basis. If you do, that’s great. If you don’t, [intake through supplements] is also a great alternative.”	There are no FDA-approved medical uses for mushrooms. Even if available in desired quantities on a daily basis, medicinal mushrooms may not provide expected benefits. Efficacy can be determined solely by the FDA or equivalent foreign regulator. Our consumer products state that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.
Date: 2022-06-06 - Humble and Hungry with Natalie Puche - Education - “Grab your cheeseboard and favorite bottle of wine, Natalie is back! Embark on a new journey with her as she juggles motherhood, keeping up with her chef fiancé in the kitchen, and blind-fully navigating through her 30’s the only way she knows best, humble and hopefully not hangry.” “We’re a brain health, brain performance company that’s centered around mushrooms, both functional and psychedelic mushrooms. And we’re undergoing product innovation right now and introducing products to the market that are designed to really unleash the full human potential of being the best human being you can be through cognitive wellness.”	We have not done any studies or research to determine that our functional or psychedelic mushrooms can improve brain health or brain performance. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition.
“We have a family history of cognitive decline and Alzheimer’s dementia in our family. . . . [We decided] we’re going to do everything we can to keep our brains healthy. And that led us down the path of diet, nutrition, lifestyle, mindfulness, which led us into functional mushrooms to start with, really like lion’s mane[, which] can . . . increase neurogenesis, just this functional mushroom. . . . We started taking it ourselves and we both started noticing a difference . . .”	We have not conducted research supporting statements that lion’s mane increases neurogenesis, and there is no scientific evidence that lion’s mane can prevent or treat cognitive decline or Alzheimer’s disease.
“Lion’s mane mushroom is a fully legal mushroom that’s both culinary and medicinal. And when I first got it . . . years ago, and I didn’t really know that much, but I ordered a bunch of powders and I basically made a big brothy tea out of it, . . . and drank that and went to bed and [visualized] all sorts of colors and stuff. I was like, wow, I didn’t know that there was a psychedelic component to lion’s mane mushroom, but there obviously was.”	Lion’s mane is not psychedelic. Ingesting high doses of lion’s mane will not cause hallucinations and we strongly warn against consuming more than the recommended dose. There are no FDA-approved medical uses for lion’s mane or other functional mushrooms.
“We gave [our] dad[, who had Alzheimer’s disease] some small doses [psychedelic mushrooms] to help his cognition at the end of his life, and we really feel that it had some benefit for him.”	This statement is a subjective assessment by persons without medical training of the end-of-life condition of their father, who has Alzheimer’s disease. This statement should not be relied on as indicative of the effects of psychedelic mushrooms. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including Alzheimer’s disease. Nor are they for general wellness. We do not intend to produce psychedelic consumer products or market any of our products for medical use.

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Statement	Company Response
“We have our functional mushroom farm where we grow all our own legal functional mushrooms in the Pacific Northwest for our consumer products. And then we are doing R&D on psychedelic mushrooms in Jamaica, where it is fully legal to grow and consume.”	This statement is wrong. We have not conducted research and development involving psilocybin in Jamaica or anywhere else.
“. . . You guys have Sunbeam, which is your more focused motivational morning type of dose, and then your Golden Hour, which is almost like in lieu of your afternoon like cocktail, . . . for like connection and joy and, and then your Moonlight, which is for deep and restorative sleep.”	We have not conducted research (and are not aware of any research by others ) supporting statements that our products increase focus, productivity, or motivation, promote relaxation, or improve sleep quality. Determinations of efficacy can only be made by the FDA or comparable foreign regulators. There are no FDA-approved medical uses for cordyceps, reishi, lion’s mane, or other functional mushrooms that are ingredients in our Sunbeam, Golden Hour or Moonlight products. We do not intend to market any of our products for medical use

21

Statement	Company Response
“Some people are claiming that it feels a lot like they are microdosing [psychedelics], particularly when you put the Sunbeam and the Golden Hour together. That good feedback that we’re getting from consumers - hey, this feels a lot like a microdose. And my own personal experience is that it does boost the afterglow on your days off of microdosing, so . . . I think it’s complementary. That’s what it was designed to be. That’s all this whole system was designed to [be - to] target specific neurotransmitters and stay away from the serotonin receptors [because] psychedelic mushrooms attach to the serotonin receptors. So our Sunbeam is designed to boost dopamine, our Golden Hour is designed to enhance oxytocin, and our Moonlight . . . is designed for GABA to help your sleep. So they’re designed to complement microdosing and psilocybin mushrooms. Everything’s around brain health, right? . . . We have a product Sunbeam for focus and motivation, but it’s specifically targeted towards dopamine so that you could complement that with a microdosing protocol and have serotonin and dopamine working together. That’s based on what a lot of people are doing with, say, prescription Concerta or Adderall or something like that to really boost their focus for work. But we wanted a natural nutraceutical product that you wouldn’t have to get through a prescription that would also not compete with the serotonin receptors for psilocybin. So we’re super proud of that. And of course, the Golden Hour, like you mentioned, in lieu of a couple of drinks or in lieu of smoking a joint. It’s really something that doesn’t exist on the market that we set out to achieve because having that relaxation at the end of the day, having that social connectivity is such an important part of ourselves and our brain health. But so often we turn to things that are neurotoxins to get it accomplished, mainly alcohol. And so let’s try to create some products out there on the market that, instead of poisoning ourselves, we can actually better ourselves and still have that good feeling and still be able to interact with friends and go out and have a good time.”	Our Sunbeam and Golden Hour products, which contain functional mushrooms, are not psychedelic, even when taken together, and do not replicate the effect or feel of microdosing psychedelics. Nor were they designed to be complementary to microdosing of psychedelics or psilocybin mushrooms. There are no FDA-approved medical uses for functional mushrooms. We do not intend to market any of our products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. Ingesting high doses of functional mushrooms will not cause hallucinations and we strongly warn against consuming more than the recommended dose. We have not conducted research (and are not aware of any third-party research) supporting claims that any of our products replicate the effects of Concerta, Adderall, or any other pharmaceuticals or prescription medication, and we strongly warn against using its products as a replacement for pharmaceuticals or prescription medication.

22

Statement	Company Response
“You can stack [the products] together. There’s no stimulants in any of our products. There’s no caffeine or any of that stuff. So if you wanted to . . . take a bunch of Sunbeam and try to go to sleep, because . . . lion’s mane is quite stimulating, . . . it can make your brain a little bit act[ive] or give you really wild dreams. And so that has been feedback that people [who] have stacked, say, Sunbeam and Moonlight, and they go, oh, that was awesome, I dreamt that I was flying around outer space last night and okay, that’s pretty cool. But did you sleep well? Like, yeah, I’m like, okay, as long as you get good sleep, that’s fine, right? It’s kind of choose your own adventure. That’s what’s fun about it. I really like the stack of the Sunbeam and Golden Hour . . . that’s my go-to and . . . I feel uplifted, motivated. I feel kind of warm and fuzzy.”	We have not conducted research (and are not aware of any third-party research) supporting statements implying that our products improve sleep quality or that combining our products can activate the brain while asleep or cause certain dreams or result in warm feelings or provide motivation. There are no FDA-approved medical uses for cordyceps, reishi, lion’s mane, or other functional mushrooms. We do not intend to market any products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.
“[My fiancé and I] took the Sunbeam together and in probably like an hour I texted . . . , ‘You feel it? What do you feel?’ And he goes, ‘It’s kind of like if you drank a whole cup of coffee and smoked a tiny bit of a joint.’ Like, you have, you have that energy without the jitters, but you feel calm. . . . [F]or me, this was great like, I can function, I can be a great mom because I’m not . . . screaming at the top of my lungs. I’m chill.”	We do not grow marijuana and none of our products contain marijuana or THC. We are not aware of any scientific studies or data that indicate our products increase productivity or produce the same effects as consuming coffee. There are no FDA-approved medical uses for cordyceps, reishi, lion’s mane, or other functional mushrooms.
“. . . First Person, an innovative, precision targeted cognitive supplement system which uses the brain boosting medicinal benefits of mushrooms to activate the full potential of human cognition and brain health. First Person supplements are made with functional mushrooms aimed to stimulate the body’s natural production of specific neurotransmitters that trigger activities like energy, mood and sleep. First Person uses 100% grain-free organic mushrooms, as well as a highly curated blend of nutraceuticals sourced from best in class vendors.”	We are not aware of any medical or scientific data that indicate our supplements can improve cognition or brain health or affect energy, mood or sleep. There are no FDA-approved medical uses for cordyceps, reishi, lion’s mane, or other functional mushrooms included in our products. We do not intend to market any of our products for medical use.

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Statement	Company Response
“The underlying goal in brain health is - already these compounds are supporting your neurotransmitter system. So the reason you feel better is because you have the baseline of the neurotransmitters that you should have. They’re not artificially trying to check a bunch of stuff on top of it, like prescription drugs. . . . We’re trying to support your body’s natural ability to make its own neurotransmitters and support those systems. And so if you’re lacking motivation and you just can’t get out of it, probably really low in dopamine, you know, you just can’t get your motor running and you’re trying to slam coffee and make that caffeine thing work for you, and it’s still there. Probably actually have some deficiency in dopamine, you know, so [Sunbeam] could potentially help that, you know, get you that motivation so that you feel like, okay, now I’m ready to go. I need to go to work or I need to go to the gym. . . . It is same thing with GABA . . . [If] your GABA . . . production is not where it should be, . . . supplementing with something that helps support your GABA is why you get that restorative [sleep.]”	We are not aware of any research conducted on our products supporting statements that any of them can support a body’s natural ability to make neurotransmitters or that our Sunbeam product can help a dopamine deficiency and increase motivation. No research has been conducted on our products to show that any of them support the production of GABA or can cause more restorative sleep. Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator. We do not intend to market any of our products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.
“We are working on several different ideas. One that I’m really excited about is towards that Golden Hour concept of product, right? . . . We’re working on some future products that could deliver that social lubricant and that good feeling in [a drink] format, . . . a spirit-type drink that you could mix that would at least be a very reduced alcohol and potentially no alcohol. But you could still have that good, fun feeling without trashing your brain. Of course, we’re going to do that legally in the United States with functional ingredients first and then simultaneously work on the psychedelic version of that in Jamaica.”	We are currently developing a functional beverage product and intend to commence sales of such product by the first quarter of 2024; however, we may encounter disruptions or delays, including supply chain issues, that cause us to postpone such launch date, or we may elect not to launch such product if we determine that doing so is not profitable or is otherwise not in our best interests. Any drink we seek to develop that would contain alcohol would be subject to many additional regulatory hurdles, which would further delay its development. We do not intend to produce psychedelic consumer products. We have not conducted research and development involving psilocybin in Jamaica or anywhere else.

Date: 2022-03-29 – The Justin Caviar Show – Health & Fitness – “The Justin Caviar Show is the weekly podcast for you to plug into if you’re looking to scale and grow in your health, wealth, life and entrepreneurship. By taking a deep dive into various fields Justin – with his elite professional and world class guests – will reveal ways to increase your human optimization. This podcast is specifically designed to show you what is possible and to help you become your very own superhero.”

“I was super inspired by what Chris and Joe are doing here with First Person and the whole science behind mushroom nootropics and brain-enhancing effects of mushrooms.”

We have not conducted research concluding that mushrooms have any brain-enhancing effects.

“We were like, how do we prove our brain as we age, not just stay at or start declining as we age? We know this is a possibility for us. . . . We found [out] lion’s mane mushroom increases BD and F . . . , we started taking it years ago and we noticed ourselves . . . this is for real.”

We have not conducted research showing that lion’s mane or other functional mushrooms improve brain health as we age or increase brain-derived neurotrophic factor. There are no FDA-approved medical uses for lion’s mane or other functional mushrooms. We do not intend to market any of our products for medical use.

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Statement	Company Response
“[Our dad] was 13 years into dementia and he was basically kind of just sitting there, kind of staring out the window and we think we gave him a dose [of psychedelic mushrooms] that was effective. It was probably around the two and a half to three gram mark. And then it worked. You know, he got up, took himself to the bathroom for the first time in probably two years . . . My mom’s at the kitchen sink, washing some dishes, and he comes up and wraps his arms around her and says, ‘Honey, thank you for taking such good care of me.’ And he hadn’t called her honey or said anything . . . like that to her in a very long time. . . . And we just continued keeping him on a dosing protocol. We gave him a wash out date, so it didn’t overstimulate him, but it was amazing. . . . The end of his life, he was happy, he would tell stories, he would laugh to himself. He’d just sit there and chuckle, so we know he was remembering things that were making him happy, you know. And so that is kind of the impetus of where we started with . . . combining both functional mushrooms and psychedelic mushrooms together. We think [that] can be ground-changing for cognitive health.”	This statement is a subjective assessment by family members without medical training of the end-of-life condition of their father, who had dementia. This statement should not be relied on as indicative of the effects of psychedelic mushrooms. Psychedelic mushrooms have not been approved for the prevention or treatment of any disease or condition, including Alzheimer’s disease and dementia. We are not aware of any research supporting statements implying that mushrooms may prevent or treat Alzheimer’s disease or dementia. We do not intend to produce psychedelic consumer products or market any of our products for medical use.
“There’s basically no toxicity [in psychedelic mushrooms] . . . it’s very, very safe. Again, is it going to fry your brain? No. The research is showing that it actually encourages dendrite growth or actually improving your neural connection. So not damaging. It is not neurotoxic in any way.”	This statement is not true. Psychedelic mushrooms are not “very, very safe. “ They contain psilocybin, which is a Schedule I substance under the U.S. Controlled Substances Act of 1970. That classification means that it is a substance with a high potential for abuse, no currently accepted medical use in treatment in the United States, and a lack of accepted safety for use under medical supervision. We have not conducted research “showing that it actually encourages dendrite growth or actually improving your neural connection.”
“I was really interested in neuro regrowth and that was the potential behind stacking lion’s mane mushroom with psychedelics. Mushrooms really interested me, so I began a microdosing protocol for myself and noticed major cognitive benefits. . . . I was more alert, I was more in tune with nature. I felt better, just happier in general. And then I share them . . . with friends and family and people[, who reported,] ‘I’m not getting a migraine’ [or shared] all kinds of really great stories.”	Stacking lion’s mane mushroom with psychedelics can be dangerous and we do not recommend it. Neither psychedelic mushrooms nor psilocybin (which is found in psychedelic mushrooms) have been approved for treatment of any disease or condition. Nor are they for general wellness. There are no FDA-approved medical uses for lion’s mane or other functional mushrooms. We are not aware of any studies “finding major cognitive benefits” as the speaker claims, or improvements in alertness, happiness, or other conditions.
“[Microdosing psychedelic mushrooms d]efinitely [helps with] problem-solving and brainstorming. I’m pretty deliberate with my microdosing now . . . I usually set aside Wednesday afternoon for that [and] just brainstorming and future planning and visualizing. And it’s tremendous for creativity. And so I definitely noticed that. [And] brain fog went away. . . . I now feel like my brain is functioning higher now than it ever has been before, after years of a microdosing protocol. And then just a better awareness. Like, it just feels like I understand other people – where they’re coming from, a little more empathy [for] what they’re trying to do or say or not say is really more relevant to me.”

We have not conducted research supporting any of the speaker’s claims. We have not conducted research showing that taking microdoses of psychedelic mushrooms helps with problem-solving, brainstorming, creativity, clarity of thought, brain function, awareness, or better understanding of, and empathy for, others. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition. Nor are they for general wellness.

25

Statement	Company Response
“The more you [microdose], the more you realize something is going on there because your day is just flowing better and your thoughts are just flowing better, but you don’t necessarily feel it. It’s not an overt effect. So the science behind Microdosing is, like I said, very nascent and it needs to catch up with all these anecdotal reports. And I’m excited to experiment in the lab, in cell-based assays and animal models and ultimately in clinical trials to look at the effects of microdosing. So we believe that there is an effect there. What’s very fascinating to me that a single dose can have long lasting effects at treating depression and other disorders, and that is remarkable that a single dose can have effects over months, periods of months.”	Despite the speaker’s excitement to look at the science behind microdosing, our company has no intention to conduct, or pay others to conduct, experiments in the lab, in animal models, or in in human clinical trials to look at the effects of microdosing. We have not conducted research supporting the speaker’s claims that microdosing is a treatment for depression or other medical disorders or that the lasting effects of a single microdose continue for a period of months.

“[Chris and Joe] are taking the steps – and they could describe the steps that they’re taking with the company – that’s very unique and very innovative in bringing the top line products to market. I’m very cautious in who I partner with and I was inspired by their story and the level of innovation and the direction that the company was going into.”

Our products are not the “top line” or the best possible in the market. There have been no studies supporting such statements, nor do we believe that any such statements could be supported if such a study were conducted.
“So right now, [Chris and Joe] are engaging in research to look at bioavailability . . . So they reach out to me, they run their formulations by me and [I] kind of say yay or nay or, yeah, this looks great. And I knew from the formulations that they’re sending me that they did the research on this . . . and they have incredible products that they can talk to you about, but they’re also very motivated to put money and effort into the science to understand how to make things bioavailable, how to . . . get[] the right strains of mushrooms and creating a US-based source for these products and not relying on other companies or other sources out there that may be tainted, may be suboptimal impurity and potency.”

Chris Claussen and Joe Claussen were not engaging in research regarding bioavailability at the time the statement was made, and we have not invested material amounts of money into researching bioavailability. We have no evidence that any other companies market or sell tainted products or that our products or the mushrooms and other ingredients used in our products are more pure or potent than any other company’s products, grains or, functional mushroom products.

“We were looking on the market for pure extracts[, but found nothing that was viable for our purposes]. So it led us to down the track of let’s grow our own mushrooms. I already knew how to grow mushrooms. I’d grown psychedelic mushrooms to give to my dad. And I was like, well, mushrooms are mushroom, let’s grow some lion’s mane. And then we met our mycologist Christian online through LinkedIn, and he was kind of shutting down his little hobby farm where he was growing culinary mushrooms, and he was really interested in joining [the] medicin[al mushroom space]. And so we partnered with him and we built out a 15,000 square foot of temperature-controlled greenhouses so we can grow year-round. We really built that place from the ground up with environmentally conscious thoughts in mind . . . [W]e’re not grinding up sawdust and selling it as a product. We pick the fruiting body, we culture the mycelium in a liquid culture, and then we add that pure mycelium back to our process. We have a proprietary extraction process, and then we spray dry that as an extract powder. So we have a full spectrum, true full spectrum, whole fungus, fruiting body and mycelium products.”	While our farm in Olympia, Washington contains a 15,000 square foot production and laboratory facility for the propagation and cultivation of our proprietary functional mushrooms, we currently have three temperature-controlled functional mushroom greenhouses, totaling just 12,000 square feet. We have not done any research to show that mushrooms have medicinal value and there are no FDA-approved medical uses for lion’s mane, cordyceps, reishi, or other functional mushrooms. We do not intend to market any products for medical use. The statements regarding mycelium and full-spectrum products are not true. We do not have mycelium in our extracts, only the fruiting body, and we do not culture the mycelium and then add it back to our process. We do not produce products that would be classified as full spectrum or true full-spectrum with the whole fungus, fruiting body, and mycelium. Our extraction process is a trade secret, and each person exposed to the process is subject to a nondisclosure agreement. Our relationship with Christian Kaelin was not a partnership. Rather he was hired to serve as one of our key employees.

26

Statement	Company Response
Host: “[H]ow do consumers that have no idea what the science is . . . differentiate the good [mushrooms] from the bad ones?”

Company Rep 1: “That’s tough. You’ve got to be an educated consumer. And that’s what we’re hoping to do[,] raise awareness and really kind of set the standard in production of mushrooms for the US market. We really want to be the leaders in innovating around how we do that.”

Company Rep 2: “And one way that we’ll do that is we’ll have a branded ingredient that will go to . . . the leading health care brands, health and wellness brands that we’ve already been talking to, that are very interested, want to get our mushrooms. And it’s called First Grown. So you’ll be able to look for a trademark, First Grown, and know that it’s a pure product, North American, and has all the bioavailability that you can get out of a mushroom. . . . Right now [our products are only online]. We’ve got our First Person brand, which is getfirstperson[.com,] and then our B2B business will be through other brands that are already on the shelves. Through, you know, alternative coffees and things like that and different supplements. So many of these brands, we haven’t inked all the deals yet, so we can’t really mention them, but they’re coming along.”	We no longer use, and intend to abandon, the First Grown trademark. We have no current plans to pursue another trademark or have branded ingredients as indications of purity, bioavailability, or any other standards in mushroom production. The statement incorrectly implies that we had entered into some deals with other brands at the time the statement was made. We had not entered into any supply contracts at the time the statement was made, and the leading brands that we were talking to did not enter into supply contracts with us. Nor have we established a B2B business by entering into any deals with any brands that are already on the shelves to incorporate functional mushrooms into coffees or dietary supplements. Our products do not produce the most possible bioavailability from mushrooms. There have been no studies supporting such statements, nor do we believe that any such statements could be supported if such a study were conducted. Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator.
Host: “The actual capsules [contain] little tiny beads. What’s the science behind the beads?”

Company Rep: “There are some purposes like that it could delay digestion . . . to help it get into the digestive tract. . . . We got introduced to it through one of our formulators. . . . We are very big on having efficacious doses, so we actually jammed so much into those little beads. We couldn’t really do any of the digestive issues on the coating because we didn’t have any more room. But we were very deliberate in a two-capsule dose that every ingredient was in, there was an efficacious dose or else it wasn’t going in. And for a specific purpose. What differentiates us is that we were we’re looking at targeting specific neurotransmitters, whether it’s dopamine or oxytocin or GABA. And to stay away from the serotonin receptors because we are microdosing [which] goes into the serotonin system. . . . So we wanted to leave [the serotonin system] open for psilocybin [microdosing]. So we did our best to stay away from serotonin and then created essential stacks that you could stack with or without a microdose. And . . . we’re getting feedback from a lot of people that . . . when you stack the Golden Hour and the Sunbeam[, the combination] mimics a microdosing . . . People are saying, ‘Is there psilocybin in here? Because it feels like that was a microdose.’ But there is not.”	We have not conducted any research (and are not aware of any third-party research) supporting statements that the capsules used for our products increase absorption into the digestive tract or provide any other benefits. Nor are we aware of any studies conducted on our products that have proven the doses of our products are efficacious or that our products can target specific neurotransmitters and stay away from serotonin or other receptors, or that our products, when taken together (or “stacked”), mimic the effects of psychedelic mushrooms containing psilocybin. Conclusions of efficacy and determinations of mechanisms of action are within the sole authority of the FDA or equivalent foreign regulator. Functional mushrooms are not psychedelic. Ingesting high doses of functional mushrooms will not cause hallucinations and we strongly warn against consuming more than the recommended dose.
“Just from . . . knowing people that they’ve done [a psilocybin microdose], . . . it’s affected them differently. . . . [W]hen [my brother-in-law] did it, it really just kind of chills him completely out and just relaxes him. And for me, it amps me up and makes me want to get stuff done and think about stuff and do stuff and create stuff. Everybody’s a little different.”	Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition. Nor are they for general wellness. We do not intend to market any products for medical use.
“Everybody’s going to have a different response [to a psilocybin microdose]. . . . mushrooms are nature’s medicine . . . nature gave us these compounds and these compounds, much like coffee, are tools that we can use for brain health optimization . . . this is really the next frontier for utilizing nature’s medicine for brain health optimization . . . people need to experiment with this nootropic tool in ways that that are optimal for them, and then combining them with other types of mushrooms and other types of compounds can offer a lot of synergy and they can be utilized in different formulations.”	Psychedelic mushrooms and psilocybin in general are not “medicine” or recommended for medical use. Psilocybin is classified by the DEA in the most dangerous category of substances with a high potential for abuse, and no acceptable medical uses. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including brain health optimization. Nor are they for general wellness. There are no FDA-approved medical uses for functional mushrooms. We do not intend to market any products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We do not recommend that people “experiment” with mushrooms and we strongly warn against consuming more than the recommended dose of our consumer products.

27

Statement	Company Response
“The emerging science . . . is basically pointing us to the fact that psilocybin can enhance neuronal synaptic activity through the production and the release of various growth factors that we know are involved in something called long-term potentiation, which is actually the strengthening of synapses that fire together; neurons that fire together, wire together. And when neurons wire together, that is late phase ATP and associated with the formation and storage of memories. And one of the critical components – there’s various growth factors involved in . . . brain-derived neurotrophic factors, and psilocybin is a molecule that could potentially contribute to that. So I think the best way to optimize and leverage the use of [psilocybin] is to sort of take it before you’re studying or trying to learn a new task where memory consolidation could be optimized through the use of this compound by enhancing BDNF. . . . So enhancing long-term potentiation is a way to potentially increase memory for any information, which could [in turn] increase your IQ. . . . mushrooms and psilocybin can help to optimize the neuropharmacology of the brain to enhance learning specific tasks. . . . [T]his is sort of my speculation, but we know from basic science research that you’re enhancing BDNF neuro outgrowth and these are all major components . . . that are responsible for learning new memories . . . and being better at learning.”	Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition. We have not conducted research supporting any of the claims in this statement, including that psychedelics increase neuron growth, synaptic activity, synapses strength, or connectivity or increase learning, memory, or intelligence. We also have not conducted any research with respect to brain-derived neurotrophic factor (BDNF), including research supporting statements that psilocybin enhances BDNF. Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator. We do not intend to market any of our products for medical use.
“. . . these compounds do have an effect, a noticeable effect, and it may actually feel like psilocybin [in the case of Golden Hour].”	Functional mushrooms are not psychedelic and our Golden Hour product does not have an effect like psilocybin.
“Anecdotal reports are that [psilocybin microdosing] allows you to focus and stay in a quote-unquote flow state where your attention does not become fatigued. So you can engage in particular tasks, . . . repetitive tasks and be able to maintain focus and flow . . .”	Limited anecdotal reports are inherently unreliable and we are not aware of any research supporting statements that ingesting psilocybin or microdosing increase focus or attention.
“If you’re in a physical activity, even if you have a higher dose, your . . . adrenaline sort of overpowers the microdose or the mini-dose. . . . [B]ack when I was young, we’d take kind of a proper psychedelic dose and go on a hike in the mountains in Colorado. And while you’re hiking, you don’t really have the effects, the visuals aren’t there. You just have a limitless energy, but then you stop and take a break and then who you feel it because it’s not being overrun by adrenaline and just the physical exertion.”	Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition and we are not aware of any studies that conclude they increase endurance.

28

Statement	Company Response
Host: “At the microdose level, it doesn’t affect your motor skills?”

Company Rep: “Makes it better. . . . I usually just [take a] micro- or mini-[dose] . . . for surfing. But it definitely gives you unbelievable stamina . . . I stack my microdose always with cordyceps and lion’s mane, so the cordyceps really helps – it just gives you a bottomless tank.”	Microdosing does not improve your motor skills, and could impair them. We strongly warn against surfing after consuming psilocybin – doing so may be incredibly dangerous. We have not conducted research supporting statements that microdosing increases endurance. The statement reflects only the speaker’s personal experience, which should not be relied on as indicative of the effects of psilocybin or cordyceps, lion’s mane, or any other functional mushrooms. “Stacking” microdosing and functional mushrooms will not provide “unbelievable” stamina or a “bottomless tank,” and we strongly warn against stacking psilocybin and functional mushrooms.
Host: “When you have a problem for whatever reason, something is blocking and hindering your progress, [and] you do . . . a microdos[e] . . . to solve a specific problem — I’ve heard a lot of people, again, anecdotal, . . . say[] that they were on a problem and they had this very complex problem and they were looking at it for months and they just couldn’t understand it. And then, after doing [a microdose], there was [sic] huge breakthroughs. . . . [D]o you agree with that?”

Company Rep: “. . . The research is showing neuroplasticity, which is the ability for your brain to create new neural networks. . . . And that can be great for learning . . . So I definitely think it helps.”	The host’s statement reflects personal anecdotes regarding solving problems after microdosing, and such limited personal anecdotes are inherently unreliable. The Company representative’s statement, that “research is showing” microdosing increases neuroplasticity or is “great” for learning, should not be believed. We have not conducted any research supporting such statements nor are we aware of credible research by others supporting such statements.
“[Psilocybin] quiets that inner critic. And studies are showing that [psilocybin] actually decreases blood flow to that region of the brain and allows you to not have that second-guessing judgment.”	We have not conducted any research supporting statements that ingesting psilocybin decreases blood flow to certain regions of the brain or has a positive effect on judgment.

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Statement	Company Response
“. . . [S]ome science is pointing to an increase in network connectivity throughout the brain or certain regions of the brain, for example, the area that connects the two brain hemispheres together, the corpus callosum. It’s thought that maybe psilocybin may increase connectivity between there [such that] it puts you into a better flow state. I know for me, I become more introspective and I can focus on different tasks. I become more appreciative, [have] more gratitude, and then I have a much greater attention to detail for certain tasks. . . . In a microdose psilocybin state, you have an attention to detail and it’s more about the appreciation of that detail and acceptance of what you’re seeing in a way. And for me, I guess the best way . . . to describe the experience [is that] it’s almost like a brain lubricant. So if you take a dose and you go walking, I literally feel lighter. . . . [I]t’s like pressing the easy button . . . and your brain is kind of bathed in a lubricant where everything’s kind of flowing. . . . [M]aybe there’s some dopaminergic activity, but I think it’s maybe some synergy of dopamine and serotonin . . . activity working together.”	We have not conducted any research supporting statements that psilocybin increases connectivity in any regions of the brain. While the statement reflects the speaker’s personal perceptions of the effects of consuming psilocybin, we have no scientific basis to support statements that psilocybin will cause you to become more introspective or appreciative, increase your focus, cause you to have more gratitude, or make you feel lighter. Psilocybin is not a lubricant and does not make anything in your brain “flow.” The speaker’s statement that psilocybin may cause dopaminergic activity or synergy between dopamine and serotonin is their personal speculation and has no scientific support and should not be believed.
“[I]t’s very encouraging that a single dose [of psilocybin] can be used in the context of something like depression, and that that can alleviate or relieve signs of depression. And . . . this may have maybe done in a guided state where the subject is given a dose and maybe feelings are brought up, and when those memories are brought back up and the memories are then stored again – this is called memory reconsolidation – and if you reconsolidate your memories in a state of psilocybin use where you have a certain neuro pharmacological background and those memories get reconsolidated and stored, they are by definition different memories. So you actually can fundamentally change the memories that we have now . . . And much like the MDMA work that’s being done now, I think similar things are happening with psilocybin.”	Psilocybin has not been proven to effectively treat depression. To the contrary, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. None of psychedelic mushrooms, psilocybin, or MDMA have been approved for treatment of any disease or condition, including depression. We have not conducted research (and are not aware of any third-party research) supporting statements implying that psilocybin or MDMA can affect a person’s memories.
Company Rep: “[There’s] much less research on something like psilocybin just because the stigma was there. But these have the greatest capacity for brain health and brain health optimization.”

Host: “And they’re not addictive. It’s not like amphetamines or cocaine where you take it and then tomorrow you can’t function without it.”

Company Rep: “Very good point. . . . [T]here’s no physiological addiction to my knowledge. . . . [F]rom the context of toxicity or most importantly addiction, I don’t see any concern there.”	We expressly refute these statements as inaccurate and impossible to substantiate. Psilocybin does not have the “greatest capacity” for brain health and optimization or, to our knowledge, any ability whatsoever to improve brain health. We have not conducted research supporting such statements, nor do we believe that any such statement could be supported if such a study were conducted. We have also not conducted research supporting claims that psilocybin is not non-addictive or non-toxic and such claims should not be believed. Contrary to these statements, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse.

30

Statement	Company Response
Host: “If you take something and you feel great the next morning, wouldn’t you want to feel great again? . . . That’s why people drink energy drinks . . .”

Company Rep: “Adderall [and] alcohol, too. I mean, for me, the next day after I take [psilocybin], there’s like an afterglow, so it’s almost like I look forward to the next day. I don’t know how to explain it or if there’s science there, but . . . it’s like I almost look forward to the next day. So this is like some weird afterglow effect that I get from [psilocybin]. So . . . there’s never a want, there’s never a lack of dopamine that you would get with something like amphetamines.”	Psilocybin is a dangerous controlled substance, with a high potential for abuse. There is no medical support for claims that it causes an “afterglow” or improved feelings the following day.
“. . . [T]he first formulation is designed to enhance the drop in [the] dopamine levels in your body, and add to that motivation and focus. And it’s designed to stack with the psilocybin microdosing.”	We are not aware of any research supporting statements that any of our products affect dopamine production, motivation, or focus. We strongly warn against “stacking” any of our products with a psilocybin microdoses – stacking our products with psilocybin can be dangerous.
“Lion’s mane and cordyceps are two of the main things in [the Sunbeam]. [Unintelligble] boosting the dopamine levels and some other nice ingredients. You can find all that at . . . our website, getfirstperson.com . . .”	We are not aware of any research supporting statements that our Sunbeam product or any of its ingredients affect dopamine production.
“[In Golden Hour,] for focus, we got the lion’s mane [and] reishi mushrooms. There’s a microdose of lithium . . . in there that also has a great effect. And then l-theanine is another one of the compounds that help with the calming. . . . [Golden Hour] just gives you that little feeling of joy, a smile, a tapping in your step . . . [W]e’re trying to go after oxytocin . . . [and] mimic MDMA possibly at some level and stack [Golden Hour] with psilocybin, which people do.”	We are not aware of any research supporting statements that our Golden Hour product or that lion’s mane, reishi mushrooms, lithium, L-theanine or any other compounds in that product will make you feel calm or joy or increase oxytocin production, and we make no such claims in our marketing. Our Golden Hour product is not psychedelic and does not replicate the psychoactive effects of MDMA. Ingesting high doses of our Golden Hour product will not cause hallucinations and we strongly warn against consuming more than the recommended dose. We strongly warn against “stacking” any of our products with a psilocybin microdose – stacking our products with psilocybin can be dangerous.

31

Statement	Company Response
Host: “Do you think if somebody — well, maybe you guys formulated a liquid version of this instead of beer — that would be [unintelligible] First Person 2.0.”

Company Rep: “You’re not supposed to actually reveal that. But yeah, we’re working on that now. We’ve actually had several versions of it. That has a lot of promise for sure.”	We are currently developing a functional beverage product and intend to commence sales of such product by the first quarter of 2024; however, we may encounter disruptions or delays, including supply chain issues, that cause us to postpone such launch date, or we may elect not to launch such product if we determine that doing so is not profitable or is otherwise not in our best interests. The statement that such product, which is still in the development stage, has “a lot of promise” is not substantiated and should not be relied on.
“. . . think about the potential of psychedelics: so you get to a good place where you have social connectivity and you’re laughing and you’re having fun and then it wears off and you don’t pass out and you don’t throw up. You don’t have all these other problems [associated with alcohol consumption.]”	There are many potential problems associated with consumption of psilocybin and other psychedelics and no proven safe medical benefits. Psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.
“When I’m taking the Moonlight, I definitely get over 2 hours [of deep] cycle [sleep,] so that’s a huge improvement personally.”	This statement reflects a personal anecdote of the speaker’s experience with our Moonlight product. Such limited personal anecdotes are inherently unreliable. We are not aware of any research supporting statements that our Moonlight product increases deep cycle sleep.
Host: “What’s actually in Moonlight?”

Company Rep 1: “it’s mushroom-based again, with reishi as the lead mushroom. It’s also got L-theanine once again; it’s got Passionflower and . . . kava.”

Host: “. . . I know a lot of people take reishi mushroom and that’s literally the differentiating factor of them having poor sleep to great sleep. What’s the actual science when you take or ingest reishi mushroom? What is actually going on in the brain? Do we have that science?”

Company Rep 2: “Yeah, actually, there’s not a whole lot [on] reishi. It’s an adaptogenic [unintelligible], so it helps to balance. [It’s] probably is working through the autonomic nervous system - so there’s the parasympathetic and sympathetic nervous system, kind of like the yin and yang. So I think it’s probably working through that and more or less balancing your brain and your body in a way that can help restore the normal rhythm.”	Consuming reishi mushrooms does not “balance” the brain or body or “restore” the brain or body’s “natural rhythm,” and the speaker’s statement regarding the effects of reishi mushrooms is not substantiated by scientific studies. We have not conducted research (and are not aware of any third-party research) supporting statements that reishi mushrooms improve sleep quality or affect the autonomic nervous system.

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Statement	Company Response
“You can create addiction through GABAergic tone . . . So we have to respect GABA, and I think the formula [in the Moonlight] gets that nice balanced pulse of GABA that can be used on a daily basis with no problem.”	We have not conducted any research supporting statements that our Moonlight product has any effect on GABA production, or that it is not addictive. All of our consumer products include a disclaimer that they have not been evaluated by the FDA and we strongly warn against consuming more than the recommended dose.
“I think there’s evidence emerging that some of these mushroom compounds are working through the immune system and they may help attenuate inflammatory states . . . Systemic inflammation leads to neuroinflammation[;] neuroinflammation is the big trigger and driver for things like Alzheimer’s disease, Parkinson’s disease, things like that. . . . [T]here’s a lot of evidence pointing to these mushroom bio shooter calls impacting our immune system in a way that could suppress or attenuate inflammatory pathways. And in that way, they may be working as a neutropenic. . . . So using nature’s medicine [unintelligible] mushroom [unintelligible] and be able to take it on a daily basis. And I think there’s good evidence [that] these mushroom compounds do have real world anti-inflammatory effects similar to NSAIDs.”	We are not aware of any credible evidence emerging to support statements that either functional mushrooms or psychedelic mushrooms help decrease inflammation or that consuming them is effective in the treatment of Alzheimer’s disease, Parkinson’s disease, or any other medical condition. Neither functional mushrooms nor psychedelic mushrooms are “medicine” And they should not be used as a substitute for NSAIDs or other FDA-approved anti-inflammatory treatments. We do not intend to market any of our products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.
“My theory on [legalization of psilocybin] is that it will happen . . . because [of] all of the studies . . . And there’s already hundreds of studies presently underway[, looking at] everything from ADHD to anxiety, depression, even . . . eating disorders. And then so it has a huge prospect for mental health . . . [O]nce these studies . . . [have] been published, . . . there’ll probably be a lawsuit filed . . . to get [psilocybin] rescheduled because the pharmaceutical companies are going to fight it tooth and nail and they have huge lobbying power - I mean, they’re going to lose billions of dollars in revenue when natural compounds start replacing these SSRI and other basically ineffective [drugs.]”	The statement reflects the speaker’s personal theory regarding the potential legalization of psilocybin, but there is no guarantee that any legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin. We do not know how many studies are currently being conducted involving psilocybin, and we are not aware of any research supporting statements implying that psilocybin is effective in the treatment of attention deficit/hyperactivity disorder (ADHD), anxiety, depression, eating disorders, or any other medical conditions. The prediction that one or more studies will conclude that psilocybin has such benefits, or that a lawsuit will be filed to reschedule psilocybin, is unsubstantiated. Regardless of how many studies are done and the conclusions they may reach, legalization of psilocybin may not occur for many years, if ever. Furthermore, we have no evidence that any pharmaceutical company is opposed to the rescheduling or legalization of psilocybin, and we have not conducted any research supporting the statement that pharmaceutical companies would lose billions of dollars in revenue in the event psilocybin is rescheduled by the DEA or legalized in any jurisdictions. We are not aware of any research supporting statements that selective serotonin reuptake inhibitors (SSRIs) are ineffective or that psilocybin is as effective or more effective than SSRIs. SSRIs are approved by the FDA for treatment of medical conditions and their efficacy had to be proven to the FDA before they received regulatory approval. Psilocybin has not been approved by the FDA for the diagnosis, treatment, cure, or prevention of any condition. We strongly warn against replacing SSRIs or any other FDA-approved prescription medication with psilocybin, which is a Schedule I controlled substance and has not been approved for treatment of any medical condition.

33

Statement	Company Response
“[S]omething that we are doing with our company is figuring this out. And we have a unique library of species that our mycologist and myself — that we’ve been collecting for a number of years from around the world . . . We are exploring those compounds and really hoping to use those to bring some novel products [to market.] . . . I’m hoping in five years that . . . psilocybin will be decriminalized and you’ll have a fourth little tin in your hand. And that is going to be a very well formulated microdose standardized dose. That’s really what we’re working for . . . standardizing dosing. . . . One mushroom from the same substrate can vary greatly in its concentration of psychedelic compounds. So, you know, really understanding and standardizing our dosing. And we hope to be dominating the market and sharing these wonderful compounds . . .”	The statement incorrectly implies that we are conducting research involving psychedelic mushrooms or seeking to formulate standardized dosing. We have not commenced any operations or conducted any research involving psychedelic mushrooms. All research to date has been performed on functional mushrooms. The statement that we have collected a unique library of species is unsubstantiated and we do not know what any of our current or future competitors may have collected or the research they may have done. There is no guarantee that any legislation decriminalizing psychedelics or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin. We do not intend to produce psychedelic consumer products, and therefore do not intend to dominate (or attempt to dominate) the market for such products.
Host: “If I’m trying to become Batman, is psilocybin top of the top?” Company Rep: “I’d have to say it’s up there for sure, if you want superpowers.”	Consuming psilocybin will not provide you with “superpowers” and could substantially harm you. It is classified by the DEA in its most dangerous class of substances.
“The science [on psilocybin] will have caught up with the anecdotal reports and will further validate — you, know, as a scientist, I need to be conservative, but I’m really sure that the science will further validate the use of these mushroom compounds for as natural medicine to enhance mental health optimization and probably tap into the bottom line of many of these pharmaceutical companies overprescribing all these different SSRI and these drugs that have just permeated culture, right? . . . We have something that nature has given us. And I think we’re at . . . a tipping point now where the laws are going to change, where we can start utilizing and leveraging these not only for clinical things like depression and maybe traumatic brain injury for neuronal repair, PTSD, things like that, but as lifestyle medicine or lifestyle agents[,] much like coffee is being used on a daily basis where we can optimize our life in many aspects of our life . . .”	We have no scientific basis to support the statement that research on psychedelic mushrooms will validate claims that they can “enhance mental health optimization” or can replace SSRIs or any other FDA-approved prescription medication (and thereby “tap into the bottom line” of pharmaceutical companies). Such statements are purely speculative and unsubstantiated. There is no guarantee that any legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin. We are not aware of any research supporting statements that psychedelic mushrooms or psilocybin is effective in the treatment of depression, traumatic brain injury, or PTSD. Even if psychedelic mushrooms or psilocybin is legalized or decriminalized, they may not be proven to be effective in the treatment of such conditions and may never be utilized on a daily basis similar to coffee. Such statements should not be relied on as an accurate reflection of the potential market for psychedelics in the event psychedelics are ever legalized. We have not conducted research supporting statements that psychedelic mushrooms can repair neurons.
Host: “[The] point that I’m trying to get to is that the benefits that you get from these compounds as of now[, your products are the] top of the line stuff. If you want the results that microdosing gives you, [your products are] the top of the tier.”

Company Rep: “Yeah. First Person mushroom formulations are sort of at the cutting-edge of mental health performance optimum. . . . [T]hese are not going to be the last formulas that [First Person] make[s]. . . They have a growth mindset when it comes to evolving and following the science to then formulate products that [span] a broad range . . . And they will, I’m sure, follow the science and help to stimulate and fund the science to further advance the science and application of their formulas.”	Contrary to the host’s statement, our products do not replicate the effects of microdosing, and therefore cannot be the “top of the tier” at doing so. The statement that our products are at the “cutting-edge of mental health performance optimum” is unsubstantiated and we do not intend to market our products for medical use. The statements that we will help to “stimulate and fund” the science is an overstatement of our intentions, which is limited to conducting further research and development of our own functional mushroom products and to conduct research through TruMed in Jamaica focused on analyzing certain psychedelic mushroom species and extraction and production methods that standardize the potency of naturally-occurring psilocybin in mushrooms for use in approved clinical trials by drug development companies.

34

Statement	Company Response
“It’s unfortunate that [firstperson.com] got squatted.”	Statements implying that firstperson.com was “squatted” are unsubstantiated — we have no evidence that the website was registered by a third party with the intent to prevent others from registering the same or to resell it for a profit.
“. . . no prescription drugs, you know, things that are commercially available that kind of put you on fire and make you super productive, happy, and in that flow state where we all want to be.”	We are not aware of any research supporting statements that any of our products, or any combination of our products, will make you more productive or happy or in a “flow” state.
Date: 2022-04-04 -
KONCRETE Podcast – Society & Culture – “Danny’s quest to get smarter.”

“. . . [W]e just started exploring the different ways to protect your brain over the long run and [that led us to] functional mushrooms like lion’s mane, which is really important for brain health, and eventually into psychedelic mushrooms, which have the potential to be the Holy Grail of brain health as it really improves your brain’s neuroplasticity and neuro connections.”

Lion’s mane is not important for brain health and we have not conducted research supporting statements that psychedelic mushrooms increase neuroplasticity and neural connections. Although many may express an interest in the potential for psychedelic mushrooms to improve brain health, the statement that psychedelic mushrooms have “the potential to be the Holy Grail” of brain health is unsupported and a vast overstatement.

“There’s been a lot of research [on the effect of mushrooms on various ailments,] from PTSD, depression, anxiety, phantom limb pain.”	While third parties may have conducted research regarding mushrooms’ effects on PTSD, depression, anxiety, and phantom limb pain, we have not conducted any research (and are not aware of any third-party research) supporting statements implying that either functional mushrooms or psychedelic mushrooms are effective in the treatment of such conditions.
“Johns Hopkins did [a study] on people with terminal illness and untreatable depression. So these guys had depression and anxiety about their impending mortality that was untreatable with any over-the-counter or prescription drugs. . . . And then with cognitive behavioral therapy and high dose psilocybin treatment, they found efficacy rates of upwards of 80%. After treatment, these people were then completely okay with the fact that they were going to die and they lived the rest of their days happy and content and were able to reconnect with their families and weren’t just living in misery and fear . . . 80% [efficacy] is amazing. . . . No drugs have anything near that.”	The speaker’s summary of the referenced study is an over-exaggeration and the study does not actually state the findings or conclusions stated by the speaker. Therefore the speaker’s statements should be ignored. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including depression, and conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator.

35

Statement	Company Response
“[Sunbeam] has lion’s mane and cordyceps, as well as some other botanicals and ingredients in it. And it’s designed specifically to enhance your dopamine system.”	We are not aware of any research supporting statements that our Sunbeam product or any of its ingredients enhance dopamine production.
“. . . oxytocin [is targeted in] the Golden Hour . . .”	We are not aware of any research supporting statements that our Golden Hour product increases oxytocin production.
“And you can stack [Sunbeam and Golden Hour] together. The initial feedback we got from a lot of customers is that the stack of the both of them together feels a lot like a microdose, like a psilocybin microdose, which was surprising. We weren’t really expecting that. I’ve tried it myself and I can say, yeah, it does kind of feel that way. These formulations were designed to stay away from the serotonin receptors, which psilocybin affects . . . So these formulations are [targeting] oxytocin, . . . dopamine and . . . GABA for the sleep, and leaves open the serotonin receptors for those who might be doing a microdose protocol.”	“Stacking” any of our products will not cause hallucinations or any other effects specific to psychedelics or microdosing psilocybin, and we do not advise stacking our products or taking more than the recommended dose, or stacking any of our products with microdosing, as doing so can be dangerous. We are not aware of any research supporting statements that our products do not affect serotonin production or increase production of oxytocin or dopamine or affect sleep.
“ . . . [I]n a microdose, it’s not something that you’re going to have visualizations. It’s just really a boost of mental cognition. And it’s proving out to really improve your neural connections. It’s great for creativity. It is also great for just boosting your brainpower over time. So we’ve been microdosing for quite a while, and I think my brain is functioning at the highest level it ever has in my life right now.”	Microdosing psilocybin will not boost your mental cognition, and we have not conducted research supporting statements that microdosing improves neural connections or is “great” for connectivity or brainpower (either immediately or over time). The statement that the speaker’s brain is functioning at the “highest level in [his] life” is an unsubstantiated personal anecdote, and such personal anecdotes are inherently unreliable.

36

Statement	Company Response
“But the initial reports coming back are very promising around neuroplasticity and increasing your brain cells and increasing your connections and your dendrite spines on your synapses that are how we think. And these things are growing stronger with microdosing of psychedelics over time is what [the research] is showing. . . . You’re just trying to forget all your issues right now . . . with antidepressants, really. So . . . what’s good about psychedelics is that it helps you deal with your issues rather than just blunt them and put them aside. So there’s a great possibility in a future where, as people have these problems, they’re able to accept these problems and move on from them rather than a constant medication over years just to try to forget about it or self-medicate with alcohol or drugs or weed or whatever. . . . [P]sychedelics give you, they give you the ability to deal with your issues.”	We have not conducted research supporting statements that psychedelics increase neuroplasticity, brain cell or dendrite spine growth, or neural connections. Psychedelics have not been proven to be effective in the treatment of depression or other medical conditions or in providing “the ability to deal with your issues.” To the contrary, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.
“And all of our products are around brain health and performance and have centered around the potential of future legalization of microdosing for that reason.”	Our direct-to-consumer brand of nutraceuticals and our functional mushroom powders have not been proven to improve brain health or performance. They do not contain psychedelics and are not reliant on the legalization of psychedelics or psilocybin. Our business as currently operated will not be impacted if such legalization does not occur.
“There’s some really interesting research being done on that, where . . . MRI’s . . . really show[] the blood flow to the brain and the activity of the brain [as a result of microdosing psilocybin]. . . . What’s interesting about these serotonin compounds is that they allow your brain cells to communicate laterally. . . . [o] when you take psychedelics, these neurons can now talk to the ones next to them rather than the one just straight down the line on that neural pathway. And this is why you get synesthesia when you take high dose psychedelics. . . [,] like your visual pathway is talking to your auditory pathways[,] . . . your senses are crossing over with each other. So your neurons are communicating in new ways. And this is what the basis of neuroplasticity is, where it allows workarounds. And this is why they think it really helps with, say, addiction or trauma treatment . . . you’re reliving this little circular path in your brain and that trauma. And then you have a high dose of psychedelics and then you get a new neural network happening. So your brain cells that weren’t talking to each other now are and they kind of work around that stuck spot . . . [It’s] very interesting how that works the default mode network[,] this is kind of constant talk in your head that you tell yourself and when you’re on a psychedelic or particularly psychedelic mushrooms, even a microdose, that calms down, right? So . . . the chatter in your head that you’re normally dealing with . . . starts to go away and it starts to make you more aware of your surroundings . . . and helps you get into that flow state.”	The referenced studies do not actually state the findings or conclusions that the speaker suggests they do regarding the ability or potential of psilocybin to increase communication between neurons and cause synesthesia, and we have not conducted any research supporting such statements. We strongly discourage taking high dose psychedelics. Psychedelic mushrooms have not been approved for treatment of any disease or condition, including addiction or trauma. To the contrary, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. Claims that consuming psychedelic mushrooms will make you more calm or aware of your surroundings are unsubstantiated.

37

Statement	Company Response
“Endurance as well. For surfing, it’s amazing. When you [combine] microdosing [and] surfing, you never get tired. You have an endless gas tank.”	We strongly warn against surfing after ingesting psilocybin – doing so may be incredibly dangerous. We have not conducted research (and are not aware of any third-party research) supporting statements implying that psychedelics or microdosing increases endurance, and microdosing will not prevent you from ever becoming tired.
“And we believe [legalization of psilocybin] is going to happen a lot quicker federally . . . than marijuana.”	We cannot reliably predict when, if ever, federal legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted, or whether such legislation will be enacted (if it is enacted at all) more quickly than federal legislation legalizing or decriminalizing marijuana.
“Schedule One means it’s high abuse potential, which magic mushrooms are not. They kind of have an anti-abuse system built in because if you take them regularly, you oversaturate those serotonin receptors and they won’t work. It’s not like you can just keep doing it and take more and more and more and more if you don’t have a washout period at that. Those receptor sites are not active and they’re not available to receive it. So you just will get no effect . . . There’s no toxicity [with psilocybin].”	Psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse. We have not conducted any research to support statements that psychedelic mushrooms “have an anti-abuse system built in” or can affect serotonin receptors, or that the DEA’s scheduling of psilocybin is unwarranted.
“Mushrooms are the safest drug that exists. . . . Mushrooms are the least dangerous. . . . So mushrooms are the least dangerous. The least addictive on top of it.”	We expressly refute these statements as inaccurate and impossible to substantiate. Mushrooms are not the safest drug that exists, nor are they the least dangerous. Mushrooms are also not the least addictive drug. There have been no studies supporting such statements, nor do we believe that any such statements could be supported if such a study were conducted. To the contrary, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

38

Statement	Company Response
“Psilocybin is the psychedelic compound of the magic mushrooms . . . And mushrooms vary wildly in their concentration of those compounds. So this is something that we’re working on. Through our research that we’re doing in Jamaica, we have acquired a company down there where we can do our research legally and so we can really understand . . . the different compounds that are contained in the mushrooms, all the different tryptamine analogs, . . . and really trying to understand what those do for the feeling of it and how it affects your body, and [from that,] creating standardized dosing. . . . A mushroom can vary greatly from the stem to the cap, from one mushroom to the next, even [when] grown on the same substrate. And they can vary from like 0.2 of a percent of psilocybin up to 2%. . . . So and that’s what we hope to do with our research down there, is standardize the dosing so we know exactly the HPLC analysis of our extracts and our powders and know exactly how much psilocybin . . . and tryptamine analogs are there. so we really understand what we’re giving people for therapeutic doses. We like to help support the therapeutic industry down there and then as well for our microdosing for adult consumption.”	The statement that we are working on research in Jamaica regarding the concentration of psilocybin in psychedelic mushrooms is false in multiple respects. We have not conducted, and are not conducting, any research involving psychedelic mushrooms or psilocybin. In addition, we have not commenced any operations in Jamaica. As we have not conducted any research involving psilocybin or psychedelic mushrooms, we have not conducted any research supporting the statements that psilocybin varies greatly from the stem to the cap or from one mushroom to the next, or the degree of such variation. We do not intend to give therapeutic doses to people or produce psychedelic consumer products; rather, we intend to supply psilocybin to drug development companies, but we have no supply agreements with drug development companies and may never earn revenue or profits from supplying psilocybin.
“This could be designed so you wouldn’t have to take Adderall . . . Our Sunbeam was actually designed to help boost the dopamine system so that you don’t have to take a prescription Adderall, and run the risk of that prescription medicine.”	It is inappropriate to compare our products to FDA-approved drugs such as Adderall, and we strongly advise against using any of our products as substitutions for Adderall or any other FDA-approved medication. We do not intend to market any of our products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.
“Right now they estimate 6 to 10 million people are regular microdosing in the United States. . . . I think that’s underestimating. I think it’s actually greater than that. And as more research gets shown and it starts to normalize, it’s getting more and more. So it’s growing pretty rapidly.”	Psychedelic mushrooms are illegal, which makes any estimate of the number of people microdosing inherently difficult and unreliable. We do not know how many people in the United States are currently microdosing and it is not possible to know whether such consumption of psychedelics is increasing.

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Statement	Company Response
“[The] biggest challenge [is] the pharmaceutical industry[, which] definitely . . . ha[s] a very strong lobby because they don’t want to lose that revenue from those drugs, including SSRI. . . . And so they’re probably the biggest resistance to getting law changes [around psychedelic mushrooms and psilocybin] — those guys will lobby against it and they have very deep pockets. So it will really take a public upswelling of interest to get it to change, I think, on the federal level. . . . Every single person we talk to, they’re so interested in this and they see the benefit. I think it’s inevitable, you know. Timing is, you know, it might be two years, maybe three years, maybe five. I don’t know the timing, but it’s going to happen. It will happen. It is inevitable.”	We are not aware of any evidence that the pharmaceutical industry is the biggest challenge to the legalization of psychedelics, or that the pharmaceutical industry is even attempting to prevent such legalization. The implication that psychedelics could replace SSRIs is unsubstantiated, as neither psychedelic mushrooms nor psilocybin has been approved for treatment of any disease or condition. We are not aware of anyone successfully replacing SSRIs (which are FDA-approved prescription medication) with psychedelics. Psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. Legalization of psychedelics is not inevitable — we cannot reliably predict when, if ever, any state or federal legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted. The statement that “every single person” we talk to is interested in, and sees benefits of, psychedelics, is hyperbole and not true.
“Jamaica is one of the only places where [psychedelic mushrooms have] never been illegal. . . . So it’s really an opportunity to do . . . research, where you can really experiment, create different consumer products, try them legally, have other people try them, get actual feedback outside of the world of regulated clinical trials in the United States. So there is definitely a place for [medicinal, therapeutic use of psychedelic mushrooms], but there’s definitely a place for the future of responsible adult consumption as well. And so Jamaica allows for that because when you do research around a Schedule I drug in the United States, it is very, very hard, expensive and controlled. And then we’re working on our own license to have controlled substances in the United States[, and it’s a] process even getting to do that. So it allows us to fast forward it in Jamaica[.]”	We have not commenced any operations in Jamaica, including research involving psychedelic mushrooms. However, when we do commence operations in Jamaica, we intend to focus on such research. We do not intend to produce psychedelic consumer products. Psilocybin is not an illegal drug under the Jamaica Drug Act. Therefore, research involving psychedelic mushrooms is not in contravention of the laws of Jamaica and does not require any permit or authorization from the regulatory authorities in Jamaica. TruMed, our wholly-owned subsidiary, intends to cultivate and study psychedelic mushrooms in Jamaica, and we plan to use a portion of the proceeds of this offering to establish TruMed’s operations in Jamaica We have not yet applied for a DEA license to grow and research psilocybin mushrooms in the U.S. and do not expect to apply until, and unless, we obtain approval from the WDOH to conduct psilocybin research at our Olympia, Washington facility. We filed an application with the WDOH on July 12, 2021, but our application has not yet been acted on. If the WDOH approves our application, then we intend to utilize such registration to apply for licensure with the DEA to make our facility in Olympia, Washington a licensed psilocybin facility. The WDOH and the DEA may deny applications in their sole discretion.
“So some of these initial studies that are coming out saying . . . microdosing is only the placebo effect. . . . I don’t personally believe that. I believe that there’s a lot more to it because there’s other studies that show that it’s increasing your neuroplasticity and your neurogenesis. So it’s definitely a combination.”	We have not conducted any research supporting statements that microdosing increases neuroplasticity or neurogenesis, or studies that concluded that any benefits related to microdosing are a result of the placebo effect.
“Through microdosing, through correct diet and lifestyle and supplementation and taking these things that are healthy for your brain[,] . . . maybe you don’t get to the point where you’re so anxiety-ridden and depressed that you need to take a therapeutic dose ever. Maybe it’s a microdose over time that just makes you more aware of yourself and more connected with your life so that you don’t get broken.”	Microdosing is not healthy for your brain. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including anxiety or depression. To the contrary, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

40

Statement	Company Response
“And we grow those mushrooms ourself at our farm in Washington, . . . an organic medicinal mushroom farm in Olympia, Washington. And that’s where we grow these mushrooms for these supplements. . . . [W]e started [the farm because] we couldn’t find the mushrooms that we wanted on the market . . . [I]n the, the functional mushroom world, there’s a little bit shenanigans that go on and, you know, people sell powdered grains as mushrooms and we didn’t want that in our product. . . . [W]e don’t want to take a bunch of rice powder, oat powder, so we grow whole fruiting body mushrooms and we cultivate the mycelium in a liquid culture and then we strain that out. We combine the mycelium with the pure fruiting body, no grains, and then we do an extraction process and we spray dry that. So we have a very highly concentrated, pure full fungus powders that we use. . . . And we’re developing a B2B business, supplying a few select brands with those powders as well here in the United States.”	While certain of our products include lion’s mane mushrooms grown at our farm in Olympia, Washington, our products also currently include functional mushrooms purchased on the market from third parties. We have no evidence that other companies market or sell powdered grains as functional mushroom products, or that our products or the mushrooms and other ingredients used in our products are more pure or potent than any other company’s products, grains or, functional mushroom products. We do not cultivate mycelium as the speaker states, or combine the mycelium with the fruiting body — our extracts only contain the fruiting body. We have not entered into any supply agreements to supply other businesses with our functional mushroom powders and no such negotiations are underway.
“[Dom D’Agostino is] helping us design our studies and [with] a couple of patent applications we have on bioavailability of psychedelics and stuff. So we’re working with Dom to continue to do some more research.”	We have not designed or conducted any research studies or development involving psilocybin or other psychedelics, nor have we prepared or submitted any patent applications in this area. All of our research to date regarding bioavailability has been conducted using functional mushrooms.
“[T]he future is we’re continuing to innovate consumer products around brain health and performance and lead the charge in natural psychedelics as it starts to legalize — we’re going to be very involved in both those. And of course you’ll see our [B2B product line,] First Grown, . . . on shelves . . . [First Grown is a] new and different brand[ from First Person]. That’s our trademark product of how we process and grow the mushrooms . . . And that’s different than anything else that’s out there in the market right now. And so we’re talking to some industry-leading brands about incorporating our product into their product, and that’ll be happening over the course of the next six months. . . . I’m super excited about what’s coming next in that world and in the future of drink and our social connections . . . and just having an alternative to that that doesn’t have to be so poisonous to our body. And our brain is something that as a company that we’re exploring for the future.”

We are not leading “the charge” in psychedelics and do not currently expect to be “very involved.” To the contrary, we have not commenced any operations involving psychedelics. While this statement was made over 12 months ago, there has been little advancement in the legalization of psychedelics. Currently, Oregon and Colorado are the only states to have legalized the use of psychedelic mushrooms (in Oregon, such use is limited to therapeutic use in supervised environments, whereas Colorado more broadly decriminalized possession and use by adults in addition to laying the groundwork for a mental health framework). However, such legislation does not remove or alter the current federal constraints on psilocybin, which remains a Schedule I controlled substance under the U.S. Controlled Substances Act of 1970, and the DEA may elect never to reschedule psilocybin.

We no longer use, and intend to abandon, the First Grown trademark. Statements that there are no other products similar or equivalent to our products are unsubstantiated. While the statement predicts we will enter into supply agreements with industry-leading brands within six months from the date of the statement, the statement was made over 12 months ago and we have still not entered into any supply agreements for our mushrooms to be incorporated into any third-party product. We do, however, intend to distribute our lion’s mane mushroom ingredient to B2B partners and brands. We are engaged in discussions with several potential accounts for B2B distribution/sales. We are operating our B2B ingredients business under the First Person trademark rather than a separate “First Grown” mark.

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Statement	Company Response
“[Sunbeam and Golden Hour both contain lion’s mane] to increase BDNF, you know, brain-derived neurotrophic factor, which causes dendrite growth myelination of your neurons . . . So that is really exciting that the research is showing that that increases that . . . [W]hen you stack that with psilocybin, we really think there’s a synergy there. From our own personal experience, when you have that increased BDNF from the lion’s mane and then you’re also throwing [in] that, you know, increased dendrite growth and stuff from the psilocybin[,] it’s very powerful for brain health and this is why we created these products.”	We have not conducted research showing that lion’s mane or other functional mushrooms improve brain health as we age or increase brain-derived neurotrophic factor. There are no FDA-approved medical uses for lion’s mane or other functional mushrooms. “Stacking” any of our products with psilocybin can be dangerous and we do not recommend it — there is no evidence of any synergy between our products and psilocybin or that stacking them has any impact on brain health.
Date: 2022-11-23 -
Let’s Talk Plant Medicine: Cannabis, Psychedelics & Pharmaceutics with Dr. O - Education - “This show is for educational purposes and should not be taken as medical advice, Dr. O is a clinical pharmacist certified in medical cannabis. In this podcast, you will learn about alternative ways to improve your health and well-being using the healing power of medicinal herbs such as cannabinoids, psychedelics, and conventional therapy.”

“[W]e were looking into [brain health] years ago . .. . and it . . . led us to functional mushrooms. The first one being really lion’s mane for the brain, which is what really drew our attention to mushrooms to begin with, and just experimenting with ourselves, . . . taking it as a supplement or putting it into our coffee. And we noticed right away the powerful benefits it had towards cognition. That led us down the path of other mushrooms like cordyceps and reishi and the functional mushroom side and their powerful benefits, and eventually into psychedelic mushrooms, which we feel . . .. , as it becomes more legal, it will be a game changer in brain health and brain performance.”

We have not conducted research supporting statements that either lion’s mane or any other functional mushrooms have any impact on brain health or cognition. The statement reflects only the speaker’s personal beliefs regarding psychedelic mushrooms. While many may express an interest in psychedelics’ potential health benefits, we are not aware of any research concluding that psychedelic mushrooms provide any such benefits, and claims that psychedelic mushrooms will be a “game changer” in brain health and performance are unsubstantiated and an over-exaggeration based on the current state of research that we are aware of. Psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. There is no guarantee that any legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin.

“When we experiment with [our father, who had Alzheimer’s disease], we saw amazing benefits of giving him small doses of psychedelic mushrooms.”	This is an anecdote of observations of disease progression by one person who has no medical training. We are not aware of any research that indicates psychedelic mushrooms can reduce symptoms of persons with Alzheimer’s disease, and we strongly warn against using psychedelic mushrooms as a treatment for Alzheimer’s disease or any other medical condition.

42

Statement	Company Response
“Right now, we’re doing the best we can getting products out there to people with our functional mushrooms, and then really looking to the future of being able to provide standardized doses of high quality organic mushrooms to people that have been measured in dose, so you’re not guessing how much you’re getting, you know, precisely how much is in your dosing. . . . This is the future that we hope to see in this space.”	We have not commenced any operations involving psychedelic mushrooms and do not intend to produce psychedelic consumer products in standardized doses, or otherwise. Rather, we intend only to supply psilocybin to drug development companies.
“I think that the world, or at least North America, is really opening up to the possibility of all mushrooms, functional mushrooms and psychedelic mushrooms. . . . Joe and I were at a medical conference, the Medi Metabolic Health Summit, full of PhD scientists and doctors, and we had many conversations with those doctors about the power of mushrooms, and not only were they very open to it, a lot of them were practicing with it with on their patients or themselves, for everything from cognition to anti-inflammatory and anti-cancer properties of these mushrooms. . . . It used to be people didn’t understand what a functional mushroom was, and not so much anymore people. . . . [T]he information is starting to get out there on functional mushrooms; [it’s] becoming a lot more common, a lot more accepted. Psychedelics the same way. I would say five years ago, people would’ve run the other direction when you started talking to them about it, and now, they just want to know more information, right? They’re very interested in finding out more, very open to the possibility of it being legalized. And, you know, honestly, they estimate six to 10 million people in the United States that are currently microdosing psychedelic mushrooms. I think it’s probably expanding much quicker than that.”	The persons at the conference who were prescribing psychedelics to their patients were naturopathic doctors in the United States who were suggesting directing their patients to foreign jurisdictions where psilocybin and psychedelics are legal. Psychedelic mushrooms have not been approved in the United States for treatment of any disease or condition, including cancer or mental health conditions, nor are they for general wellness, and we have not conducted any research to support statements implying that large numbers of people are ingesting psychedelics to treat any diseases or conditions or to improve general well-being. We have not conducted research supporting statements implying that either functional mushrooms or psychedelic mushrooms may decrease inflammation. We are not aware of any evidence that either functional mushrooms or psychedelic mushrooms can prevent or cure cancer, and we do not intend to market any of our products for medical use. Psychedelic mushrooms are illegal in the United States and we have not conducted supporting statements regarding the number of people in the United States who consume psychedelic mushrooms or psilocybin. We do not know how many people in the United States are currently microdosing psychedelics and are not aware of any evidence supporting the estimates provided in the statement, or whether such consumption is increasing.

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Statement	Company Response
“We do partner with great scientists and great doctors to help us further our research. . . . One of our scientific advisors, Dom D’Agostino, is at the University of South Florida, and we look forward to doing some of this research in conjunction with Dom at his lab, particularly around, you know, not only our current formulations of functional mushrooms and how they affect the brain, but then legally researching psychedelic mushrooms. We are also working on some research with Charles River Laboratories in Canada to do some research around psychedelic mushrooms that are just getting underway right now.”	We have not entered into partnerships with any scientists or doctors. Rather, we have entered into Services Agreements with scientists and doctors, including Dom D’Agostino, pursuant to which they provide us with advice. Mr. D’Agostino provides business advice and advisory services to us, and the Services Agreement with him provides that he will collaborate with us on at least one research project or publication each year regarding our products or proposed products. No such research project is yet underway. Any research conducted by Mr. D’Agostino will be conducted through his DEA-licensed research laboratory with the University of South Florida. We entered into a statement of work with Charles River Labs, but Charles River Labs has not commenced any studies on our behalf. After Charles River Labs obtains the necessary components for the tests, then Charles River Labs is expected to commence two studies pursuant to the terms of the statement of work, with research and development efforts focused on isolating and studying the individual psychoactive components of mushrooms.
“Our morning formulation is Sunbeam and it’s really focused on dopamine. So getting you up, getting that motivation factor. A lot of people that just don’t want to get up and go to the gym and get started, they’re kind of dragging their butts out of bed and just like everything’s hard to do, they’re actually deficient in dopamine, . . . and there are drugs for that that you can take that artificially keep your dopamine levels up, but we were reaching for that in a natural product.”	We have not conducted any research supporting statements that our Sunbeam product, or its ingredients, increases dopamine production or motivation. Even if our Sunbeam product increases dopamine production, using it may not improve energy levels — there are many reasons unrelated to dopamine for why a person may have low energy levels.
“Golden hour is really meant to take you down out of that work mode, to still have you be present and focused and in the moment . . . it is very relaxing, but it’s also very . . . centering . . .”	We have not conducted any research supporting statements that our Golden Hour product, or its ingredients, increases focus or relaxation or that it will make you feel “present,” “in the moment,” or “centered.”
“Moonlight, which . . . targets GABA production, . . . is really about restful restorative sleep. . . . GABA does help you stay asleep and help you get deep, restful, restorative sleep . . . I don’t sleep a lot. I’m a very short sleeper, . . . but [Moonlight] makes a huge difference in how rested I feel, even after my brief stints in bed.”	The statement reflects only the speaker’s personal experience. We are not aware of any research supporting statements that our Moonlight product increases GABA production or deep, restorative sleep.

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Statement	Company Response
“Of course when you are talking about dopamine — what are the conventional medicine that we even use for the management of Alzheimer’s dementia? This dopamine-based medicine, carbidopa levodopa. . . . Now, apart from this medication, these supplements that . . . are targeting dopamine — another area that it might be able to help folks is . . . in Alzheimer’s dementia . . . because part of what we are seeing in data is that there’s deficiency of dopamine in disease states like Alzheimer’s and Parkinson’s disease, and . . . it is amazing what these plants can do.”	Neither functional mushrooms nor psychedelic mushrooms have been approved for treatment of any disease or condition, including Alzheimer’s disease or Parkinson’s disease. We are not aware of any evidence that functional mushrooms or psychedelic mushrooms can address dopamine deficiencies or be helpful—much less “amazing”-- in the management of Alzheimer’s dementia or Parkinson’s disease. We strongly warn against using such mushrooms to treat such diseases. There are no FDA-approved medical uses for functional mushrooms, and psilocybin is a Schedule I controlled substance. Schedule I is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.
“Our products . . . are functional mushroom-focused, but they also have other plants[,] other medicinals in them, like ginseng and lemon balm and bacopa, holy bazo, passion flour. So, you know, beyond mushrooms, these formulations also are highly formulated with premium quality nutraceuticals and plants. So these are . . . not just supplement[s]. They are more of an adaptogen type of medicine.”	While the speaker used the term “medicinals” and “medicine” to describe our products, none of our products are medicine and we do not intend to market any of our products for medical use. There are no FDA-approved medical uses for functional mushrooms, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We cannot substantiate the claim that our products are highly formulated with premium quality nutraceuticals and plants.
“Your products, you said, have been formulated to avoid the serotonin receptor, so they may work both independently and as highly effective complement [to an] existing psychedelic microdosing protocol.”	We have not conducted any research supporting statements that our products do not affect the serotonin receptors, and we strongly warn against “stacking” any of our products with psychedelics, even in microdoses.

45

Statement	Company Response
“We have used microdosing ourselves for brain health purposes. We felt the powerful effect. I believe my brain is functioning now at the highest level that it ever has in [my] whole life. . . . We would experiment with different stacks of different things to go with that microdose to see . . . what you could achieve. So . . . the psychedelic mushrooms attach to the serotonin receptors, . . . so when we went to formulate [our products], we wanted to leave that clear for the power of microdosing and the power of psychedelics. . . . So as we were working on different formulations, we’d leave out anything that was overly affecting the serotonin system so that we wouldn’t affect people’s microdosing regime. And then you would combine that with dopamine. And I was combining, before we created this product, I was combining a dopamine re-uptake inhibitor with a microdose to get a lot of work done, basically. It really, really put me in the zone of getting a lot of things done. We wanted to create that with plant medicine and in a natural format . . .”	The statement reflects the speaker’s personal experience with microdosing and his perception of its effects. He has no medical training and his perceptions should not be relied on as evidence that psilocybin has any positive effects on brain health. To the contrary, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. We have not conducted any research supporting statements that our products do not affect the serotonin receptors, and we strongly warn against “stacking” any of our products with psilocybin, even in microdoses.
“[In addition to mushrooms,] there’s a couple of amino acids, like tyrosine, and there’s some essential minerals, like a small dose of lithium orate in the Golden Hour product that I really find very profound — that really helps create, for me, a very balanced mood throughout the day and evening. So other than the botanicals, those are basically it, other than some B vitamin.”	We are not aware of any research supporting statements that our Golden Hour product, or its ingredients, affects mood and the statement that such effects are “very profound” reflect only the speaker’s personal experience, and such limited personal anecdotes, particularly by a person without medical training, are inherently unreliable.
“We have a farm in Olympia, Washington[, where] we grow functional mushrooms. . . . So we grow lion’s mane, reishi and cordyceps for our products. . . .[W]e are in the [B2B] mushroom business, so we do grow our mushrooms organically on sawdust substrates [and] we don’t use any grains or fillers. So we do have that side of our business as well. . . . We have partners in [Jamaica] and we will be developing some facilities down there with our partnership in Jamaica, but we are not . . . on the ground yet.”	While certain of our products include lion’s mane mushrooms grown at our farm in Olympia, Washington, none of our products currently include our own reishi or cordyceps — we currently include reishi and cordyceps purchased from third parties in our products. We are not in the B2B mushroom business. We do not have any partners in Jamaica and are not currently developing any facilities in Jamaica. We intend to use a portion of the proceeds from this offering to establish operations in Jamaica.
“Right now, we are direct to consumer at getfirstperson.com. Although we have [been] working with different practitioners — we’ve had a lot of practitioner requests to be able to put that into their practice and actually prescribe it. And we’re working through that as well to get a practitioner model set up.”	We have no intention of supplying any products to medical practitioners for prescription to patients. We do not intend to market any of our products for medical use, and the statement that we are working to get a practitioner model set up is not true.

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Statement	Company Response
Date: 2022-05-16 - Mycopreneur - Arts “Mycopreneur: One Who Solves Problems With Mushrooms. Join us for a journey into the magical world of mushrooms alongside a host of pioneers solving humanity’s biggest problems with a little help from our fungi friends.”

“[Family history of Alzheimer’s disease] led us to functional mushrooms, like lion’s mane, [and] led us to psychedelic mushrooms. Of course, we had experience with psychedelics back in the younger days in college and all that, but . . . then we discovered their power in brain health and performance and we were hooked.”

Neither functional mushrooms nor psychedelic mushrooms have been approved for treatment of any disease or condition, including Alzheimer’s disease, and we strongly warn against using them to treat Alzheimer’s disease. Psychedelics have not been proven to have any effect on brain health or performance.

“[W]e noticed ourselves [in] the beginning when we started taking lion’s mane, the cognitive effects, and we’re like, ‘Wow, this is amazing. And how do we get this out there in more consumable packages?’ And we started really developing innovation around trying to get stuff out there. And then that led us to actually farming mushrooms. We have our own mushroom farm in the Pacific Northwest to grow our own US-sourced organic mushrooms to make our own products with. . . . We saw the power of mushrooms and what they can do for people’s cognition. It’s about prevention, right? You know, once you get a cognitive decline or something, you kind of maybe waited too long. And we’re really about trying to get these compounds into people’s hands so they can take care of their brain their entire life, you know, and not go into decline as we age.”	Neither lion’s mane nor any other functional mushroom species has been proven to have cognitive benefits, and there is no scientific support for the statement that lion’s mane’s cognitive effects are “amazing.” We are not aware of any studies supporting statements that consuming functional mushrooms will prevent cognitive decline due to age.

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Statement	Company Response
“So our first formulation, Sunbeam, is around the dopamine system and about motivation and reward, . . . and feeling good. And then combining that with a psychedelic as a stack or [taken] by itself. And so we set out to get that dopamine boost . . . [It’s] got lion’s mane, cordyceps and . . . some other great ingredients in it. And that’s designed to go with a microdose or not with a microdose. And really that came from my own personal use of a prescription dopamine reuptake inhibitor, Concerta. And when I stacked that with my microdosing, it was amazing. . . . I would plow into 4 hours of work and not even look up. But I didn’t really want to do that in a prescription form. I wanted to do it in a natural form. And we’ve set out and recreated that.”	We are not aware of any research supporting statements that our Sunbeam product, or any of its ingredients, increases dopamine production or will make you feel “good.” “Stacking” any of our products with psilocybin microdosing can be dangerous and we do not recommend it. None of our products have been evaluated by the FDA and it is inappropriate to compare any of our products to FDA-approved prescription drugs such as Concerta. We strongly warn against substituting Concerta or any other prescription medication with our Sunbeam products, and we do not intend to market any of our products for medical use.
“Our second product, Golden Hour, is kind of something new, a concept that we came up with, once again driv[en by] brain health, . . . to [achieve] that good feeling [associated with alcohol consumption], take the edge off, make you feel good, still could stack with psilocybin. . . . [by] targeting the oxytocin, similar to what an MDMA would do, but not at an illegal measure.”	We are not aware of any research supporting statements that our Golden Hour product increases oxytocin production or causes a “good feeling,” and our Golden Hour product does not cause psychoactive effects unique to psilocybin, MDMA, and other psychedelics. “Stacking” any of our products with psilocybin can be dangerous and we do not recommend it.
“We also have a sleep formula. There’s lots of sleep formulas out there, but we wanted one that wasn’t about the knockout punch, that wasn’t about just trying to get you to sleep because you need to go into deep cycle sleep in order for your brain to clear out so you’re refreshed the next day. So ours is designed not to knock you out, but to take you into deep, restful sleep where . . . you wake up in the morning refreshed.”	We are not aware of any research supporting statements that our Moonlight product increases the deep sleep cycle or results in a “refreshed” feeling when waking up the next day.

48

Statement	Company Response
“In addition to being a direct to consumer brand, we are making our own branded ingredients out of our mushroom extract. So we have a proprietary extraction method by which we extract and spray dry our powders and we’re selling those to the nutraceutical market here. There’s lots of brands that are really looking for US-grown organic supply. [We] can’t really give any names on the podcast and not all the deals are done and presentable yet, but there’s a lot of brands that really want a US supply of these things and we’re doing it at scale at our farm and doing it really efficiently. We built the farm with environmental consciousness in mind. We built radiant floor greenhouses so we don’t run huge HVAC costs controlling our temperatures. So even in this summer we can circulate cool, well water through our floors to maintain cool temperatures.”	We have not entered into any contracts to supply functional mushrooms to third parties, including third-party nutraceutical producers, nor have we sold our powders to the nutraceutical market. While we have discussed supplying mushrooms to some third parties, it is an unsubstantiated exaggeration to imply that “a lot” of companies are actively looking to purchase U.S.-grown organic functional mushroom extracts. Such statements should not be relied on when considering the potential size of the business-to-business functional mushroom extract market.
“[As a company,] we’ve got people spread [across the world,] from New York to Canada to Jamaica to California and all in between.”	We only have employees in Canada (one full-time employee) and the United States (nine full-time employees and three part-time employees). We do not have any employees in Jamaica or any country other than Canada and the United States.
Host: “But one thing no one can really deny is that these substances and mushrooms, psychedelics, etc. are headed towards legalization for sure [and] widespread social acceptance. . . . So I’m just curious if you have any experience or perspectives on the rollout and mainstreaming of legal psychedelics and of ways you think it can be best done and how we can help support that.”

Company Rep: “[P]robably the biggest hurdle to it is the lobbying power of the pharmaceutical industry. And they’re resistant to it because it’s going to hurt their bottom line when SSRIs are being used less. . . . They’re going to spend a lot of money to defend that — that’s probably the biggest hurdle I see. And hopefully the science proves out that [the psychedelic mushroom] is medicine, it is not addictive, doesn’t have a high abuse potential, which are all the classifications for Schedule One[, so that] we have to reschedule it [via] a lawsuit . . . and then it will be rescheduled, hopefully, down to [a] Schedule where people can have access. So . . . it could be a long road on that one. And that’s kind of why we’re going with our Jamaica strategy down there to do our product iteration, standardize the dosing, really understand the differences between all the species [of psychedelic mushrooms] that we have in our library, and really understanding the other tryptamine analogs and their associated feelings. . . . So really pushing the frontier on doing research on that down in Jamaica and then making products for the consumer. And then I’ll test that out and have people try it and use it and provide the standard dosing for the therapy centers that are down there . . . We want to be able to provide that [standardization] for both the therapeutic industry and for microdosing as well.”	Contrary to the host’s statement, there is no guarantee that psychedelic mushrooms will be legalized. Psilocybin remains a Schedule I controlled substance under the U.S. Controlled Substances Act of 1970. We cannot reliably predict when, if ever, any state or federal legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted. Even if psychedelics become legal in all states and federally, they still may not achieve widespread social acceptance. We are not aware of any evidence that the pharmaceutical industry is the biggest hurdle to legalization of psychedelic mushrooms, or that the pharmaceutical industry is attempting to prevent such legalization. The implication that psychedelics will replace SSRIs is unsubstantiated, as neither psychedelic mushrooms nor psilocybin has been approved for treatment of any disease or condition. We are not aware of anyone successfully replacing SSRIs (which are FDA-approved prescription medication) with psychedelics. Psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. We have not conducted any research, and are not aware of any medical evidence to support statements that psychedelic mushrooms are medicine, are not addictive, and do not have a high abuse potential, or that the DEA’s scheduling of psilocybin is unwarranted. We have not commenced any operations in Jamaica, and we do not intend to produce psychedelic consumer products or determine dosing for therapy centers. We intend only to act as a supplier of psilocybin to drug development companies.
“. . . But once everybody sees the benefits [of the psychedelic mushroom], it will be legalized eventually. Now, how that rolls out, it’s just going to take time and pressure, just like anything.”	Even if everyone recognizes psychedelic mushrooms as providing health benefits, it is uncertain whether they will become legal in the United States. Moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin.
“Jamaica is a big, big part of what we’re doing and we’re just getting that rolling out now to . . . dive deep into what’s in [psychedelic mushrooms] and what the difference is [between species] . . . there’s not been a lot of research done on this at all. And if you do it in the United States, you’re pretty handcuffed through the regulations. So we’re looking forward to doing that in Jamaica, where we can have a little bit more leeway to try the products . . . and see what they do, and get human data without costing millions and millions and millions of dollars. And so that’s . . . a psychedelic play for us, but also consumer product development. So yes, there’s going to be a phase where it’s in the medical system, but we really believe in responsible adult consumption should not be limited through a doctor. . . . These are natural substances [that are] proven safe. They should be available to adults if they want them[, and] we see the future of that being normal. That could be years out, but eventually it’s going to get here, it’s going to prove out. [So] let’s provide the people then with some information so that they know what they’re getting themselves into rather than . . . just blindly taking a handful of mushrooms. Let’s define it a little bit more, similar to what cannabis did with all the different compounds . . . So the same thing will happen with mushrooms and we may find something that no one was expected[,] similar to CBD and seizures . . . So that’s going to happen in mushrooms and we’re going to help make it happen from the consumer product development for the immediate future. We are still looking at ways to improve the brain and incorporate that into your daily life.”	It is not true that Jamaica is “a big, big part of what we’re doing.” We have not commenced any operations in Jamaica and our business as currently conducted would not be impacted if we never commence operations in Jamaica. We do not know how much money would be required to conduct research involving psychedelic mushrooms in the United States, if such research were permitted by regulations, and the speaker’s reference of “millions and millions and millions of dollars” should not be relied on as a reliable estimate of such costs. We do not intend to produce any consumer products involving psilocybin. Psychedelic mushrooms have not been proven to be safe, and we strongly warn against consuming them. Psilocybin, the psychoactive component of psychedelic mushrooms, is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. There is no guarantee that any legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin. The statement implying that psychedelic mushrooms may be found to be an effective treatment for a medical condition that no one was expecting is purely speculative and unsubstantiated. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition.

49

Statement	Company Response
“We really like the idea of going after the ceremony of the drink that we all know so well, right? So like I mentioned earlier, the whole alcohol thing — it’s really tough to not do that. I mean, you can get soda water and lime and some ice when everybody is having a drink to celebrate something, but it’s still a little bit weird, right? So working into that world, where can we create something that’s actually beneficial to your brain that still gives you that sociability and that good feeling, but is nontoxic and we can still have that ceremony of mixing the drink and toasting a glass and sharing those drinks together. And we’re working on that right now. And we’ve come a long way with it and we’re really looking forward to bringing that to the world next.”	We are currently developing a functional beverage product and intend to commence sales of such product by the first quarter of 2024; however, we may encounter disruptions or delays, including supply chain issues, that cause us to postpone such launch date, or we may elect not to launch such product if we determine that doing so is not profitable or is otherwise not in our best interests. In addition, there is no evidence that such product is beneficial to the brain or provides any sociability or a “good feeling.”
“. . . We will be in that position to help democratize [functional and psychedelic mushrooms] and make [them] accessible to everyone so they can enjoy these cognitive benefits . . . and benefits to just wellness and happiness . . .”	We have not conducted any research supporting statements that either functional mushrooms or psychedelic mushrooms provide any cognitive benefits or increase wellness or happiness. We have not commenced any operations involving psychedelic mushrooms, so we are not in position to provide psychedelic mushrooms to anyone. In addition, we do not intend to produce consumer products involving psilocybin, but rather we intend only to act as a supplier to drug development companies. Therefore, we are not in a position to “help democratize” psychedelic mushrooms, and we do not intend to be in such position in the future.

Date: 2022-11-08 – JJ Flizanes Podcasts
[Same recording across all three of JJ Flizanes’ podcasts below.]

Nutrition & Alternative Medicine by Empowering Minds Network - Health & Fitness - “Best selling author JJ Flizanes brings cutting edge information and inspiration on weight loss, nutrition, alternative medicine, gluten free, dairy free & paleo diets, acupuncture, chinese medicine, homeopathy, bioidentical hormones, feng shui, food, health, wellness, diet, exercise, fat loss, healing and wellness.”

Fit 2 Love Podcast with JJ Flizanes by Empowering Minds Network - Health & Fitness - “Fit 2 Love Podcast Show features fitness, health, dating, relationships, cooking, nutrition, spirituality and all things wellness for the happy life you deserve. Fit 2 Love offers video and audio podcasts to address your holistic life and needs. Get all the motivation and inspiration you need daily here!”

Spirit, Purpose & Energy by Empowering Minds Network - Religion & Spirituality - “Spirit, Purpose & Energy is a show filled with Law of Attraction, Astrology, Feng Shui, Numerology, Meditation, Intuition and everything under a spiritual theme. From weight loss to relationships, this show will help you live a happy life filled with purpose, spirit, energy and love.”

“[Interest in brain health] led us to something like lion’s mane[, which] increas[es] BDNF and caus[es] new neural outgrowth, and then that also led to psychedelic mushrooms for those same reasons.”

We have not conducted research supporting statements that lion’s main positively impacts brain health or increases BDNF or neural growth. Similarly, we have not conducted research supporting statements that psychedelic mushrooms positively impact brain health or increase BDNF or neural growth.

50

Statement	Company Response
“We started with lion’s mane as the primary mushroom for the brain health, but then quickly discovered cordyceps for performance and VO2 max and then reishi for its calming and stress reduction. And so those are the three that we targeted . . . , not only for our products, but we also built our own functional mushroom farm in the Pacific Northwest [to grow these mushrooms] because a lot of the mushroom products that you get out there on the market, it’s not been very transparent . . . what’s actually in that product. And a lot of times, there’s grains and fillers and maybe it’s just mycelium and no fruiting body and really there’s medicinal benefits in the fruiting body as well as the mycelium. So we wanted a whole mushroom organic grown in North America in a clean environment using regenerative practices and being environmentally friendly. And it didn’t exist. So we built it ourselves. And then we took it a little step further because the mushrooms, a lot of the medicinal compounds, they are actually found in the cell walls of the mushrooms and they’re locked in those cell walls because most humans can’t digest that and release it. And so we invented our own extraction processing method to release all the medicinal nutrients found in the cell walls, so [that it’s] bioavailable for humans. So what we’ve finished with is a very powerful, full mushroom and no fillers extracted process . . . And we’re even exploring some other health and wellness brands that potentially buying [our mushrooms] from us and putting them into their products as well. So you may see [our mushrooms in those third-party products, in addition to inclusion] in First Person [products]. What we’ve created up there [at our mushroom farm] is so excellent.”	We have not conducted any research supporting statements that any functional mushrooms or any of our products positively impact brain health, increase endurance, or decrease stress. We do not have mycelium in our extracts — only the fruiting body. We do not know how many other companies in North America produce organic whole mushrooms in clean environments using regenerative and environmentally friendly practices, and any statement that such companies do not exist is unsubstantiated. We have also not conducted any research supporting statements that there are medicinal properties in the cell walls of functional mushrooms, or that our extraction method releases all, or any, of such properties if they exist. There are no FDA-approved medical uses for functional mushrooms. We have not entered into supply contracts with any health and wellness brands or other third parties for the sale of our functional mushrooms for use in their products, and we are not aware of any third-party products containing our functional mushrooms.
“We were trying to produce the best mushrooms that we could or trying to buy the best mushrooms that we could. We can’t buy it. And we were like, ‘Well, okay, let’s farm.’ And so we have an amazing facility in the Pacific Northwest . . . There’s mushrooms growing all around our greenhouses[, which] are environmentally controlled with radiant floor heating and we’re very environmentally conscious about how we built them and how we manage our farm and our practices there. . . . And we grow the mushrooms on hardwood, on the alder sawdust, so we’re not growing them on oats or rice or anything else. We’re growing them on the hardwoods that [the mushrooms] would [be] growing [on] in the forest. And we believe that it has a big part to do with their medicinal properties[,] growing them on the correct substrates. . . . [W]e’re very sensitive in how we process our mushrooms and keeping even the temperatures down and not processing that super high heat or anything . . . [W]e treat [these mushrooms] as medicine.”	We are not aware of any research supporting statements that the mushrooms at our facility in the Pacific Northwest are the “best” that can be produced, and we believe such statement is impossible to prove. Functional mushrooms are not medicine and we do not treat them as such, and we have not conducted any research supporting statements that they contain medicinal properties, regardless of where they are grown. There are no FDA-approved medical uses for functional mushrooms, we do not intend to market any of our products for medical use, and our products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.

51

Statement	Company Response
“Sunbeam is really focused around enhancing your dopamine system and dopamine in your body, which is motivation and focus. [T]he secondary reason behind [the focus on dopamine] is — in full disclosure, . . . we are microdosers of psychedelic mushrooms for brain health, and psychedelic mushrooms affect the serotonin receptors in your brain, and we didn’t want to create products that competed with that because if you’re flooding your serotonin system, the psychedelics can’t do their work. And so . . . Sunbeam is designed to go with or without a microdose. . . [I]t kind of stemmed from [my personal experience.] I had a prescription dopamine reuptake inhibitor called Concerta, and I would take it occasionally for getting a lot of stuff done. . . . I didn’t really need it, but I was using it as a hack. Some people use Adderall for the same thing. And I just got really noticing that when combined with microdose, . . . I got, you know, 8-hours worth of work done in about three . . . So let’s do this . . . outside of that prescription, and let’s get this into a natural product and enhance your dopamine system that way, which is where Sunbeam ended up coming from.”	We have not conducted any research (and are not aware of any third-party research) supporting statements that our Sunbeam product increases dopamine production or will make you more motivated or focused. We are also not aware of any research supporting statements that none of our products impact serotonin receptors in the brain. Despite the speaker’s disclosure that he microdoses psychedelic mushrooms for brain health, microdosing has not been proven to have any effect on brain health. It is inappropriate to compare our products to any FDA-approved prescription drugs, such as Concerta or Adderall. None of our products are a substitute for Concerta, Adderall, or any other FDA-approved prescription drugs, and we strongly warn against using them as such. Unlike Concerta, Adderall, and other FDA-approved prescription drugs, none of our products have been evaluated by the FDA, they are not intended to diagnose, treat, cure, or prevent any disease, and we do not intend to market any of our products for medical use.
“So Golden Hour is really designed to . . . get you out of work mode, puts you into an aware, calm, relaxed state. . . . And so we created Golden Hour to target the oxytocin system in your body . . . And then Moonlight is really, once again from a brain health perspective, we’re looking at how can you improve your brain while you sleep? . . . When you go into deep cycle sleep is when your brain cleans itself out, it’s when you restore yourself to go again next day. A lot of the sleep products that we saw out there were designed to knock you out, like had melatonin in it and then you would wake up groggy. . . . We wanted to [create a product that helps] you go in deep cycle sleep and improve your deep cycle sleep and wake up fully refreshed and ready to go again.”	We have not conducted any research (and are not aware of any third-party research) supporting statements that our Golden Hour product increases oxytocin production or will make you more aware, calm, or relaxed, or that our Moonlight product will improve deep cycle sleep or cause one to “wake up fully refreshed.” We do not intend to market any of our products for medical use and our products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.

52

Statement	Company Response
“Functional and psychedelic mushrooms [differ in that] functional mushrooms do not contain any of the tryptamine analogs that activate your serotonin receptors. So there are about 200, I think, psychedelic mushroom species out there . . . [As for] functional mushrooms, . . . about 15 [mushrooms] are recognized as functional. And you’re talking like lion’s mane, reishi, turkey tail, chaga, [etc.]. There’s other ones . . . that are functional mushrooms and medicinal mushrooms that have been used traditionally in Eastern medicine for thousands of years. . . . [T]he science is getting done as well, which is really interesting, actually figuring out, okay, what are the compounds in these functional mushrooms and . . . what are they doing? And the work is getting done. And it’s fascinating what’s coming out. The psychedelic mushrooms, the magic mushrooms, if you will, have psilocybin[, which] is the psychoactive compound. . . . [I]t goes into your brain and that activates your serotonin receptors [and the] serotonin receptors in your gut . . . So that is the difference between the two, that [there] is a psychoactive compound in [the psychedelic] mushrooms. There are still all the beta glucan — there’s still other medicinal compounds in magic mushrooms in addition to the psychedelic compounds, as are in normal mushrooms. . . . The main difference . . . is that functional [mushrooms] have no psychedelic [compounds].”	While functional mushrooms are also commonly referred to as medicinal mushrooms, there are no FDA-approved medical uses for functional mushrooms and we have not conducted any research supporting statements implying that functional mushrooms have any medical use. We do not know of any substantiation for the speaker’s statement that “the science is getting done . . . figuring out, okay, what are the compounds in these functional mushrooms and . . . what are they doing.” The statement that psychedelic mushrooms contain medicinal compounds in addition to psychedelic compounds is purely speculative —psychedelic mushrooms have not been proven to have any medical use. To the contrary, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

53

Statement	Company Response
“Functional mushrooms are fully legal. Psychedelic mushrooms currently, although it’s changing on a state-to-state and city-to-city basis, are currently fully illegal in the United States.”	Currently, Oregon and Colorado are the only states to have legalized the use of psychedelic mushrooms (in Oregon, such use is limited to therapeutic use in supervised environments, whereas Colorado more broadly decriminalized possession and use by adults in addition to laying the groundwork for a mental health framework). However, such legislation (or changes to municipal code) does not remove or alter the current federal prohibitions on psilocybin, which remains a Schedule I controlled substance under the U.S. Controlled Substances Act of 1970.
Host: “I heard you say you designed some of this to kind of go with microdosing. [So what is] the difference between taking [a First Person product] alone and taking it with microdoses?”

Company Rep: “Well, there’s some interesting things that actually come up when taking them alone that we weren’t fully expecting. . . . And one of those is when you stack the Sunbeam and the Golden Hour together. We have gotten lots of feedback from people that . . . this feels similar to microdosing, which was really interesting and was not intentional when we put it together. And then other feedback from microdosing was that when you take them as a stack together, on an off day [from] microdosing, . . . people are reporting a strong afterglow on off days, almost like they were microdosing that day as well. And I’ve experienced that myself too. So some additional benefits from that and taking them with and without. . . . [I]t’s not only mushrooms [in our products], there’s also other nutraceuticals and botanicals that formulate this whole formulation. And they work not only immediately, but they’re cumulative. So the longer you take them, the better the effect it’s going to be, rather than just taking them once or twice. If you take them fairly consistently, . . . [the] dopamine system will be enhanced — oxytocin, the GABA for the sleep will be functioning much better over time.”	None of our products contain psilocybin, and stacking Sunbeam and Golden Hour (or any of our products) will not result in psychoactive effects or hallucinations that are similar to microdosing of psychedelics, and will not result in an “afterglow.” We strongly warn against consuming more of our products than the recommended dose. We are not aware of any research supporting statements that our products have any positive effect on the body, either immediately or cumulatively in the long-term, including increases to dopamine, oxytocin, or GABA production.
“And we’ve recently we sold out of everything . . .”	Our products were not “sold out.” Rather, because of an inventory shortage, we decided to limit orders for a period of time to our customers who were subscribers in order to ensure that we would not be in a position of being unable to fill the orders of our regular customers.
“[L]et me tell you, don’t [take lion’s mane extract] right before bed[, speaking from] personal experience, because your brain will be firing. It is psychoactive. There is some psychoactive [component] because I’ve witnessed it myself.”	The statement that lion’s mane extract is psychoactive is not true. Functional mushrooms are not psychedelic. Ingesting functional mushrooms have not been shown to cause hallucinations. These statements are anecdotal and based on speaker’s personal experience and should not be relied upon.

54

Statement	Company Response
“Once we started adding the lion’s mane, I could tell a big difference. I mean, honestly, before we started this, . . . I was really having a lot of brain fog, you know, in my early forties, . . . mid-forties. . . . I don’t think I even realized it until I corrected it how bad it was. But not only that, but . . . just not . . . living up to my full potential mentally . . . And then honestly, when we added the microdosing of the psychedelics, it took it to a completely different level. And I now feel that at 51 that my brain is functioning better than it ever has in [my] whole life, and it’s not even close. It’s so much better than what it was ten years ago, I can’t even describe it to you.”	The statement reflects only the speaker’s personal experience. We have not conducted research supporting statements that lion’s mane is effective as a treatment for brain fog, or that ingesting lion’s mane, with or without microdosing psychedelics, improves brain health or performance in any way.
“Our CEO Cory likes to say we’re going to be the Disney of brain health. So in the future, we can foresee potentially being able to have those kind of services or links or partnerships or maybe we’ve acquired another company that has those things and we’ve incorporated that into First Person. It’s definitely something that we are looking at and talking about and how we can serve the mission of, you know, brain health and performance and longevity. So we don’t have it currently, but it’s something that we definitely discuss.”	We have a very limited history of operations and are considered an early-stage company, and we are therefore not comparable in any way to The Walt Disney Company, which is a long-established multinational mass media and entertainment conglomerate and one of the biggest and best-known companies in the world. We have no intention of providing any services currently provided by The Walt Disney Company. We do not have plans to acquire any other company and are not currently looking into any such acquisitions. We do not anticipate replicating The Walt Disney Company model, nor do we believe the statement that “we’re going to be the Disney of brain health.” was intended to be a serious statement.
“. . . sort of leveraging tech platforms or partnerships with [health] coaches and . . . we will be doing that in the future. . . . And so that is something that I’m super excited about working on.”	We have not entered into a partnership with any health coach, and there is no guarantee that we will do so in the future. We offer our products for sale on our website and conduct digital advertising, but we otherwise have no technology platform and do not currently have any intention of developing one.
“So we do have some select partnerships with other brands where you might see us in different things and maybe a different store, like a clean market in New York or something like that. But those are very limited right now. And we are exploring other partnerships. But right now we’re direct to consumer online.”	This statement is untrue. We had no partnerships with other brands when the statement was made and we still have not entered into a partnership with Clean Market or any other retailer. We do, however, sell our products wholesale to Clean Market pursuant to purchase orders.
“If you’re taking mushrooms, you’re opening parts of the brain that you may not otherwise have access to. And again, this is a safe way, a natural way to do it.”	Neither functional mushrooms nor psychedelic mushrooms will “open” parts of your brain to which you otherwise do not have access. While we believe that our products, which do not contain psychedelic mushrooms or psilocybin, are safe to use at the recommended dose, psychedelic mushrooms are not safe. Psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

55

Statement	Company Response
Date: 2022-12-06 -
The Riderflex Podcast: Inspiring & Hiring - Business - “Riderflex is a national, Colorado based, premier headhunter, RPO and employment agency; recruiting and searching the top talent for staffing your teams. We give Career Advice and Job Interviewing Tips on this podcast. In addition, we interview the most successful entrepreneurs, CEO’s, and business leaders. Hear them tell the ‘REAL’ stories of what it’s like to start and lead businesses.”

“. . . we tried psychedelic mushrooms with [our dad, who had Alzheimer’s disease], and it was profound.”

The statement reflects an anecdote of one individual’s observations of the perceived effects on Alzheimer’s disease suffered by his father, and should not be relied on as an indication of the potential benefits of psychedelic mushrooms. Psychedelic mushrooms have not been approved for treatment of any disease or condition, including Alzheimer’s disease. To the contrary, psilocybin is a Schedule I controlled substance. Schedule I is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

“All the evidence and scientific literature coming out on the research says [consuming psychedelic mushrooms] . . . actually increases neurogenesis and dendrite outgrowth on your neurons, increasing neuroplasticity and connectivity in the brain. It does amazing things neurologically.”	We do not believe it is possible to confirm that all evidence and scientific literature concludes that consuming psychedelic mushrooms increases neurogenesis, dendrite growth, and neuroplasticity, nor have we conducted any research supporting such statements. There may be research, or research may be conducted in the future, that does not conclude that consuming psychedelic mushrooms increases neurogenesis, dendrite growth, and neuroplasticity. Stating that consuming psychedelic mushrooms does “amazing things neurologically” is an unsubstantiated opinion of the speaker who lacks medical training.
“I have not met one single person who has told me they’ve had a terrible negative reaction on mushrooms or psilocybin of any kind, or microdosing. I haven’t met one.”	This is an inherently unverifiable claim by one person regarding what others have not told him, and should not be relied on. Ingesting psychedelic mushrooms or psilocybin can result in negative side effects, and we have no scientific basis to support statements to the contrary. Psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.
“[T]here’s a deeper insight that even a microdose gives you into your own sense of breath or whatever you’re trying to do. I find it really beneficial to that kind of practice or, like, I love microdosing and going surfing. . . . It gives me incredible paddle power — you just don’t get tired; you can just keep going.”	We are not aware of any studies or research supporting statements that microdosing increases a person’s energy, strength, or stamina.
“So you definitely feel something [from a microdose], particularly over time, but a true microdose you won’t see [visualizations.]”	There is no guarantee to “feel something” from microdosing. Psilocybin is a Schedule I controlled substance, and we strongly warn against consuming it, even in microdoses.

56

Statement	Company Response
“A mushroom ingredients business, which we have in operation in the Pacific Northwest that grows and produces our proprietary functional mushroom ingredients and an R&D division where we intend to continue to innovate and create that next generation of brain health and cognitive performance products.
. . . First Person is the brand and the parent company. . . . On our ingredient side of the business, we do brand it as First Grown . . . So we produce, right now, lion’s mane up in Olympia, Washington, and . . . Chris and Joe have worked on a proprietary means to extract and produce what we consider as one of the most potent and best quality lion’s mane extracts on the market today. . . . Our mushroom ingredients are in the Pacific Northwest, and that’s what we handle in-house. Everything else we source from around the world from the best quality ingredient manufacturers out there. . . . [As for the finished product, the beads are created] using [a] bead lit technology and right now we do it overseas, but it’s actually encapsulated and finished in . . . New Jersey . . .”	We no longer use, and intend to abandon, the First Grown trademark. We have no way to verify that our extraction and production methods produce the most potent and “best quality” lion’s mane extracts on the market today, or that our third-party suppliers provide the “best quality” ingredients available. Therefore, those statements should not be relied on. The statement that our mushroom ingredients are grown in-house is not accurate. While we grow lion’s mane, reishi, and cordyceps in our facility in the Pacific Northwest, only the lion’s mane that we grow is included in our products. While we intend to eventually include the reishi and cordyceps that we grow in our products, we currently source the reishi and cordyceps in our products from third-party suppliers. We also do not produce the beads used in our products; rather, we purchase the beads from a third-party supplier.
“The Sunbeam product is [for] motivation and focus[; it] helps your body naturally produce dopamine and optimize your dopamine levels. . . . [I]t’s a great thing to take if you’ve got a lot of work to do; it’s a great thing to take with a microdose if you’ve got a lot of work to do. And that’s kind of where we thought about it as a stack for people that microdose — right now, they estimate that there’s 10 million plus people microdosing on a regular basis in the US — I think it’s much more than that. It’s growing so rapidly. The Golden Hour product is an oxytocin boosting supplement that you would take to like really focus in on yourself to go into a meditation practice or a yoga practice or just to be present with the kids and or just to take the edge off. . . . [As for how quickly it takes effect, it] happens really in about — I would say, for me, it’s about 15, 20 minutes and I’m really feeling like they’re kicked in. The last one, Moonlight, is for sleep, but it’s from a brain health . . . perspective. In order to clean your brain out, you have to go into deep cycle sleep and stay there for a considerable amount of time. And [the Moonlight] formulation is designed to put you into deep cycle sleep where you clean your brain out and you wake up refreshed.”	We have not done any studies to establish that our Sunbeam product increases motivation or focus or has any effect on dopamine production, that our Golden Hour product increases focus or has any effect on oxytocin production, or that our Moonlight product increases deep sleep. Ingesting any of our products with microdoses of psilocybin can be dangerous and we do not recommend it. Psilocybin is illegal in the United States, which makes it inherently difficult to estimate the number of people in the United States who are currently microdosing on a regular basis. We do not know how many people in the United States are microdosing or whether such number is increasing, and statements estimating such information should not be relied on as indications of the potential market for psilocybin or any of our products. The speaker’s statements as to the effects of taking our Golden Hour product and the length of time to feel those effects are anecdotal and based on the speaker’s personal experiences. There have been no scientific studies conducted to support such statements.

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Statement	Company Response
“[The reason for microdosing along with First Person products is that] we are targeting neurotransmitters, and we’ve steered clear the best we could of the serotonin receptors [because] psychedelics affect the serotonin receptors and we didn’t want to flood the serotonin receptors with other nootropics.
We wanted to leave it open for those who microdose, like ourselves. And then when you stack those things — like, you stack dopamine and serotonin, when I do that, I get a lot of work done and I’m in a very good mood. Same way with the oxytocin. Oxytocin is the love hormone. You feel connected and then you complement that with a psilocybin microdose where you’re bringing in your awareness on top of that, in that love connection, . . . it’s a really good evening kind of balance that you can step away from work and really step into instead having a drink . . .”	We strongly warn against “stacking” any of our products with a microdosing protocol – stacking our products with psilocybin can be dangerous. We are not aware of any research supporting claims that our products do not interact with serotonin receptors or increase oxytocin production. Claims that our products, either by themselves or stacked with psilocybin, can increase productivity or awareness or improve mood are unsubstantiated.
“What we are saying is that cumulatively, over time, nourishing your brains with these ingredients will help your brain perform better over the lifetime of it.”	There have been no studies or research supporting the claim that using our products, with or without microdosing, will improve a person’s brain performance, regardless of whether taken over the short-term or long-term.
“Compounds in lion’s mane are really good for the brain. They increase BDNF, brain-derived neurotrophic factor, which is a growth hormone secluded by the brain, by the same glial cells to encourage myelination of your neurons. . . . MS is actually demyelination of your neurons - it’s a neurologic condition where you stop producing the myelin sheath over time at all. . . . So [increasing BDNF] by taking something like a lion’s mane extract has the huge potential of a preventative measure [in that] you’re constantly . . . get[ting] BDNF released in the brain.”	We have not conducted research supporting the statement that lion’s mane is “really good” for the brain or increases brain-derived neurotrophic factor (BDNF), and statements that lion’s mane is effective as a preventative measure, treatment, or cure for multiple sclerosis are unsubstantiated. There are no FDA-approved medical uses for lion’s mane or any other functional mushrooms. Our products are not intended for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.
“. . . because otherwise you’re just potentially competing on a price level with products that are not even close to offering what we can offer. . . . There’s a lot of nootropic companies. A lot. A lot. And there’s a lot of kitchen sink approaches where it’s just like a dusting of a bunch of ingredients or they have a bunch of ingredients and you have to take a dozen pills every day to follow the protocol.”	Statements that there are no other products similar or equivalent to our products are unsubstantiated. As the statement acknowledges, there are many companies offering nootropics, and we believe it is impossible to prove that none of those companies are producing products that are the same or similar quality as our products.

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Statement	Company Response
“[To prevent becoming obsolete like some CBD companies right now,] it [comes down to] really coming up with the formulations that are truly effective. That’s step one with the brand ecosystem . . . [I]t’s a full 360 approach on the brand and consumer engagement side and a product that actually delivers and works and is targeting something very specific in nature, rather than a kitchen sink approach. but really . . . to provide something that isn’t available out there is why our ingredients business comes into play and that’s producing something that is truly more effective and more potent than what we can get out there [from competitors] in the open market . . . The true competitive advantage for us is through our First Grown lion’s mane ingredient and soon to [include] cordyceps and reishi as well. But that is something that we will put into our product that gives us a true difference where unless we provide it to you, you cannot get that anywhere else in the world.”	Early-stage companies, such as us, face many risks and we may not be successful even if we are able to develop effective formulations. We have not conducted any research (and are not aware of any third-party research) supporting statements that our products are effective at targeting specific neurotransmitters, let alone that they are more effective or potent than products of any of our competitors. We no longer use, and intend to abandon, the First Grown trademark.
Date: 2022-07-19 - Spiritual Boss Babe with Stephanie Bellinger - Religion & Spirituality - “Spiritual Boss Babe podcast is your go to vortex for mind & SOUL fuel, so that you can master manifestation, and Quantum Leap into your next phase of spiritual growth, IMPACT, and abundance. Your host, Stephanie Bellinger (who is very likely your long lost soul sister), is here to remind you of your innate magic, and badassery— to create a life and business that sets your SOUL on fire, and activate abundance in all areas of your life. Stephanie is a Spiritual Mentor and Mindset expert serving thousands of women from around the globe, who know they’re here to raise the vibration of the planet & are ready to step fully into their calling. Stephanie has been diving deep on her spiritual journey for over 10 years, and shares her journey, lessons, and absolute best tips, tools, and insights authentically from soul to soul— to help you make some serious Quantum shifts in your life— NOW.”

“[Our interest in brain health] led us down the path of functional mushrooms like lion’s mane, and it led us to psychedelic mushrooms, which are kind of like the Holy Grail of brain health, we believe.”	Stating that psychedelic mushrooms are “like the Holy Grail of brain health” is an unsupported and vast overstatement.
“[The] research on the … possibilities [of what] psilocybin can do for cognition and neurogenesis was amazing.”	We have not conducted any research supporting statements that psilocybin can improve cognition or increase neurogenesis. When it comes to research studies, conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator.

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Statement	Company Response
“We did [psychedelic mushrooms] when we were younger, in college, just for fun. We weren’t using it as medicine [at that time]. . . . [T]hen we circled back to it later on in life and we find it as a medicine . . . we actually used it to help treat our father at the end of his journey [with Alzheimer’s disease]. And it really helped him with . . . where he was in his state of being. . . . [W]e decided to give [our father] some microdoses at first of psilocybin, then titrated up to a more of a small psychedelic dose, and it really worked well. I wouldn’t say it worked as in [curing] his dementia, but it took him from just kind of sitting there and staring out the window and not really being super communicative to telling crazy stories and laughing to himself . . . And our personal experience with the medicine made it not so scary to give it to somebody else. I mean, it is the safest drug that exists, . . . psychedelic mushrooms are. So, we didn’t have any fear that it was going to cause any harm.”	The statement expresses only the speaker’s personal experiences and observations and should not be relied on as an indication that psilocybin has any benefits or is safe to use. Psilocybin mushrooms are not “medicine” or recommended for medical use. We are not aware of any research suggesting that psilocybin mushrooms can cure, or are an effective treatment for, Alzheimer’s disease. Psilocybin is not the safest drug that exists. To the contrary, psilocybin is a Schedule I controlled substance. Schedule I is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

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Statement	Company Response
“We’re growing the mushrooms ourselves.”	While we grow lion’s mane, reishi, and cordyceps mushrooms at our facility in Olympia, Washington, we do not currently use the reishi and cordyceps that we grow in our products. Our products also contain functional mushrooms that we purchase from third parties. We do not grow psychedelic mushrooms and do not purchase psychedelic mushrooms from third parties; we have not commenced any operations involving psychedelic mushrooms.
“We were making our own microdoses, and then we started sharing with friends and family. And then getting all these anecdotal reports [from] people like, ‘Man, this is changing my life.’ Like, ‘Thank you for making these for me.” Like headaches, migraines going away too; crazy stuff like golf scores getting better and people are just like, ‘I can’t play golf without those micro, you’ve got to give me some more of those.’ And we were just like, ‘Wow, this is so unbelievable that we just have to go for this, . . . [we’ve] got to do this for real. We’ve got to get these compounds out there into people’s hands and go the legal route and not try to run the gray market.’ There’s a huge gray market nationwide. I’m sure in most major communities, you can go get your mushroom chocolate bar off the street, but don’t really know what you’re getting dose-wise and everything. And so, and that’s what we’re going do with First Person as well. We have amazing supplements that you take already, . . . with functional mushrooms and other botanicals that are really well formulated. But we’re going to do the same with psychedelic mushrooms. So be able to understand what they are and why each one is different and study that. [There are] different tryptamine analogs in all of the mushrooms and so they have different effects. So a mushroom from Thailand is different than a mushroom from Mexico [which] is different [from] one from Australia. And why is that? [We want to] figure that out and do the work behind it. . . . And we’ve teamed up with some great scientists like Dom D’Agostino. He’s a neuropharmacology researcher. He is on our team and he’s super excited to do this research and help us put this stuff together. And so it is super exciting on that front to advance the standardized dosing of psilocybin . . . in a natural form, but also understanding what all the other tryptamine analogs [are] and the different species . . . And then be able to have people kind of get to choose their healing journey and . . . provide those macro doses to the therapeutic industry that wants an organic natural source of mushrooms that’s measured and quantified as an extract, so you know exactly the dosing you’re giving your patients and not just randomly guessing that’s four grams of dried mushrooms, you know? And really pushing that part of it forward, but in the natural way. Again, not synthesizing the compounds, but just using methodology to extract it from the mushroom and then be able to dose it precisely. . . . We have quite a large library [of mushrooms]. . . . About 60 different species in our lake area right now.”	We have not produced microdoses or commenced any operations involving psilocybin. As noted by the speaker, the effects of microdosing expressed in the statement are individuals’ personal anecdotes, which cannot be verified. Contrary to the personal anecdotes reflected in the statement, we have not conducted any research supporting statements that consuming psilocybin will improve athletic performance or is effective in the treatment of headaches, migraines, or any other medical condition. Statements regarding the prevalence of psilocybin in the “gray market” are unsubstantiated and should not be relied on as an indication of the potential market for psilocybin in the United States. The statement that we are going to produce consumer products containing psilocybin is not true. We do not intend to produce any consumer products containing psilocybin or psychedelic mushrooms. We have not yet conducted any research involving psilocybin, but we intend to conduct such research in Jamaica, where psilocybin is a legal substance. We intend for our research and development efforts to focus on analyzing certain psychedelic mushroom species and extraction and production methods that standardize the potency of naturally-occurring psilocybin in mushrooms for use in approved clinical trials by drug development companies. We do not intend to produce products for medical use or to supply psilocybin to doctors or other medical professionals to give to patients. We entered into a Services Agreement with Dom D’Agostino. Mr. D’Agostino provides business advice and advisory services to us, and the Services Agreement provides that he will collaborate with us on at least one research project or publication each year regarding our products or proposed products. Any research conducted by Mr. D’Agostino will be conducted through his DEA-licensed research laboratory with the University of South Florida. Our mushroom library is located at our facility in Olympia, Washington.

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Statement	Company Response
“So there’s things that are [in our functional mushroom products] that work in synergy together to boost, say, like in the Sunbeam product, it’s dopamine that we’re going after. So it’s not just the mushrooms that are helping do that, but it’s the mushrooms in combination with say, tyrosine and combination with a little bit of purine extract, which is a form of L dopa, which is a precursor to make dopamine in your body. So we’re really supporting that whole . . . neuro transport system of dopamine around there [and] allows your body to have a healthy balance of dopamine available. So you feel motivated and you feel good, so you’re not depleted in [dopamine]. So that’s kind of the magic in there.”	We are not aware of any research supporting statements that there is synergy between the ingredients in any of our products, or that our Sunbeam product can increase motivation or make you feel “good.” We are not aware of any research supporting statements that our Sunbeam product has any impact on dopamine production, and ingesting it will not result in a “healthy balance” of dopamine in your body.
“We took a more deliberate approach and are targeting specific neurotransmitters and supporting those neurotransmitters and simultaneously staying away from the serotonin receptors[, which is a] psilocybin axon. So [our products] are designed to go with a microdosing protocol and not compete with a microdosing protocol. A lot of the nootropics out there, if you stack them with your psilocybin, may be competing with those serotonin receptors and making the psilocybin not work as well. So we didn’t want to do that. . . . So with the Sunbeam, it targets dopamine . . . and it’s a good stack with — when you have dopamine and serotonin together — with a microdose [to produce a] good feeling and [feeling] motivated at the same time. So it was designed because one thing I was doing, I was taking a . . . prescription dopamine re-uptake inhibitor, Concerta, and then stacking that with a microdose, and then I could just get all sorts of work done. Like I could sit down and plow through five hours [work] and keep my head down the whole time. And I was like, let’s do this without a prescription. Let’s get the dopamine boost, hit it with a microdose and really be able to focus and stay on task.”	We are not aware of any research supporting statements that our products are able to target or support certain neurotransmitters or that they do not affect the serotonin receptors. Our products are not designed or intended to go with a microdosing protocol and “stacking” any of our products with psilocybin, even microdoses, can be dangerous and we do not recommend it. Claims that our products, either by themselves or stacked with psilocybin, can increase motivation or productivity are unsubstantiated. None of our products are a substitute for Concerta or any other FDA-approved prescription drugs, and we strongly warn against using them as such. Unlike Concerta and other FDA-approved prescription drugs, none of our products have been evaluated by the FDA, they are not intended to diagnose, treat, cure, or prevent any disease, and we do not intend to market any of our products for medical use.
“The Golden Hour [product is] targeting oxytocin and supporting and boosting oxytocin. . . . So I didn’t know if [the formulation in Golden Hour] was going to work or not. But when we got the formulations back for the first time, and I took it for the first time[,] . . . I actually got the little tingle up the back of your neck that you get sometimes from psilocybin, [just] from taking the Golden Hour [alone, without any other substance]. . . . I was like, this stuff really works. And I really felt good. And so . . . a lot of people have given us feedback [and] they think that possibly there’s psilocybin in [the Golden Hour], which there is not. It does kind of feel like there is, but there is not any psilocybin in that product at all.”	We have done no research to establish that our Golden Hour product boosts oxytocin. Our Golden Hour product is not intended to, and does not, replicate the psychoactive or other effects unique to psilocybin.

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Statement	Company Response
“And then our sleep formulation, from a brain health perspective, is about deep restful sleep, right? So when you go into the deep cycle sleep, that’s when your brain cleans itself out and you can wake up refreshed. A lot of the sleep supplements, [like] melatonin, . . . get you to sleep, . . . knock[s] you out . . . But ours is designed to actually take you into deep restful sleep.”	We have done no studies to determine that our Moonlight product increases deep restful sleep and causes users to wake up refreshed,
“I really like to stack the Sunbeam and the Golden Hour. . . . You’re targeting that dopamine and the oxytocin, so you feel motivated, but you feel really lovely and great. And then if you combine that with a microdose, it feels a little bit like you’ve had some MDMA because [the combination is] hitting all those receptors . . . at the same time and you feel really elevated and lovely and good. It’s a good combination.”	We have not conducted research (and are not aware of any third-party research) supporting statements that our Sunbeam or Golden Hour products increase motivation or make you feel “lovely” or “great.” We also have not conducted any research involving psilocybin and are not aware of any third-party research on the effects of “stacking” our products with a microdose of psilocybin (including research supporting statements that such stacking can replicate the effects of MDMA). Stacking any of our products with psychedelics can be dangerous and we do not recommend it.
“The Sunbeam [contains] lion’s mane and cordyceps. . . . And Golden Hour is a little bit of lion’s mane to give you a little bit of focus, not a whole lot, and then, reishi mushroom . . . is in the sleep formulation. But that’s not the only ingredients . . . There’s a list of synergistic ingredients that we formulated to target those neurotransmitters and achieve the goal beyond mushrooms. Mushrooms are a component, . . . but they’re just one component.”	We have not conducted research (and are not aware of any third-party research) supporting statements implying that our Golden Hour product or its ingredients increases focus or our Moonlight product or its ingredients improves sleep quality.
Company Rep 1: “Everybody’s a little bit different, but I would define [a microdose] kind of [as] the top end of 250 milligrams . . . of dry powdered mushrooms  . . . and you would adjust that according to how it affected you.”

Company Rep 2: “Yeah, that’s how I go. 250 milligrams, depending on the strength and the strain of the mushroom species you’re using. . . . But equivalent about 250 milligrams of dried . . . QSIs mushroom. That’s kind of what I would do as a microdose, and then we take it up to kind of a museum dose, which more like a gram, . . . and then that’s a little bit more visual. You’re getting a little bit more sparkle. It’s a little bit more pleasant to sit there and stare at things like trees and paintings and whatnot. And then the mini-dose, which is kind of sub-psychedelic, but from the museum dose up . . . But for just a fully non-experiential [microdose] where you don’t really have too much notice to it, I would say it has to be below that 250 milligrams. Because at 250 milligrams, I’m usually starting to register that there’s an extra thing going on.”	The statements reflect only the personal experiences of the speakers, who have no medical training, and we strongly warn against ingesting any amount of psilocybin, including the microdose amounts stated by the speakers. Psilocybin is a Schedule I controlled substance, with no currently accepted medical use and a high potential for abuse, and it is illegal in all U.S. states.

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Statement	Company Response
“[At the facility in Jamaica, we’re] actually doing the science behind [psychedelic mushrooms,] . . . taking it, doing an extract process on the mushroom and removing it from the mushroom fiber into a liquid. And then we can quantify that liquid down to a certain volume, and then we can take a sample, analyze that sample, and know precisely how much psilocybin and everything is in that liquid sample. Then we can reapply that to a beverage or whatever delivery mechanism we want to serve that to people in, you know, back onto a fiber, you can mix it or whatever you want to do. . . . I will need to qualify this by saying this is in Jamaica where it is legal, and not in the United States where it’s illegal.”	The statement that we are conducting research in Jamaica regarding the science behind psychedelic mushrooms is not true. We have not conducted any research and development involving psilocybin; moreover, we have not commenced any operations, and do not have a facility, in Jamaica. The statement incorrectly implies that we are developing a psychedelic beverage – we are not in the process of developing any such product, and we do not intend to produce any consumer products containing or involving psychedelic mushrooms or psilocybin.
“[Legalization of psychedelic mushrooms] is probably going to unroll in a state-to-state ballot measure. But my prediction is that it will come on a lot quicker than federal legalization of marijuana, which has still not happened, mainly because of . . . the scientific evidence about [psychedelic mushrooms’] medical benefits. . . . MDMA and psilocybin are showing to pretty much eliminate potential[] suicides [of] soldiers having PTSD. Why would our society or our politicians want to prevent that from happening? So MDMA will be first, it will come across legalization where they can have access for PTSD and hopefully followed by psilocybin shortly thereafter from a federal level.”	It is impossible to know whether either psychedelic mushrooms or MDMA will ever be legalized. While certain states have proposed bills legalizing or decriminalizing psychedelic mushrooms and/or MDMA to various extents, there is no guarantee that such efforts will continue or be successful. Moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics, psilocybin, and MDMA. We have not conducted any research supporting statements that psychedelic mushrooms have medical benefits. To the contrary, psilocybin is a Schedule I controlled substance. Schedule I is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. We have not conducted any research (and are not aware of any third-party research) supporting statements that either psilocybin or MDMA is effective as treatment for PTSD.

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Statement	Company Response
“Well, we all know why [psychedelic mushrooms have not been legalized yet]. Big pharma, right? That’s the big hurdle to overcome most likely, . . . antidepressant is a big industry. . . . SSRIs . . . are not for everybody by any means. And a lot of people are weaning themselves off of SSRIs and replacing that with microdosing to great success. I know several people who have done that. . . . All of us have challenges, right? And part of being human is learning to overcome those challenges. And if you’re taking an SSRI, a lot of times is like what’s happening to people is they’re not working through their issues, they’re just blunting them. We also do that with alcohol. We also do that with weed. We also do that with other hard drugs. So rather than face these issues and work through them and get to the other side of them, we just kind of numb them. And one thing psychedelics do is bring you to an awareness of those parts of yourself which need improvement. And it helps you understand how you can go about improving them. At least this is my experience. And then you’re past the point where maybe you don’t need that SSRI anymore, or maybe you don’t need that microdose anymore. I find myself, after years of microdosing, not feeling that it’s a need anymore, right? It’s like I do it for neurogenesis more than I do it for that I’m working through some personal issues that I need to work through.”	We are not aware of any evidence that “big pharma” is the reason for why psychedelic mushrooms have not been legalized, or that big pharma is attempting to prevent such legalization. We are not aware of anyone successfully replacing SSRIs (which are FDA-approved prescription medication) with microdosing of psilocybin (which has not been approved for treatment of any disease or condition), and we strongly warn against replacing SSRIs with a microdosing protocol. Psilocybin is a Schedule I controlled substance. Schedule I is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. We have not conducted or seen any research supporting statements that psychedelics increase awareness or understanding, and such statements reflect only the speaker’s personal experience. We also have not conducted or seen any research supporting statements implying that psychedelics increase neurogenesis.
“I would say let [people who are thinking about microdosing or exploring psychedelic mushrooms but are scared] come to it on their own terms. . . . I would provide them with the education, but they really need to enter the relationship with the medicine on their own term.”	Psilocybin mushrooms in general are not “medicine” or recommended for medical use, and we strongly warn against using psilocybin mushrooms as medicine.
“This is a freedom that we should have as Americans to access to these compounds that are totally safe and have medicinal value. . . . And there’s so many benefits, like everything from the brain health to helping depression, to, you know, just like rewiring your neurology in like so many ways. I mean, phantom limb pain, they’re doing research on right now.”	Psychedelic mushrooms and psilocybin are not totally safe. Furthermore, while many may express an interest in the potential for psychedelic mushrooms to improve brain health, we have not conducted or seen any research supporting statements that psychedelics have any benefits, including as a treatment for depression or phantom limb pain, or that psychedelics can rewire your neurology. In contrast, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

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Statement	Company Response
“[T]here’s lots of things we want to explore. Of course, we’re brain health mission driven, but we’re taking a unique angle at it. So one of the things that we really want to help tackle is this whole ritual that we have had in our country for so long of mixing drinks and having drinks together. . . . [S]o there’s a possibility that you could replace that in the future of a psychedelic drink. There’s a possibility that we’re working on right now of replacing that with a functional type spirit that would still give you that social lubricant, still give you that good feeling, similar to what Golden Hour is doing, but in a drink form that you could actually have behind the bar and still mix. And still have fun and still have your own personal take on what kind of drink you like, but take away the neurotoxicity of having a bunch of alcohol in your system. We’ve done some experimentation in this already [and] it does work. It’s really a fabulous thing that is going to be wonderful that we’re going to be releasing next year as a consumer product in the United States. And then . . . the psychedelic drink, which we’ve also made already, which is an amazing, amazing paradigm-shifting potential product for our society. That sounds grandiose to say, but that’s what it feels like when you experience it because you have a drink of it, it comes on similar to alcohol, with our proprietary technique of — what we’re doing with it. So in, you know, 10 minutes, you’re starting to feel it. You have a couple of them, you feel great, you laugh. You have a great evening and a few hours [later,] you totally sober up and you drive home without being impaired at all, and you wake up the next morning having bettered your brain, ready to go again, rather than feeling like crap from a hangover. So that’s a big social problem that we want to tackle next. Part of that is going to involve some really fun experiential things that we’re going to do in Jamaica. Where people can come down and experience this firsthand in a legal setting. Possibly around some fun festival events that we will be putting on and really kind of shine the light on that. This is the future of not only medicine for treating what’s wrong, but just for being a better person and being a better human, and being a healthier human for your whole life and getting your brain better throughout your whole life.”	We have not conducted any research and development involving psychedelic mushrooms, including psychedelic beverages, and we do not intend to produce any consumer products involving psychedelic mushrooms or psilocybin. Functional mushrooms are not psychedelic, and our products do not contain psychedelic mushrooms or psilocybin. We are currently developing a functional beverage product and intend to commence sales of such product by the first quarter of 2024; however, we may encounter disruptions or delays, including supply chain issues, that cause us to postpone such launch date, or we may elect not to launch such product if we determine that doing so is not profitable or is otherwise not in our best interests. Although we have done some limited experimentation with this functional beverage, we have not conducted formal studies to confirm its effects. Despite the speaker’s claims, we have no plans to develop or release a psychedelic drink. We are not aware of any studies comparing the effects of alcoholic beverages versus functional beverages or psychedelic drinks. Neither psychedelic mushrooms nor psilocybin is “medicine.” We do not intend to market any of our products for medical use. We do not have plans to organize any festivals or other fun experiential things in Jamaica at this time to promote our products.
“. . . we can’t have access to these things that can actually do people good, heal their brains and make them better people and actually more conscientious people to each other and to the planet.”	Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, nor are they for general wellness. We know of no scientific studies proving that psychedelic mushrooms or psilocybin are able to “heal” brains or make people more conscientious to others or the planet.

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Date: 2023-02-02 - That Gives Me Anxiety - Comedy - “Podcast by Patrick Jones @patrick_e_jones about the things that scare us and how to deal!”

“They have one for the morning called Sunbeam, another for the evening called Golden Hour and another [called Moonlight] that’s intended to help you sleep better and stay asleep. And I’ve used all three of them myself and I really enjoyed them. They help me with focus and they also, I should mention, talked about stacking the Sunbeam and the Golden Hour and that feels a little bit like a microdose then. It does. It feels nice, but yeah, focus attentive. It . . . kind of feels like you had a cup of coffee, but you’re able to focus a lot better and it feels like a little bit of euphoria . . .”

These are anecdotal statements of just one person and lack scientific support. We have not conducted research (and are not aware of any other research) showing that our Moonlight product can improve sleep quality. Functional mushrooms are not psychedelic, and our products do not contain psychedelic mushrooms or psilocybin. We also have not conducted research (and are not aware of any other research) supporting statements implying that psychedelic mushrooms or any of our products improve sleep quality, increase focus and productivity, cause the same effect as consuming coffee, or that combining our Sunbeam and Golden Hour products feels like a microdose of psilocybin or results in euphoric feelings.

“First Person was . . . really centered around the power of living a lifestyle around brain health and the potential of functional and psychedelic mushrooms and how they interact with that lifestyle. They pretty much touch all the different pillars of brain health to give you . . . more cognitive excellence.”	We have not conducted any research supporting statements that either functional or psychedelic mushrooms improve brain health or “cognitive excellence.”
“And then we started taking lion’s mane, [and] you feel a difference in your life. And we’re like, wow, this is amazing. And that really got us started into the mushroom world. And then when Dad’s journey [with Alzheimer’s disease] got really tough towards the end, we were kind of desperate and we reached out and we saw the research on psychedelics . . . about . . . the neuroplasticity that it [produces] . . . There’s no toxicity profile to it, really. So it’s like, let’s try. And so we experimented with that and we had some pretty amazing results. I mean, it didn’t cure dementia, but it . . . gave [Dad] some of his life back in the way, you know, made him happy and made him smile, made him talkative. He was more engaging. He was not just sitting there staring out the window. So we saw that power [of psychedelic mushrooms.]”	The statements about lion’s mane and psychedelic mushrooms providing “amazing” results is an anecdote of one individual’s experience and observations. We are not aware of any research supporting statements that psychedelics are effective in the treatment of Alzheimer’s disease, or any other disease or condition, and we have not conducted any research supporting statements that psychedelics increase neuroplasticity and are nontoxic. To the contrary, psilocybin is a Schedule I controlled substance, which classification is for drugs that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

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Statement	Company Response
Host: “How do mushrooms help the brain, from maybe a chemistry perspective?”

Company Rep: “Well, you know, the psilocybin gives a [unintelligible], which is the active compound in psychedelic mushrooms. It’s a tryptamine analog. So it activates your serotonin receptors in your brain. So serotonin is kind of that the regulator of feel good and just doing stuff . . . And so if your serotonin levels are low, you know, you don’t feel great. . . . [Psychedelic] mushrooms . . . activate neuroplasticity . . . [S]erotonin receptors allows your neurons to fire into different connections. So neurologists say neurons that fire together, wire together. . . . That neurological connection between those neurons gets better or gets stronger every time you use that same system. What this allows the neurons to do is communicate laterally, . . . that’s that neuroplasticity and allows you to maybe rework around problems . . . There are lots of ways that this works [and] allows your brain to literally create new neural networks . . . That’s why it potentially has great potential for people with trauma, because that trauma is a relived memory that’s causing trauma, causing a cortisol release. Every time they think about it, they feel terrible, causes a physical reaction, and you can separate that memory from the physical reaction with potentially with high dose psychedelics.”	We have not conducted any research involving psychedelic mushrooms or psilocybin, including research supporting statements that psychedelic mushrooms increase neuroplasticity, nor are we aware of any research supporting statements or claims that high doses of psychedelics can treat or cure trauma. Psilocybin is a Schedule I controlled substance and neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including trauma. Schedule I controlled substances are drugs which the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. We strongly warn against using psychedelics to treat trauma or any other condition.
“You get in a pattern of thinking the same thing over and over and over again, which leads to some anxiety or depression or something like that. And the analogy is [that] the psychedelics give your brain a fresh blanket of snow. So those warm tracks aren’t there anymore. And now you can find a new way around to solve some of these issues. And you know, a lot of what psychedelics do is still undiscovered and they don’t really know the complete why of why it’s happening in the brain. And so much of the experience is ineffable. You can’t really describe it. . . . I think that the difference between like the SSRI treatment versus a microdosing treatment is working through the problems rather than blunting the problems. . . . And I feel that psychedelics allow you to rethink about the situation in order to address the problem and work past it, rather than just shut it off.”	While the statement implies that psychedelics are effective in treating anxiety and depression, we are not aware of any research supporting that conclusion, and neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including anxiety or depression. We are not aware of any studies comparing psilocybin to SSRIs, nor do we believe there are any studies showing that psilocybin is as effective as, or more effective than, SSRIs. Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator. SSRIs are approved by the FDA for treatment of medical conditions, while psilocybin has not been approved by the FDA for the diagnosis, treatment, cure or prevention of any condition.

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Statement	Company Response
“Psychedelics have an enormous potential for helping people with depression, anxiety, you know, literally changing the fundamental structure of the brain in a new way because it’s not like you’re necessarily going to be on this drug forever. You might do a dose or dosing protocols that are stop/start kind of things and then be literally done with it. You know, your brain is then changed. . . These compounds can really, really help. I mean, you know the Johns Hopkins study where people had basically untreatable depression because they had term terminal diagnosis. . . . So they were miserable. They had this anxiety about their impending mortality that didn’t allow them to sleep, didn’t allow them to eat. . . . They were literally living in misery and nothing worked, no SSRI worked, no antipsychotics, work, nothing. And they did high dose psilocybin therapy with cognitive behavioral therapy integration, and . . . above 80% [of them] were finished with the anxiety and depression about their impending doom. They were literally cured.”	Although many people may express interest in the potential for psychedelics as a treatment for certain mental health conditions, we have not conducted any research supporting statements that psychedelics have “enormous potential” and treat conditions by “literally changing the fundamental structure of the brain,” and we believe such statements are over-exaggerations. We are not aware of any research supporting the statement that psychedelic mushrooms have any ability to treat depression or anxiety, or that any such treatment would not require long-term use of psychedelic mushrooms. The speaker’s summary of the referenced study is an over-exaggeration and the study does not actually state the findings or conclusions stated by the speaker. Therefore the speaker’s statements should be ignored. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition, including depression or anxiety. The speaker’s implication that psilocybin is more effective than SSRIs, which he characterized as ineffective on patients in the study, is unsubstantiated and an inappropriate comparison.
“[A] true microdose is . . . noticeable, but it’s noticeable because you feel sharper. You feel like your brain is more in that flow state, right? Your things are working and you’re understanding and you’re seeing things clearer. . . . But traditionally, a microdose has been described as sub-perceptual. But that’s not completely true because you feel better, right? And you kind of perceive that better feeling even with a small amount.”	The statement reflects a personal anecdote of the speaker’s subjective perception of the effects of a microdose of psilocybin, and should not be relied on. We have not conducted research (and are not aware of any third-party research) supporting statements implying that microdosing increases focus or clarity or makes you “feel better.”
“You’re not inhibited anyway [by psychedelic mushrooms]. You can operate a vehicle like . . . you’re not in any way out of it. If anything, you’re more dialed in.”	Operating a motor vehicle after ingesting psychedelic mushrooms is highly dangerous and we strongly warn against doing so. You will not be “more dialed in” and you may be more likely to harm yourself or others.

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Statement	Company Response
“We were at a health conference, a scientific health conference a few months ago, full of PhDs and MDs to talk about metabolic health. And I would say that 80% of the people we talked to were very familiar with psychedelics or either had or [were] incorporating them themselves, using them, or had a very positive viewpoint of the potential as a medicine. . . . Some of them that were prescribing for different things, including cancer. So I think . . . the pushback is still in the political landscape and then just the bureaucratic red tape of what it takes to change misdirected laws from the 1970s. . . . That’s the big challenge now - it’s not general public acceptance. It’s getting past the legality of it all so that it can start being incorporated as a medicine. And it is coming. There’s a lot of people working towards that end for sure.”	Psychedelics cannot cure cancer and have not been approved for treatment of any disease or condition, including cancer. The people that the speaker spoke with at the health conference were naturopathic doctors who were discussing using and prescribing psychedelics in foreign jurisdictions where psilocybin and psychedelics are legal. The speaker’s estimation of the extent of attendees with a positive viewpoint of the potential of psychedelics as a “medicine” should not be relied on. Psychedelics are not “medicine.” While the speaker expresses his own beliefs regarding the legalization of psilocybin, there is no guarantee that any legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin. We have not conducted any research supporting statements implying that a majority, or any, of the general populace supports the legalization or decriminalization of psilocybin.
“Our first products are tied to psychedelics. Although they contain no psychedelics, they contain legal, functional mushrooms and other nutraceuticals that were targeted towards specific neurotransmitters and then leaving open the neurotransmitter of serotonin, . . . so if you were doing a microdosing protocol, these could be considered a really nice stack to go with them. They [also] work completely on their own because they’re targeting different neurotransmitters. Like our Sunbeam is going after dopamine, which is for reward and focus. And that really stemmed from myself taking a dopamine reuptake inhibitor prescription of Concerta to plow through a lot of work. So if I had a lot to do, I would take that some [Sunbeam and] stack it with a microdose. And I was like, ‘This is really amazing, . . . but I would like to do this in a natural version outside of a prescription. So that’s what we created in the Sunbeam, which is a dopamine enhancer and dopamine booster. . . . Golden Hour is an amazing product that really feels wonderful when you take it. It’s been described like someone just gave you a compliment and that’s the feeling that it gives you. . . . And then we have another third product, Moonlight, which is for sleep. And it’s not just to get you to sleep. It’s around brain health and sleep. And you need to get in that deep cycle sleep for the brain to rejuvenate itself and clean itself out. And so we’ve created a product that puts you into a longer deep cycle sleep so that you wake up refreshed and ready to go once again. All centered around brain health.”	We have not conducted any research (and are not aware of any third-party research) supporting statements implying that functional mushrooms and other ingredients in our products do not affect the neurotransmitters for serotonin, or that they work completely on their own by targeting different neurotransmitters. We strongly discourage “stacking” any of our products with a psilocybin microdosing protocol. We have not done studies to substantiate claims that our Sunbeam product boosts dopamine or that our Moonlight product can increase productivity or the duration of “deep cycle” sleep or that our Golden Hour product can make you feel “wonderful.” It is inappropriate to compare Sunbeam to Concerta, which is an FDA-approved prescription drug. In contrast, neither Sunbeam nor any of our other products have been evaluated by the FDA and none of our products are intended for medical use. We strongly warn against using our products as a substitute for FDA-approved medication.

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Statement	Company Response
“And then the stack of those as well. So what we didn’t expect and a lot of feedback that we got from people that ended up stacking the Sunbeam and the Golden Hour together was that [that combination] was mimicking the feel of a microdose, so a motivated, alert, calm awareness. . . . If you take Golden Hour and Sunbeam together, it is a really nice feeling, almost like microdosing psychedelic mushrooms.”	Despite the personal anecdotes reflected in the statement, neither functional mushrooms nor any of our products are psychedelic, and ingesting Sunbeam and Golden Hour will not cause hallucinations or other effects mimicking the feel of psychedelics or microdosing. We strongly warn against consuming more than the recommended dose. We have not conducted research (and are not aware of any third-party research) supporting statements implying that Sunbeam and/or Golden Hour can increase motivation or alertness or provide a feeling of calm awareness.
Date: 2022-09-22 – The Story of a Brand by CommerceFocused Media, Inc. – Business – “The Story of a Brand Podcast is a show focused on e-commerce brands and the entrepreneurs, products, and customers that make up the brand. We believe that people want to buy from authentic Brands they love, admire, and to whom they feel community. Whether it’s how the brand obsesses over the customer experience or how they design or manufacturer their product or their stance on social issues. Our show attempts to illustrate the “Why” people connect to the Brands they love and perhaps just as important, how the Brand connects the customer to the world around them.”

“[F]unctional mushrooms are incredibly powerful for mental health. But when you take that to the next level with psychedelics, it can really have a truly huge impact societally, and prevent people from cognitive decline . . .”

The statement that functional mushrooms are incredibly powerful for mental health is an over-exaggeration. There are no FDA-approved medical uses for functional mushrooms, we do not intend to market any of our products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. Psilocybin—the psychedelic referred to by the speaker – is a Schedule I controlled substance and, as such, psychedelic mushrooms are currently illegal to grow, handle, consume, or distribute in the United States. Therefore, there is no rational basis for the statement that psychedelic mushrooms may have a “truly huge impact societally,” and any statement regarding the impact psychedelic mushrooms may have on society are pure conjecture. We have not conducted any research (and are not aware of any third-party research) supporting statements implying that psychedelic mushrooms prevent cognitive decline.

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Statement	Company Response
“[O]ur initial science . . . is in functional mushrooms. I’m here at our functional mushroom farm in Olympia, Washington, right now where we grow lion’s mane, reishi, cordyceps and so on. . . . [F]unctional slash medicinal mushrooms have been in human consumption, you know, and used for medicine in eastern cultures . . . [T]he science behind lion’s mane mushrooms shows that it increases BDNF, brain-derived neurotrophic factor, which is a growth hormone that you produce in the brain to create new neural connections and to myelinate your neural sheets . . . [That] you can get that from eating a mushroom is incredible, that they increase this new neuroplasticity neural outgrowth, you know, and then you stack these functional mushrooms, non-psychedelic, functional, fully legal mushrooms . . . with a psychedelic, it becomes even more powerful. There’s a synergy that happens there that we have found for ourselves, you know, anecdotally. But there is the science to be discovered that we are working on around that synergy. That’s going to be really interesting. And because both psilocybin and the psychedelic mushrooms have been shown to also increase PD and also reduce inflammation in the brain and decrease blood flow to the default mode network, which is, you know, really helps your brain settle down, relax and fight or flight disappears. It’s very, very interesting, the science that they’re that they’re working on right now. And it’s super exciting for the future of mental wellness and not only for treating, you know, people that have major depressive problems or PTSD or whatever, but [in relation to] preventative health and maintaining cognitive health throughout your life. You don’t have to wait till you’re broken to go have psychedelic therapy. You can have microdoses throughout your life and maintain a healthy brain state. . . . And hopefully our government will get on board and allow the populace to have access to these completely safe compounds [found in psychedelic mushrooms] that have huge medical benefits.”	The speaker’s statement implies that we grow mushrooms other than lion’s mane, reishi, and cordyceps, which is not true. The only mushrooms we grow are lion’s mane, reishi, and cordyceps. Despite the speaker’s reference to “functional slash medicinal” mushrooms, functional mushrooms are not medicine and there are no FDA-approved medical uses for functional mushrooms. We have not conducted any research supporting statements implying that either lion’s mane or psilocybin improves brain health or increases brain-derived neurotrophic factor or neuroplasticity or reduces inflammation or blood flow in the brain. The statement regarding the synergy between functional and psychedelic mushrooms is a personal anecdote of the speaker, and we have not conducted any research involving psychedelic mushrooms or psilocybin. Psychedelic mushrooms have not been approved for treatment of any disease or condition, including PTSD or depression, and we strongly warn against using psychedelic mushrooms or psilocybin to treat any medical condition. Psychedelic mushrooms are not “completely safe” and have not been proven to have any medical benefits, and any statements to the contrary are false. The DEA classifies psilocybin as a Schedule I controlled substance, which is for drugs or other substances that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. The statement reflects the speaker’s desire for constraints on psychedelics and psilocybin to be removed, but there is no guarantee that any legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psilocybin and other psychedelics.
“The double blind placebo controlled studies [have demonstrated] improve[d] cognition in people with mild cognitive decline [from consumption of functional mushrooms like lion’s mane. In one such study,] women [were given] lion’s mane biscuits . . . [and] over time[,] their cognition got better – just [from] eating a little lion’s mane biscuit. . . . And then that spawned more studies and there’s more research being done currently on those compounds. We have a great scientific advisor, Dom D’Agostino, [who] is helping us design some research projects that we can do and understand the science a little bit further.”	We are not aware of any double-blind placebo-controlled studies that have demonstrated improved cognition in people with mild cognitive decline, following consumption of lion’s mane or other functional mushrooms. There are no FDA-approved medical uses for lion’s mane or other functional mushrooms. We do not intend to market any of our products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.
“. . . we also have a functional mushroom farm where we grow all our own lion’s mane, cordyceps and reishi because we couldn’t find the quality that we wanted to put into our own products. So we created it ourselves. So we wanted a fully extracted North American organic, clean and no fillers, no-grain product, [which] just didn’t exist, to put into our consumer brand. So we created it and . . . that pillar of the business will actually have a B2B component where we’ll be supplying other leading health and wellness brands with this top of the line mushroom extract that we’re creating there in the Pacific Northwest. And then the third pillar is psychedelics and the future of psychedelic mushrooms, and helping define some of that from a natural product.”	While certain of our products include lion’s mane mushrooms grown at our farm in Olympia, Washington, our products also currently include functional mushrooms, such as cordyceps and reishi purchased from third parties. We do not know how many other companies in North America produce an organic, fully extracted product with no fillers or grain, and any statements implying that there are no other such companies are unsubstantiated. We have not established a B2B component, as we do not have supply contracts with any third parties, including leading health care brands or health and wellness brands. The statement also references psychedelics as a pillar of our business; however, we have not conducted any research and development nor do we have any other operations involving psychedelics.

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Statement	Company Response
“. . . we have an operation in Jamaica, where psychedelic mushrooms have always been and are fully legal, where we are doing some work in R&D and helping define some of the why behind some of the mushrooms, like why different species have different effects and different feelings, and potentially there’s some different tryptamines in there that have benefits that we don’t even know yet. And so a part of our mission is helping discover that and helping bring that science to the world. And so and really, all three pillars of this business, the psychedelic, the functional mushrooms and the consumer brand, all work together to create and help fulfill the mission.”	The statement that we are conducting research and development involving psychedelic mushrooms in Jamaica is not true. We have not started any operations in Jamaica, and we have not conducted any research and development involving psychedelic mushrooms in Jamaica or any other jurisdiction. The psychedelic pillar of our business, referred to by the speaker does not exist.
“[R]ight now they’re sold out at the time of this interview.”	Our products were not “sold out” as suggested by the podcast host. Rather, because of an inventory shortage, the decision was made to limit orders for a period of time to our customers who were subscribers in order to ensure that we would not be in a position of being unable to fill the orders of our subscribing customers.
“. . . studies are showing that [psilocybin] is more effective than SSRIs . . .”	We are not aware of any studies comparing psilocybin to SSRIs, nor do we believe there are any studies showing that psilocybin is more effective than SSRIs. SSRIs are approved by the FDA for treatment of medical conditions, while psilocybin has not been approved by the FDA for the diagnosis, treatment, cure, or prevention of any condition. Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator.
“. . . and I’ve read studies and reports about how microdosing is helping with post-traumatic stress syndrome and having just really amazing effects.”	We are not aware of any studies or reports of the effects of microdosing on PTSD, nor any such research that shows “amazing effects.” Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator.

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Statement	Company Response
“[Our] products themselves are designed not only to take care of the brain, but also to help you in your daily existence as well. So they are cumulative and helping take care of the brain over time. But they also are specific in that they can help you accomplish something. So whether that be the Sunbeam product, which is really designed to . . . help boost dopamine, which is . . . your reward center and motivation center. So that that neurotransmitter helps motivates you to really, really get things going, get things done. A lot of people who have attention problems actually have low dopamine in their system. So if you can boost that dopamine, you start to be able to focus on task a lot better. . . . [Our products] are safe. They were formulated very intently with that purpose. And this is cumulative – so these mushrooms and these botanicals, the longer you take them, the more long-term benefits you’re going to get out of it. But they also have this nice short-term, I’m going to get something done today and really feel it.”	No research has been conducted to show that any of our products improve brain health in the short- or long-term, or that our Sunbeam product boosts dopamine production or helps motivation or focus or productivity. While we believe our products are safe to ingest at the recommended dose, none of our products have been evaluated by the FDA.
“We ran out of product, as you mentioned, because sales were so tremendously more than what we were even planning on . . .”	Although we anticipated our inventory might not keep up with the demand of our products based on trajectories, we did not “run out of product.” Rather, the decision was made to limit orders for a period of time to our customers who were subscribers in order to ensure that we would not be in a position of being unable to fill the orders of our subscribing customers.
“[The Moonlight] formulation was not designed to make you go to sleep. It’s designed to increase GABA, which helps turn down your nervous system . . . [and] help keep you deep in sleep throughout the night and wake up without feeling groggy.”	No research has been conducted to show that our Moonlight product improves production of GABA or assists with falling asleep or maintaining a deep sleep. We do not intend to market our products for medical use, and our Moonlight product should not be used as a substitute for FDA-approved sleep aids.
“Psychedelic mushrooms are the safest drug that exists, right?”	We expressly refute this statement as inaccurate and impossible to substantiate. Psychedelic mushrooms are not the safest drug that exists. There have been no studies proving such statement, nor do we believe that any such statement could be supported if such a study were conducted. In contrast to the speaker’s statement, the DEA classifies psilocybin as a Schedule I controlled substance. Schedule I is for drugs or other substances that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision.

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Statement	Company Response
“And the stacking of Sunbeam and Golden Hour was something that we weren’t expecting. It was something that we noticed and that we started getting feedback from our customers saying, ‘When I put these together, it feels real similar to microdosing psychedelics. I feel good and alert, but calm. Kind of like what psychedelics do.’”	This statement conveys anecdotes from a limited number of people. Despite those peoples’ observations, functional mushrooms are not psychedelic and the stacking of our Sunbeam and Golden Hour products does not replicate the effects of psychedelics.
“[In terms of] what’s coming next [in] future product rollouts[,] we’re super excited about cordyceps mushrooms and its ability to help you with your exercise regime. So we’ve got some performance products that we’re working on right now centered around that, particularly around the power of cordyceps and the power of lion’s mane when you work out. I take that now as a workout as pre-workout – it increases your VO2 max and it really helps you in the gym and being in shape, and exercising is an important part of brain health. [Also,] more things in the connection world that we’re working on, including in the drink world [where] we’ll be working on to give a further alternative to something replacing a toxin like alcohol with something that can be beneficial but still give you that pro-social connectivity, social lubricant that you would like to have. So you still feel real good. Maybe there’s less alcohol or no alcohol involved in that in the future. And we’ve done some work in the psychedelic aspect of a psychedelic-type drink for the future, in the future of legalization. And we think it will be very powerful as a replacement for alcohol.”	We have not conducted research supporting statements implying that ingesting cordyceps or lion’s mane increases endurance or VO2 max or helps with an exercise regimen. While we are conducting research and development on a functional beverage, we have not conducted any research involving psychedelic mushrooms and we do not intend to produce a psychedelic-type drink or any other psychedelic consumer products. While the statement implies that psychedelic mushrooms and psychedelic consumer products will become legal in the United States, there is no guarantee that any legislation legalizing or decriminalizing psychedelics or psilocybin will be enacted; moreover, in the event any state passes such legislation, such legislation would not remove or alter the current federal constraints on psychedelics and psilocybin. Any comparison between the psychedelic consumer product market and the alcohol market is unsubstantiated; furthermore, we have no intention of entering into the psychedelic consumer product market, so such comparison has no relevance to the future prospects of our business.
“We are working on some partnerships in the medical community and functional medicine doctors . . . A lot of the initial feedback that we had from doctors that found our product was like, I want to prescribe this to my patients and have it be a part of my practice. So we’re working on getting a way for functional medicine doctors to be able to have it as part of their practice and get it to their clients that way. And we’re exploring other strategic partnerships at a small scale with small places like Clean Market in New York City and things like that, where you’ll be able to find First Person. But right now, getfirstperson.com would be the main place to go right now [to get our products].”	The speaker’s statements are incorrect. We have not entered into partnerships with anyone in the medical community or any functional medicine doctors. We are not aware of any doctors desiring to prescribe our products to patients, and the comparison of our products to prescription medicine is inappropriate. There are no FDA-approved medical uses for functional mushrooms, we do not intend to market any of our products for medical use, and our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease. We are not working on supplying functional medicine doctors with our consumer products, and have no intention to do so in the future. We have not entered into a partnership with Clean Market or any other retailer. We do, however, sell our products wholesale to Clean Market pursuant to purchase orders.
Date: 2022-02-15 -
Vital Science by Charles River (pharmaceutical company) – Science – “Life science is complicated, but its mission is simple – to create a safer, healthier future. This podcast tells the stories behind the science from the perspective of patients, scientists, employees, and advocates that have felt its impact.”

“[Our interest in brain health] to functional mushrooms such as lion’s mane, which then led us to psychedelic mushrooms, which really opened our eyes as being kind of like the Holy Grail for brain health, particularly in the microdosing world, where it’s showing to actually create new neural connections, neurogenesis, synaptogenesis . . . [so that] rather than declining in brain health as you age, we could actually just continue to get better.”

The statement that psychedelic mushrooms are “kind of like the Holy Grail” for brain health is unsupported and a vast overstatement. We have not conducted any research supporting statements implying that microdosing spurs neural connections or increases neurogenesis or synaptogenesis. We are not aware of any evidence supporting statements implying that microdosing can prevent the decline of brain health, or improve brain health, as a person ages.

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“[Navigating around US regulations] is tough. I mean, there is DEA approval that you have to go through . . . It’s not that unusual to have DEA licenses [for Schedule I drugs] to study some of this. And really it was a matter of having the funding to study. This is where there was no federal funding to study. . . . [Some of that is] starting to break down where there is some federal funding.”	It is highly unusual to obtain a DEA license to conduct research involving Schedule I controlled substances. The approval process can take a long period of time, conducting such research requires laboratories with DEA-required security protocols and equipment, and researchers must request all Schedule I controlled substances from manufacturers who holds applicable licenses, all of which make DEA licenses to conduct research involving Schedule I controlled substances uncommon.
“So at a microdosing level, it is really something that you don’t notice any effects necessarily except over time. One of the things that microdosing helps accomplish is kind of turning down the automatic negative thoughts that you have in the prefrontal cortex and help you just assess situations a lot differently. . . . At the therapeutic dose level, it’s almost like a conduit has opened to a greater universal intelligence, and you just feel like you understand your situation and where you fit in the world a lot deeper and it’s also very temporary. . . . [T]hese psychedelics [have a] kind of a built-in mechanism to keep them from being abused and make them safe. . . . No, you’re not having any hallucinogenic effects at that low of a dose. You might just feel that you feel an improved sense of presence, an improved awareness of what’s going on around you, and an improved mood – there is some cases when microdosing will enhance a mood that’s already present.”	Microdosing does not increase intelligence or decrease negative thoughts. The speakers have no medical or scientific proof that psychedelics cannot be abused or that they are safe. The DEA believes to the contrary and classifies psilocybin as a Schedule I controlled substance. Schedule I is for drugs or other substances that the DEA considers the most dangerous and have a high potential for abuse, no currently accepted medical treatment use in the United States, and lack of accepted safety for use under medical supervision. We have not conducted research (and are not aware of any third-party research) supporting statements implying that psychedelic mushrooms or psilocybin improve awareness or mood, are safe and are not subject to abuse.
“We believe in the natural source of psilocybin through mushrooms because there’s other tryptamines, serotonin analogs in those mushrooms besides psilocybin and psilocin, which are the two scheduled drugs, . . . that all potentially have benefits towards wellness brain health and human betterment. And so our concentration is those other compounds and the combinations of those compounds with psilocybin, the psilocin, and what they do for human performance and brain health. So we’re concentrating in that area. We’re working with Charles Rivers on a couple of studies that have to do with improved efficacy by crossing the blood brain barrier, which will help with the neurogenesis and help build the brain. . . . There’s another element of the natural mushroom that the combination of the serotonin receptors that are in the gut and the indigestible fibers that are in the mushrooms. The chitin can cause a lot of gastric distress, particularly at the therapeutic level, even at the microdosing level for some . . . people . . . So we have some innovation around solving for that gastric distress. About 20, they think 25% of the people can have gastric distress when consuming psychedelic mushrooms, and we think we’re solving for that and we’re proving that out now.”	We have not conducted any research involving psychedelic mushrooms or psilocybin, and Charles River Labs has not conducted any such studies on our behalf, and have not conducted any research supporting statements that psychedelic mushrooms benefit brain health or human “betterment.” As we have not conducted any research involving psilocybin, or had such research conducted on our behalf, statements implying that we have discovered mechanisms to improve efficacy or increase neurogenesis or “build the brain” are not true. We also have not conducted any research regarding gastric distress caused by ingesting psychedelic mushrooms. All of our research to date involves functional mushrooms only, and any extrapolation of the results of our research to psychedelic mushrooms is pure conjecture and should not be relied upon. We have not conducted any surveys supporting statements that 25% of people experience gastric distress from ingesting psychedelic mushrooms.

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“Removing something from a Schedule I drug, where the government says that it has no medicinal value, to a Schedule III, where it does have medicinal value and can be used for those purposes, is not an easy task. It’s a big process, but there is a movement behind getting it done, and hopefully that can happen relatively quickly.”	We have not conducted research supporting statements that psychedelic mushrooms or psilocybin have medicinal value. Neither psychedelic mushrooms nor psilocybin have been approved for treatment of any disease or condition. The scheduling of controlled substances in the United States is governed by the DEA and the FDA, and we are not aware of any movement or proposed action by either the DEA or FDA to change psilocybin’s scheduling. There is no guarantee that psilocybin will ever be reclassified as a Schedule III controlled substance, or, if it is reclassified, that such reclassification will occur quickly.
“To work around [US] restrictions, [First Person]’s studies are being conducted at a Charles River site in Canada, where psilocybin is classified as a Schedule III drug. The company is also conducting research independently in Jamaica, where psychedelics are legal. The field of psychedelics research is rich with people who want to harness psychoactive compounds to improve human health and wellbeing.”	Statements that we have conducted, or are currently conducting, research involving psychedelics or psilocybin are not true. We are not conducting any research involving psychedelics or psilocybin in Jamaica or any other jurisdictions. Charles River Labs has also not conducted any research involving psychedelics or psilocybin on our behalf. We entered into a statement of work with Charles River Labs to conduct research involving psilocybin, but Charles River Labs has not yet started that research. Charles River Labs obtained the necessary permits from Health Canada to import psilocybin for the studies, but Charles River Labs has not obtained all of the necessary components to perform the research. If and when Charles River Labs obtains the necessary components for the tests, then Charles River Labs will commence two studies pursuant to the terms of the statement of work, with research and development efforts focused on isolating and studying the individual psychoactive components of mushrooms.
“Well, our company is, we are not only in psychedelics – we also are in functional mushrooms. So we have a functional mushroom operation in the Pacific Northwest where we grow lion’s mane, cordyceps, reishi, . . . , turkey tails, etc. for the nutraceutical market. And we supply some other brands for that and our own consumer brand, which we’re launching this year, which has to do with cognitive performance, social connectivity, and just better brain health from the legal functional mushroom side currently in the United States.”	We have not commenced any operations involving psychedelics. We only grow lion’s mane, cordyceps, and reishi; therefore, statements implying that we grow turkey tail or any other varietals of functional mushrooms other than lion’s mane, cordyceps, and reishi are not true. While we currently include our lion’s mane mushrooms in certain of our consumer products, none of our consumer products include our reishi or cordyceps grown at our facility. Any reishi or cordyceps included in our consumer products are sourced from third parties. The statement that other brands include our functional mushrooms in their nutraceuticals is not substantiated. While our functional mushroom extracts are available for purchase by third parties, including other nutraceutical brands, we are not aware of any third parties using our functional mushroom extracts in their nutraceuticals and we have not entered into supply contracts with any third parties.

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“[Legalization of psychedelic mushrooms is going to follow a similar path to that of marijuana.] The difference is that psychedelics also have this whole pharmaceutical version that will push towards a faster federal legalization than what cannabis did. There didn’t prove to be a synthetic cannabis that worked, that someone could patent and then put in a pharmaceutical application and have it prescribed, [and] that has led to, you know, 24 years of state legalization with no federal legalization. The breakdown on psychedelics in their efficacy and proof in the therapeutic and medicinal and PTSD is going to prove the federal legalization out in a quicker manner, I believe. . . . [N]ext is the . . . continued research that’s going to prove it out. So . . . MDMA for PTSD seems to be on a fast track to happen in the United States potentially this year.”	The current federal constraints on psychedelics may never be removed. If psychedelics are legalized in the United States, the pathway for such legalization is unpredictable and it is not possible to substantiate statements that the legalization of psychedelics will follow a similar path as the legalization of marijuana, or that such legalization will occur more quickly than the legalization of marijuana. We have not conducted any research proving that psychedelics are efficacious, are “therapeutic” or “medicinal,” or are effective in the treatment of PTSD. Conclusions of efficacy are within the sole authority of the FDA or equivalent foreign regulator. We have no evidence that the legalization of MDMA is on a “fast track.” Despite the speaker’s statement that MDMA may be legalized as soon as the 2022 calendar year, MDMA has not been legalized for any purpose, including treatment of PTSD, and there is no guarantee that any legislation legalizing or decriminalizing MDMA will ever be enacted.
Date: 2022-07-21 - With Magic Mushrooms, Small Businesses Lead, Hoping Laws Will Follow – by Michele Lhooq – Online article appearing on Bloomberg which contains several quotes from the Claussens submitted to the author

“We saw some amazing results and started microdosing ourselves and sharing with our friends,” Joe [Claussen] says. “People were saying that it’s curing their migraines, and they feel better with their kids.”	We have not commenced any operations involving psychedelics and have not distributed any psilocybin for microdosing. We have not conducted any research involving psychedelics or microdosing, including research regarding whether microdosing has positive effects on the treatment of migraines or makes people “feel better.”
“First Person now sells capsules of functional mushrooms and other nootropics with alleged ‘brain-enhancing’ attributes that target neurotransmitter pathways. “	We have no evidence that our products contain “brain-enhancing” attributes or that such attributes are able to target neurotransmitter pathways.
“First Person has also filed for patent applications and has a pending Drug Enforcement Administration license to grow mushrooms in the US. Legalization, Chris [Claussen] says, ‘is going to be a sh-tshow with 10,000 brands trying to create a name for themselves. We’re creating a larger brand from the ground up, going from spore to store.’”

The statement that we have a “pending Drug Enforcement Administration license to grow mushrooms in the US” is not true. We have not yet applied for a DEA license to grow and research psilocybin mushrooms and do not expect to apply until, and unless, we obtain approval from the WDOH to conduct psilocybin research at our Olympia, Washington facility. We filed an application with the WDOH on July 12, 2021, but our application has not yet been acted on in the two years since it was filed. If the WDOH approves our application, then we intend to utilize such registration to apply for licensure with the DEA to make our facility in Olympia, Washington a licensed psilocybin facility. The approval process with the DEA is expected to take at least two to three months from when we initially submit an application with the DEA, but could take much longer. The WDOH and the DEA may deny applications in their sole discretion. While the statement implies that psychedelic mushrooms and psilocybin will be legalized in the United States, there is no guarantee that psychedelics or psilocybin will ever become legal in the United States, there is no guarantee that the current federal constraints on psychedelics and psilocybin will ever be removed. The claim that we are creating a “larger brand” cannot be substantiated, as we do not know the extent of efforts and market share of many of our current or future competitors.

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Date: 2022-10-17 -
Study: Mushrooms Could Help Prevent Alzheimer’s | Morning in America – by NewsNation – Segment from morning newscast hosted by Adrienne Mankert broadcast live on TV and available on YouTube, with the Claussens appearing as guests

Host: “In this morning’s health alert, we want to talk about a mushroom. It is known for helping cognitive brain function pretty key research here. It’s called lion’s mane and the demand for this is growing. Studies indicate it is chock full of vitamins and minerals. But what is catching the attention of two brothers is its potential to possibly help prevent Alzheimer’s disease.”

We do not know the specific studies referenced by the host, and we have not conducted any research supporting statements that lion’s mane mushroom helps cognitive function, is “chock full” of vitamins and minerals, or is effective in preventing Alzheimer’s disease.

Host: “When you say Alzheimer’s prevention, that could be critical. Chris [Claussen], let me start with you. I understand you have a family history that prompted you both to start this company. Tell me about that.”

Company Rep: “That’s right. When we were younger, our grandfather actually went through Alzheimer’s disease and more recently, our father also suffered from it and passed away a couple years ago, now, from Alzheimer’s disease. And when that happened, Joe [Claussen] and I really, first hand, got to see how big a tragedy it is. And really motivated us to research and find out how we cannot be next in that in the lineage of this disease.”

Despite the implication from the statements that the purpose of the Company is to research Alzheimer’s disease and develop products to assist with preventing Alzheimer’s disease, we do not intend to market any of our products for medical use, and we have not conducted any research supporting statements implying that lion’s mane mushrooms or any of our products are effective in preventing Alzheimer’s disease or to how to avoid suffering from Alzheimer’s disease when it runs in a family.

Company Rep: “Lion’s mane mushroom has been shown to increase a nerve growth factor called BDNF which increases myelination and encourages new growth of neurons, even as we age. So this is a very important factor in our brain that really is only produced when we do like high intensity interval training or, in particular, when you eat these mushrooms. So it’s very powerful and crosses the blood-brain barrier very naturally, increases the growth of neurons.”	We have not conducted any research showing that Lion’s mane increases BDNF, including research supporting statements that BDNF increases myelination or neurogenesis or crosses the blood-brain barrier “very easily” or “very naturally,” or that either ingesting lion’s mane or doing high intensity interval training increases BDNF production (or that those are the only activities that do so).
Company Rep: “There is benefit in eating lion’s mane mushrooms themselves, obviously.”

We have not conducted any research supporting statements that lion’s mane mushrooms provide any health benefits and are not aware of substantiation for the claim that there is obviously a benefit in eating lion’s mane mushrooms themselves.

Host: “[T]he studies show that lion’s mane contains these two chemicals that are specifically helping with brain cells. Walk us through what they are and what they’re doing.”

Company Rep: “So, you know, specifically in lion’s mane, there’s benefits both to the fruiting body and to the mycelium. These compounds that are in the hericium, that are in the lion’s mane mushrooms, as Joe [Claussen] said, really gets, crosses the blood-brain barrier, increases BDNF. There’s also evidence that it is an anti-inflammatory, which is very critical for brain health. Inflammation in the brain is one of big factors of cognitive decline.”

We have not conducted any research, nor are we aware of any evidence, supporting statements that lion’s mane mushrooms cross the blood-brain barrier, increase BDNF production or act as an anti-inflammatory, or that inflammation in the brain is a big factor in cognitive decline.

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Host: “What do you tell people who may be concerned about the risk, especially something that is not FDA approved, which many supplements are not, about what they need to know before they take something like this?”

Company Rep: “Well, this is all FDA-approved ingredients in our supplements. These mushrooms and other nutraceuticals and botanicals that have specific purposes towards brain health -- brain health is a multi-modal thing. So you have to you have to live a brain health lifestyle. You’re not going to get in one pill or in one supplement, although they can help. But make sure that you do your research, that you’re getting it from a reliable source with the studies and the data behind it and the science.”

While all of the ingredients in our products are FDA approved individually for consumption, none of our consumer products have been evaluated by the FDA, there are no FDA-approved medical uses for lion’s mane or any other functional mushrooms, nor are we aware of proof that our functional mushrooms can promote brain health. None of our products are intended to diagnose, treat, cure, or prevent any disease. We do not intend to market any of our products for medical use.

Host: “Well, Chris [Claussen] and Joe [Claussen], I applaud your efforts in trying to help prevent what has been just a tragic disease for so many families like yours.”	While the host’s statement implies that our products are intended to help prevent Alzheimer’s disease, there is no evidence that consuming any of our products will prevent Alzheimer’s disease or any other diseases. We do not intend to market any of our products for medical use, and all of our consumer products include a disclaimer that they have not been evaluated by the FDA and are not intended to diagnose, treat, cure, or prevent any disease.

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